UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to §240.14a-12

ORMAT TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Proxy Statement

Subject to completion, dated March 15, 2024

ORMAT

2024 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ORA
LISTED
NYSE
ORA
LISTED
NYSE
NEW YORK STOCK EXCHANGE

In 2023, the Company’s Management celebrated the 20th Anniversary of Ormat Technologies, Inc.’s Listing on the New York Stock Exchange (NYSE) by ringing the Opening Bell.

MISSION	Being a global leader and provider of renewable energy, while building a geographically balanced portfolio of geothermal, recovered energy and storage assets.
VALUES	CONSTANT RENEWAL
We continually seek new challenges, advance new technologies, enter new fields and test new business models.
COURAGE
We act with the certainty that comes from knowledge, experience, prudent risk management and an unwavering focus on delivering the best results for our clients.
STABILITY
It defines our workforce, technologies, products, facility performance and our firm financial foundation.
FULL COMMITMENT
We are fully committed to our stakeholders and to building a sustainable future.
CREATIVITY
We understand and fully appreciate the uniqueness of the customers we serve and the vital role creativity plays in finding the right solutions.

A LETTER FROM OUR CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

March [27], 2024

DEAR STOCKHOLDER,

2023 was another successful year for Ormat. During 2023, our annual net income attributable to the Company’s stockholders increased by 88.9% and our total annual revenues increased by 13.0% compared to 2022. Our annual product segment revenues grew 87.3%, our electricity segment grew 5.5% and our energy storage segment declined 6.8% compared to 2022. Our global portfolio reached 1,385MW at the end of 2023, representing a 19.6% increase compared to 2022, and includes 82MW added from new energy storage facilities, 57MW added from new geothermal and solar assets, 100MW added from newly acquired assets and a 12MW reduction in our operating geothermal assets. This expansion aligns with our multiyear capacity expansion targets and further strengthens our earnings generation capabilities in 2024 and beyond.

Our strong results in 2023 were the result of the successful operation of new projects that we launched in 2022 and the commercial operation of our geothermal, solar PV and energy storage portfolio throughout the year. In addition, in May 2023, we successfully brought our Heber 1 power plant in California back online following a shutdown due to a fire incident that occurred in February 2022. The Heber complex is now generating approximately 91MW.

20th Year of Trading on the NYSE

As we reflect on 20 years of trading on the NYSE, I am proud of what we have accomplished, and am particularly proud of the Company’s continued growth in developing and providing geothermal, storage and other renewable resources across the globe. As a market leader in the geothermal industry, Ormat’s efforts and successes have contributed to the deeper development of clean, renewable energy production, globally.

- Doron Blachar, CEO

In 2024, we expect to continue capturing the benefits of our successful growth strategy, further expand our capacity in the electricity and storage segments and increase our revenues. We are committed to investing in high-quality geothermal and energy storage assets to position us for continued growth, while also contributing to the global push to reduce greenhouse gas (“GHG”) emissions and utilize the worlds renewable energy resources.

Our core business operations are dedicated to addressing critical energy resilience and climate challenges and we are currently benefiting from the tailwinds supporting domestic geothermal and energy storage driven by such global decarbonization efforts.

We remain firm in our dedication to delivering value to our stockholders and advancing sustainable communities and economies in the regions in which we operate.

In 2023, we issued a comprehensive sustainability report for 2022 in accordance with the Global Reporting Initiative (“GRI”) Standards and the standards of the Sustainability Accounting Standards Board (“SASB”). This was the Company’s fifth sustainability report written according to the GRI standards and the third guided by SASB’s requirements and recommendations. During 2022, we saw an impressive 19% reduction in our annual average Scope 1 and 2 GHG emissions and a 25% reduction in GHG emissions intensity, compared to our 2019 baseline levels.

As a renewable energy company with unique geothermal technology, we believe that renewable energy providers like us play a pivotal role in the global fight against climate change. We offer communities around the world a clean, reliable and sustainable power source. We take this role very seriously and are proud of our dedicated and talented workforce and their commitment to Ormat’s mission. We see a bright future at Ormat and appreciate your trust and confidence in our company.

Thank you for your investment in Ormat.

Isaac Angel Chairman of the Board	Doron Blachar Chief Executive Officer

ORMAT TECHNOLOGIES, INC.  |  2024 PROXY STATEMENT

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PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	59
Appointment Of Independent Registered Public Accounting Firm	59
Audit And Non-Audit Fees	59
Audit Committee Pre-Approval Procedures For Independent Registered Public Accounting Firm	60
Audit Committee Report	60
PROPOSAL 4 – APPROVAL OF AMENDMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS	61
PROPOSAL 5 – APPROVAL OF AMENDMENT TO THE COMPANY’S SECOND AMENDED AND RESTATED 2018 INCENTIVE COMPENSATION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED THEREUNDER	63
TRANSACTIONS WITH RELATED PERSONS	71
Transactions With ORIX	71
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS	73
EQUITY COMPENSATION PLAN INFORMATION	74
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	75
DELINQUENT SECTION 16(A) REPORTS	76
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	77
OTHER MATTERS	80
OTHER INFORMATION	80
Householding Of Proxies	80
Additional Filings	80
Annual Report To Stockholders	80
Stockholder Proposals For 2025 Annual Meeting Of Stockholders	81
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	82
Helpful Resources	A-1

ORMAT TECHNOLOGIES, INC.  |  2024 PROXY STATEMENT

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NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on May 8, 2024 at 3:00 p.m., Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

This summary highlights information about the Company and certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

DATE Wednesday, May 8, 2024	TIME 3:00 P.M., Eastern Daylight Time	LOCATION Virtual at https://web.lumiagm.com/251938693	RECORD DATE March 14, 2024

VOTING MATTERS AND BOARD RECOMMENDATIONS

	Proposal	Board Vote Recommendation	Page
Proposal 1	Election to our Board of Directors of the nine director nominees	FOR each of the nominees	15
Proposal 2	Advisory vote on the compensation for our named executive officers	FOR	32
Proposal 3	Ratification of the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm	FOR	59
Proposal 4	Approval of an amendment to the Company’s Certificate of Incorporation	FOR	61
Proposal 5	Approval of an amendment and restatement of the Company’s 2018 Incentive Compensation Plan	FOR	63

Stockholders will also transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

WHO CAN VOTE: The record date for the Annual Meeting is March 14, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

VOTING: Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, as well as by telephone or by mail, or otherwise virtually at the Annual Meeting. Please review the instructions on the proxy card (or, if you hold your shares in “street name” through a broker, bank or other nominee, voting instruction form) regarding each of these voting options.

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CASTING YOUR VOTE

	How to Vote	Stockholders of Record (Shares registered in your name with Ormat’s transfer agent)	Street Name Holders (Shares held through a broker, bank or other nominee)
Internet	Visit the applicable voting website and follow the on-screen instructions.	www.voteproxy.com	Refer to voting instruction form.
Telephone	Within the United States, U.S. Territories and Canada, call toll-free.	+1 (800) 776-9437	Refer to voting instruction form.
Mail	Complete, sign and mail your proxy card (if a stockholder of record) or voting instruction form (if a street name holder) in the self-addressed envelope provided to you.
Virtually	Attend the Annual Meeting and cast your vote on the meeting website.	https://web.lumiagm.com/251938693, password ormat2024	Refer to voting instruction form.

If you own shares that are traded through the Tel Aviv Stock Exchange (“TASE”), you may vote your shares in one of the following ways:

•	By Mail / E-Mail. Complete, sign and date the proxy card and attach to it an ownership certificate from the TASE Clearing House member through which your shares are registered (i.e., your broker, bank or other nominee), indicating that you were the beneficial owner of the shares as of the record date of March 14, 2024, (the “Record Date”), and return the proxy card, along with the ownership certificate, by mail, to the Company’s registered office, 1 Shidlovsky Street, Yavne 8122101, Israel, or by e-mail, to corporate_secretary@ormat.com, to be received no later than 6:59 a.m., Israel time, on Wednesday, May 8, 2024. If the TASE member holding your shares is not a TASE Clearing House member, please make sure to include an ownership certificate from the TASE Clearing House member in which name your shares are registered.

•	By Voting Electronically. Vote your shares through the electronic voting system of the Israel Securities Authority (https://votes.isa.gov.il), subject to proof of ownership of the shares on the Record Date, as required by law. Voting through the electronic voting system will be allowed until 6:59 a.m., Israel time, on Wednesday, May 8, 2024. You may receive guidance on the use of the electronic voting system from the TASE member through which you hold your shares.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

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By submitting your proxy using any of the methods specified in the Notice, you authorize each of Doron Blachar, our Chief Executive Officer, Assaf Ginzburg, our Chief Financial Officer, and Jessica Woelfel, our General Counsel, Chief Compliance Officer, and Corporate Secretary, to represent you and vote your shares at the Annual Meeting in accordance with your instructions. You may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

By Order of the Board of Directors.

JESSICA WOELFEL

General Counsel, Chief Compliance Officer and
Corporate Secretary

March [27], 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2024:

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“Fiscal 2023”), via the Internet at https://www.astproxyportal.com/ast/13766, as well as how to vote online or by telephone. We are first making this Proxy Statement and the accompanying materials available to our stockholders on or about March [27], 2024.

| CD4 Power Plant, Mammoth, California

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2024 PROXY STATEMENT SUMMARY

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat” or the “Company”) is making this Proxy Statement available to you in connection with the solicitation of proxies on its behalf for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on May 8, 2024 at 3:00 p.m., Eastern Daylight Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast.

This summary highlights information about the Company and certain information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

WHO WE ARE

At Ormat, we’re always on, delivering renewable power and energy solutions to our customers around the clock and around the world. Clean, reliable energy solutions provided from geothermal power, recovered energy, as well as solar photovoltaic (“PV”) and energy storage solutions, is our expertise, commitment and focus.

With over five decades of experience, Ormat is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. Ormat owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter—a power generation unit that converts low-, medium- and high-temperature heat into electricity. Ormat has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,200MW of gross capacity, including geothermal and REG sites, as of December 31, 2023. Ormat leverages its core capabilities in the geothermal and REG industries and its global presence to expand its activities in clean energy production and energy storage solutions.

Ormat’s current total generating portfolio is 1,385MW with a 1,215MW geothermal solar PV and REG generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and an 170MW energy storage portfolio that is located in the U.S. We are motivated to identify our opportunities and risks with respect to climate change and take efforts to reduce our environmental impact as it relates to climate, water use, and waste reduction. Our geothermal power plants have significantly lower emissions of carbon dioxide compared to power plants that run on coal or other fossil fuels and provide a consistent and stable power supply, making them an ideal source of renewable ‘baseload’ power.

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At the core of our business strategy, we strive to advance a number of goals and work toward accomplishing them in several ways:

1	2	3	4	5	6

Increasing clean energy production capacity

We aim to deliver more renewable energy through the development and construction of new geothermal power plants to both our own portfolio and to third parties, expansion of our geographical reach, and acceleration of our energy storage assets.

Promoting innovation in all our activities

We strive to establish and operate our sites in the most innovative way, and our R&D department regularly searches for innovations to improve the efficiency of our operations, including environmental performance, at existing and new sites.

Maintaining synergy with the communities in which we operate

We work to understand the needs and concerns of local communities near our sites, and to build lasting relationships and community engagement programs that meet their needs.

Prioritizing and developing our people We strive to provide a diverse and inclusive working environment where employees can fulfill their professional goals, and to instill a safe workplace culture.

Commitment to a fair supply chain

We see great importance in managing a fair supply chain and working with suppliers and business partners with good human rights practices, and we are committed to complying with applicable laws and human rights commitments.

Strong values for solid governance

We strive to conduct our business everywhere with honesty and integrity, and we believe candor, openness, and fairness must be demonstrated by every Ormat employee, manager, and director at all times.

Ormat has been sustainably generating power since 1965, and we remain committed to providing renewable energy safely, economically, and in an environmentally responsible manner. We are committed to accomplishing our goals in a transparent, ethical manner that supports the development and growth of our employees, partners, investors, and the communities in which we operate. As such, a focus on environmental, social, and governance (ESG) issues is part of our DNA, and we seek to ensure that our business and ESG strategies are fundamentally aligned. We previously set a target of five percent annual average absolute reduction in Scope 1 (direct emissions) and Scope 2 (indirect emissions) GHG emissions measured against the 2019 base levels and exceeded this target in 2020, 2021 and 2022.

Due to our growth and expected future growth both in the geothermal and energy storage segments, we determined in 2023 to set an intensity reduction goal, as opposed to an absolute reduction goal, which we believe is better suited to our emissions profile. Our target is now five percent annual reduction in Scope 1 and 2 GHG emissions intensity (tCO 2e/MWh) compared to our 2019 base year.

Establishment of ESG Committee in 2023

In 2023, the Board of Directors established an ESG Committee as part of the Company’s commitment to environmental, social and governance matters, with a particular emphasis on environmental matters.

We also align our disclosures with the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”), as well as with the GRI Standards and SASB standards.

We report our progress on environmental goals and commitments annually in our Sustainability Reports, including, but not limited to, our climate change mitigation measures, biodiversity conservation, and water management efforts. A copy of our most recent Sustainability Report is accessible, free-of-charge, in the Sustainability section of our website at www.ormat.com. The contents of our website, including the Sustainability Reports, are not part of or otherwise incorporated by reference into this Proxy Statement.

At Ormat, we are committed to the advancement and development of people—both our employees and the members of the communities where we operate. We are dedicated to creating a work environment that is diverse and inclusive, based on the principles of equality for all people. We believe diversity, equity, inclusion, and belonging (DEIB) is a key component for developing innovative, diverse ideas and for supporting every employee in reaching their individual potential. As of December 31, 2023, we employed 1,576 employees and are committed to hiring from local communities.

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Key Highlights

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Strategic Highlights

•	Completed a 6MW upgrade to the Dixie Valley power plant in Nevada, which allows the Company to maximize its favorable long-term power purchase agreement.
•	Completed the 6MW Brady solar facility that supply the auxiliary needs of the Brady geothermal power plant and thereby increasing the net geothermal power sold to the grid.
•	Successfully resumed operations at the Heber 1 power plant in California, after the plant temporarily shut down due to a fire incident that occurred in February 2022.
•	Received Hawai‘i Public Utilities Commission’s approval of the Power Purchase Agreement between Puna Geothermal Venture (PGV) and Hawaiian Electric. The approval follows PGV’s completion and submission of its final environmental impact statement for operations in Puna, Hawai‘i.
•	Completed the acquisition of contracted operating geothermal and solar assets from Enel Green Power North America, which includes two contracted operating geothermal power plants and one triple hybrid geothermal, solar PV and solar thermal power plant with a total geothermal capacity of approximately 40MW and Solar PV of 20MW, two Solar assets with a total nameplate capacity of 40MW, and two greenfield development assets. The acquisition is expected to advance Ormat’s Electricity segment growth plans and further strengthen the Company’s presence in the U.S. renewable energy sector.
•	Signed a 25-year power purchase agreement with Dominica Electricity Services Ltd. for the development of a 10MW binary geothermal power plant in the Caribbean country of Dominica.
•	Secured a 15-year fixed price Storage service agreement with San Diego Community Power for the 20MW/40MWh Pomona 2 Energy Storage System located in Los Angeles County, California.
•	Secured an EPC contract with Mercury to construct and supply a 56MW geothermal power plant at Ngatamariki, New Zealand.
•	Signed an agreement with Eastland Generation Limited to build a 50MW power plant in New Zealand.
•	Commenced commercial operations at five battery storage facilities for 82MW/102MWh of combined capacity, with these projects becoming eligible for investment tax credits, which will allow the Company to reduce its income taxes and significantly improve the economics of these projects.
•	Commenced commercial operation of the 25MW North Valley project in Nevada. This project is selling energy to NV Energy under a 25-year long term contract.

ESG Highlights*

ENVIRONMENT	19% Absolute reduction in Scope 1 and 2 GHG emissions compared with 2019 baseline
25% Reduction in GHG emissions intensity (tCO2e/MWh) compared with 2019 baseline
$431M Green convertible bonds
SOCIAL	More than 30% women on the global Executive Management team
25.3 Training hours per employee
0.7 Total Recordable Incident Rate (TRIR)
Approximately 2% of net income donated to communities
GOVERNANCE	Our corporate governance practice is defined by honesty, openness and fairness
We are constantly improving our governance and our level of disclosure on related topics, such as anti-corruption, executive remuneration and regulatory compliance
ESG Board committee established in 2023
33% Female representation in our current Board of Directors (and 44% counting all of our nominees)
3 out of 5 Board committees are led by women

*	Environmental and social data is taken from our most recent sustainability report, which provides information as of 2022.

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OUR EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. The following sets forth certain information with respect to our executive officers as of March [27], 2024. Aggregate information regarding the Board throughout this section assumes Ms. Barniv’s election.

Age 56 Chief Executive Officer
DORON BLACHAR

Doron Blachar has served as our Chief Executive Officer since July 1, 2020. Prior to that, Mr. Blachar served as the Company’s Chief Financial Officer from April 2013 to May 2020 and as President from November 2019 to July 2020. From 2011 to 2013, Mr. Blachar served as a member of the board of A.D.O. Group Ltd., a TASE-listed company. From 2009 to 2013, Mr. Blachar was the CFO of Shikun & Binui Ltd. From 2005 to 2009, Mr. Blachar served as Vice President—Finance of Teva Pharmaceutical Industries Ltd. From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President—Finance from 2002 to 2005. Mr. Blachar earned a BA in Accounting and Economics and an MBA from Tel Aviv University. He is also a Certified Public Accountant in Israel.

Age 48 Chief Financial Officer
ASSAF GINZBURG

Assaf Ginzburg has served as our Chief Financial Officer since May 10, 2020. Since October 2022, Mr. Ginzburg has served as a member of the board of Ithaca Energy plc, a company listed on the London Stock Exchange. Mr. Ginzburg also held several positions, including Executive Vice President and Chief Financial Officer of Delek US Holdings, Inc. (NYSE: DK) and Delek Logistics Partners, LP (NYSE: DKL) from 2013 to 2017 and from 2019 to May 2020, and has over 15 years of experience in the energy industry. Mr. Ginzburg earned a BA in Economics and Accounting from Tel Aviv University, and he has been a member of the Israeli Institute of Certified Public Accountants since 2001.

Age 62 Executive Vice President— Electricity Segment
SHIMON HATZIR

Shimon Hatzir has served as Executive Vice President—Electricity Segment since April 1, 2021. Mr. Hatzir served in various roles at the Company for 32 years, most recently, beginning in October 2018 as General Manager of our Energy Storage segment. Previously, Mr. Hatzir has served as Executive Vice President, Engineering and Research and Development at the Company. Mr. Hatzir holds a Bachelor of Science in Mechanical Engineering from Tel Aviv University as well as a Certificate from the Executive Management Program at Technion Israel Institute of Management.

Age 59 Executive Vice President— Energy Storage and Business Development
OFER BEN YOSEF

Ofer Ben Yosef has served as our Executive Vice President—Energy Storage and Business Development since January 1, 2021. From April 2020 until January 2021, Mr. Ben Yosef served as our Executive Vice President—Business Development, Sales and Marketing. From 2008 to 2020, Mr. Ben Yosef served as a Division President at Amdocs Ltd. From 2000 to 2008, Mr. Ben Yosef served at other operational roles at Amdocs Ltd. From 1996 to 2000, Mr. Ben Yosef served as IT manager at AIG Israel. He earned a BA in Earth Science from Bar Ilan University, a BA in Software Development from Tel Aviv University and an MBA from Bar Ilan University.

Age 47 General Counsel, Chief Compliance Officer, and Corporate Secretary
JESSICA WOELFEL

Jessica Woelfel has served as our General Counsel and Chief Compliance Officer since January 25, 2022, and has served as our Corporate Secretary since November 2, 2022. Ms. Woelfel previously served as our Interim General Counsel and Chief Compliance Officer from March 2021 to January 2022, and as Vice President, U.S. Legal for the Company’s business in the United States from January 2019 to March 2021. Ms. Woelfel has more than 20 years of legal experience and, prior to joining the Company, was a partner at McDonald Carano LLP, in Reno, Nevada from 2010 to 2018 and an associate at Sonnenschein, Nath and Rosenthal LLP in San Francisco, California. Ms. Woelfel holds a Bachelor’s degree from the University of California, Berkeley and a J.D. from the University of California, Hastings College of Law.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board recommends a vote FOR each director nominee. See Page 15

Board Nominees

You are being asked to vote on the following nine nominees for directors to serve on our Board for a one-year term expiring at the 2025 Annual Meeting of Stockholders. Information about each director’s experiences, qualifications, attributes and skills can be found in the sections below titled “Proposal 1 – Election of Directors” and “Our Board’s Skills, Experience and Backgrounds.” Aggregate information regarding the Board throughout this section assumes Ms. Barniv’s election.

				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating & Corporate Governance	Investment	ESG
Isaac Angel	67	2020
Ravit Barniv	60	—
Karin Corfee	63	2022
David Granot	77	2012
Michal Marom	54	2022
Mike Nikkel	59	2021
Dafna Sharir	55	2018
Stanley B. Stern+	66	2015
Byron G. Wong	72	2017
Chairman of the Board
Chair of Committee
+	Lead Independent Director

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Our Experienced and Balanced Board

Board Skills and Experience
Senior Leadership and Strategy Experience as a senior executive at a large organization	9/9
Public Company Corporate Governance Experience serving on the board of a public company and/or a strong understanding of corporate governance best practices	7/9
Finance and Accounting Experience in financial accounting and reporting, auditing processes and standards, internal controls and/or corporate finance	9/9
Capital Markets Experience with a range of capital raising transactions	6/9
ESG Experience with corporate social responsibility practices, including sustainability	5/9
Capital Projects Experience overseeing, managing or advising on large-scale capital projects	5/9
Business Development Experience with developing and implementing strategies for growth, including M&A transactions	8/9
Energy Industry Experience in the energy, power generation, renewables and/or utility sectors	6/9
International Business Experience with managing international operations	5/9
Information Technology/Cybersecurity Experience in information technology, including the importance of maintaining stakeholder trust through protecting their information	5/9

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Corporate Governance Highlights

Our commitment to good corporate governance is reflected in several practices of our Board of Directors and its committees, as described below.

Board independence	All directors are independent, other than Mr. Angel, our former CEO, and all committees are made up of independent directors.
Executive sessions	Independent members of the Board and each of the committees meet regularly in executive session with no members of management present.
Board evaluation	Each of the Board and its committees evaluates and discusses its respective performance and effectiveness annually.
Engagement with stockholders	The Board and management value the perspectives of our stockholders and work to provide our stockholders with continuous and meaningful engagement.
Director accountability	All directors must be elected annually, by majority vote of the stockholders (except in contested elections, where they are elected by plurality).
Time commitment	We maintain stringent internal over-boarding standards for our directors, which reflect the standards of ISS and Glass Lewis. None of our directors is currently over-boarded under such standards.
Compensation review	The Compensation Committee reviews the appropriateness of our executive officer and director compensation.
Risk oversight	The Board and committees regularly review their oversight of risk and the allocation of risk oversight among the committees.
Board refreshment	Subject to certain exceptions, directors will not be nominated for re-election to the Board if they have served on the Board for more than 15 years at the time of such proposed nomination.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recommends a vote FOR this proposal. See Page 32

PROPOSAL 3: AUDITOR RATIFICATION

The Board recommends a vote FOR this proposal. See Page 59

PROPOSAL 4: AMENDMENT TO CERTIFICATE OF INCORPORATION

The Board recommends a vote FOR this proposal. See Page 61

PROPOSAL 5: AMENDMENT AND RESTATEMENT OF 2018 ICP

The Board recommends a vote FOR this proposal. See Page 63

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of nine members. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the following slate of nominees for a one-year term expiring in 2025: Isaac Angel, Ravit Barniv, Karin Corfee, David Granot, Michal Marom, Mike Nikkel, Dafna Sharir, Stanley B. Stern, and Byron G. Wong. Hidetake Takahashi has not been nominated for re-election and will serve until the expiration of his current term at the Annual Meeting; Mr Takahashi was previously nominated by ORIX, whose nomination rights were reduced as a result of its equity sell-down in 2023. For more information, see “Transactions with Related Persons--Transactions with ORIX.” The Board, based upon the recommendation of the Nominating and Corporate Governance Committee, determined to nominate Ravit Barniv to serve as a director if she is elected by our stockholders at the Annual Meeting. Action will be taken at the Annual Meeting for the election of these nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of Isaac Angel, Ravit Barniv, Karin Corfee, David Granot, Michal Marom, Mike Nikkel, Dafna Sharir, Stanley B. Stern, and Byron G. Wong, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election, the persons named in the proxy will have the right to use their discretion to vote for a substitute in accordance with SEC rules.

Election of each director nominee requires the affirmative vote of the holders of a majority of votes cast for the election of each director at the Annual Meeting. Abstentions and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2024

The following information describes the offices held and other business directorships of each nominee required to be disclosed by SEC rules. Beneficial ownership of equity securities of the nominees is shown under the section entitled “Security Ownership of Certain Beneficial Owners and Management” below.

Age 67 Member of our Board since July 2020 Chairman of the Board
ISAAC ANGEL

DIRECTOR QUALIFICATIONS:

•  Extensive experience with our Company, management experience and institutional and strategic knowledge about our energy market, industry and our business

BACKGROUND:

Mr. Angel has served as Chairman of our Board since January 2021, and served as Executive Chairman of our Board from July 2020 to December 2020. Mr. Angel was also our CEO from 2014 to July 2020. Previously, Mr. Angel served as chairman of the board of directors of Gilat Satellite Networks Ltd. (Nasdaq: GILT), a U.S. public company, from March 2020 to March 2023, as a director of Frutarom Ltd. from 2008 until 2016 and Retalix Ltd. from 2012 until 2013, and as executive chairman of LeadCom Integrated Solutions Ltd. from 2008 to 2009. From 2006 to 2008, Mr. Angel served as Executive Vice President, Global Operations of VeriFone after it acquired Lipman Electronic Engineering Ltd. (“Lipman”), and from 1979 to 2006, he served in various positions at Lipman, including as its President and CEO.

ORMAT TECHNOLOGIES, INC.  |  2024 PROXY STATEMENT     15

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Age 60 Director Nominee Prior Member of our Board from November 2015 to May 2021 Independent Director
RAVIT BARNIV

DIRECTOR QUALIFICATIONS:

•  Extensive management and corporate governance experience

EDUCATION:

•  BA, Economics and Philosophy, Tel Aviv University

•  MBA, Finance, Tel Aviv University

•  MA, Governance, specialization in counterterrorism, IDC Herzliya (now Reichman University)

•  MBA, Healthcare Innovation, IDC Herzliya (now Reichman University)

BACKGROUND:

Ms. Ravit Barniv was previously a member of our Board from November 2015 until May 2021. Ms. Barniv previously served as the chairperson of the board of directors of Tnuva Group, the largest food group in Israel, from 2013 to 2015, as a board member of Clalit Health Care, Israel’s largest healthcare provider, from November 2016 to October 2022. She also served as a chairperson of the board of directors of Shikun & Binui Ltd., an infrastructure, real estate and renewable energy group in Israel, from 2007 to 2012, and as CEO of Netvision Communications, an internet service provider and provider of integration and telecommunication services, from 2001 to 2007.

Age 63 Member of our Board since June 2022 Independent Director • Audit Committee • ESG Committee (Chair)
KARIN CORFEE

DIRECTOR QUALIFICATIONS:

•  Depth of experience in the energy sector and expertise with strategic planning, renewables, energy storage and ESG

EDUCATION:

•  BS, Political Economy of Natural Resources, University of California at Berkeley

•  MS, Civil Engineering, Stanford University

BACKGROUND:

Ms. Corfee has served on the board of directors of ClimeCo, a privately held global sustainability company, since September 2021 and the Center for Resource Solutions, a non-profit that creates policy and market solutions to advance sustainable energy, since March 2015. She is also the founder and CEO of KC Strategies LLC, a business consultancy firm specializing in energy, climate and sustainability services since its founding in April 2021. Ms. Corfee is an energy, ESG and management consultant and director with over three decades of experience assisting large corporations, utilities, government agencies, and investors with clean energy transition strategies. Previous work experience includes serving as Vice President of Professional & Advisory Services at Kevala, Inc., a power grid analytics company, from October 2021 to June 2022 where she built their professional advisory services team. From October 2019 through April 2021, Ms. Corfee served as a Partner at Guidehouse, a management consulting firm, where she oversaw the firm’s western energy practice. Ms. Corfee also served as Managing Director at Navigant Consulting, Inc., a management consulting firm from 2011 to its acquisition by Guidehouse in October 2019. Ms. Corfee also served as a Vice President at KEMA, Inc. (now DNV), a global energy consultancy company, from 1998 to 2011. Prior to consulting, Ms. Corfee worked for electric and gas utilities in North America, including Pacific Gas and Electric Company, City of Palo Alto Utilities, and Union Electric Company (now Ameren Corporation).

Age 77 Member of our Board since May 2012 Independent Director • Nominating and Corporate Governance Committee • Investment Committee (Chair) • ESG Committee
DAVID GRANOT

DIRECTOR QUALIFICATIONS:

•  Extensive management, banking, and financial experience, and overall business knowledge

EDUCATION:

•  BA, Economics, Hebrew University

•  MBA, Hebrew University

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

•  Rav-Bariach (08) Industries Ltd. (retiring April 2024)

•  Bezeq The Israel Telecommunication Corp. Ltd.

•  M.L.R.N. Projects and Trading Ltd. (Chairman)

•  CLAL Insurance Enterprises Holdings Ltd.

BACKGROUND:

Mr. Granot currently serves on the boards of directors of Bezeq The Israel Telecommunication Corp. Ltd. (TASE:  BEZQ), M.L.R.N. Projects and Trading Ltd. (where he is Chairman of the board) (TASE: MLRN), CLAL Insurance Enterprises Holdings Ltd. (TASE: CLIS), and Rav-Bariach (08) Industries Ltd. (TASE: BRIH), which are all public companies in Israel. He also serves on the boards of directors of Sonol Israel Ltd., a private company in Israel. During the past five years, Mr. Granot served as a member of the boards of directors of the following non-U.S. public and private companies, for which he no longer serves as a director: Akerstein Ltd., Fritz Companies Israel T. Ltd. (chairman), Alrov (Israel) Ltd., Geregu Power Plc, Harel Insurance, Investments and Financial Services Ltd. (chairman of the Nostro investments committee), Calcalit Jerusalem Ltd., Tempo Beverages Ltd., and Protalix BioTherapeutics, Inc. (NYSE: PLX). From 2001 through 2007, Mr. Granot was the Chief Executive Officer of the First International Bank of Israel Ltd.

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Age 54 Member of our Board since June 2022 Independent Director • Audit Committee (Chair) • Compensation Committee
MICHAL MAROM

DIRECTOR QUALIFICATIONS:

•  Extensive corporate governance and financial experience

EDUCATION:

•  BA, Business, Israeli College of Management Academic Studies

•  MSF, Baruch College

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

•  Paz Oil Company Ltd.

•  REE Automotive Ltd.

BACKGROUND:

Ms. Marom has served on the board of directors and the audit and compensation committees of REE Automotive Ltd. (Nasdaq: REE), a U.S. public company, since July 2021 and is a current member of the board of directors of Paz Oil Company Ltd. (TASE: PZOL), a leading energy company in Israel that is publicly traded there. Additionally, she served as a director of Union Bank of Israel, which subsequently was acquired by Bank Mizrahi-Tefahot, and as the Chair of the Audit Committee of Halman Aldubi, an investment firm, which subsequently was acquired by The Phoenix Holdings Ltd. From 2011 to 2015, Ms. Marom served as the Chief Financial Officer of Linkury Ltd., an Israeli high-tech company she co-founded in 2011. She previously served on the boards of the following public and private Israeli companies: OPC Energy Ltd. (TASE: OPCE), the largest supplier of electrical power in Israel, Partner Communications Ltd. (TASE: PTNR), from 2021 to 2023, and Dan Transportation Ltd., from 2014 to 2022. Ms. Marom is a certified public accountant in Israel and also acts as a consultant providing strategic advice on business models and financial transactions.

Age 59 Member of our Board since May 2021 Independent Director • Compensation Committee • Investment Committee
MIKE NIKKEL

DIRECTOR QUALIFICATIONS:

•  Extensive experience in the energy and infrastructure sectors, across development, finance, legal and management

EDUCATION:

•  JD, University of Minnesota School of Law

BACKGROUND:

Mr. Nikkel currently serves as Senior Managing Director and Deputy Head of the Energy and Eco-Services Business Headquarters of ORIX, where he assists with global business development and management. Mr. Nikkel joined ORIX in 2016. He has held senior management positions in the energy and infrastructure sectors across development, finance, legal and management for more than 25 years. Mr. Nikkel started his career in the sector at the AES Corporation in 1996, where he became Vice President and Head of Business Development as well as Chief Financial Officer of the firm’s Asian operations before departing the company in 2003. Since that time, he has been Managing Director and a regional head at CLP Holdings, the Chief Executive Officer of a joint venture between CLP and the Mitsubishi Corporation, an Asia-based partner at private equity firm Global Infrastructure Partners, as well as the internal infrastructure and energy advisor to the Jardine Matheson and Astra International group of companies. He has previously served on a number of boards of directors and various committees, including the board and executive committee of Electricity Generating PLC of Thailand, a public company.

Age 55 Member of our Board since May 2018 Independent Director • Compensation Committee (Chair) • Nominating and Corporate Governance Committee
DAFNA SHARIR

DIRECTOR QUALIFICATIONS:

•  Extensive domestic and international financial and legal experience, specifically in mergers and acquisitions

EDUCATION:

•  BA, Economics, Tel Aviv University

•  LLB, Tel Aviv University School of Law

•  LLM, New York University School of Law

•  MBA, INSEAD

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

•  Cognyte Software Ltd.

•  Gilat Satellite Networks Ltd.

BACKGROUND:

Ms. Sharir has served on the board of directors of Gilat Satellite Networks Ltd. (Nasdaq: GILT), a U.S. public company, since 2016, on the board of directors and audit committee of Cognyte Software Ltd. (Nasdaq: CGNT), a U.S. public company, since 2022. She has also served on the board of directors of Minute Media Inc., a private company, since 2021. From 2013 to 2018, she served on the board of directors of Frutarom Industries Inc., and from 2012 to 2015, she served on the board of directors of Ormat Industries Inc., which was merged into Ormat Systems Ltd. (“Ormat Systems”) in February 2015. Since 2005, Ms. Sharir has served as a consultant, providing mergers and acquisitions advisory services, including with respect to due diligence, structuring, and negotiation, to public and private companies around the world. From 2002 to 2005, she served as Senior Vice President—Investments of AMPAL-American Israel Corporation, formerly a U.S. public company, and was responsible for all of its acquisitions and dispositions. From 1999 to 2002, she served as Business Development—Director of Mergers and Acquisitions at AMDOCS and was responsible for international acquisitions and equity investments.

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Age 66 Member of our Board since November 2015 Lead Independent Director • Audit Committee • Nominating and Corporate Governance Committee (Chair) • Investment Committee
STANLEY B. STERN

DIRECTOR QUALIFICATIONS:

•  Extensive management, strategic analysis, banking and financial experience across a broad spectrum of industries

EDUCATION:

•  BA, Economics and Accounting, City University of New York, Queens College

•  MBA, Harvard University

OTHER CURRENT PUBLIC COMPANY DIRECTORSHIPS:

•  Audiocodes, Inc. (Chairman)

•  Radware Ltd.

•  Tigo Energy, Inc.

BACKGROUND:

Mr. Stern is the Managing Partner of Alnitak Capital, which he founded in 2013 to provide board level strategic advisory services and merchant banking services, primarily to companies in technology-related industries. From 1981 to 2000 and from 2004 to 2013, he was a Managing Director at Oppenheimer & Co, where, among other positions, he was head of the investment banking department and technology investment banking group. He also held positions at Salomon Brothers, STI Ventures and C.E. Unterberg. Mr. Stern has served as chairman of the board of directors of AudioCodes, Ltd. (Nasdaq: AUDC), a U.S. public company, since 2012, and serves as a member of the board of directors of the following U.S. public and private companies: Tigo Energy, Inc. (Nasdaq: TIGO) since 2015 and Radware Ltd. (Nasdaq: RDWR) since September 2020. Mr. Stern previously served from 2015 to 2018 as the chairman of the board of directors of SodaStream International Ltd., a U.S. public company until its sale to Pepsico in 2018, and as a member of the board of directors of the following public and private companies, for which he no longer serves as a director: Given Imaging Ltd., Fundtech Inc., Tucows, Inc. (chairman), Polypid Ltd., Odimo, Inc, and Ekso Bionics Holdings, Inc. (lead Independent director).

Age 72 Member of our Board since July 2017 Independent Director • Audit Committee • ESG Committee
BYRON G. WONG

DIRECTOR QUALIFICATIONS:

•  Extensive experience and proficiency in understanding, developing and managing energy and power projects globally

EDUCATION:

•  BA, Economics, University of California, Los Angeles

•  MBA, University of California, Los Angeles

BACKGROUND:

Mr. Wong has been a private energy consultant following his retirement from Chevron Corporation (“Chevron”) at the end of 2012 after more than 31 years with Chevron, its affiliates and predecessor companies. While at Chevron, from 2001 to 2012, Mr. Wong was Senior Vice President — Commercial Development (Asia) for Chevron Global Power Company, managing a team of professionals in identifying and developing opportunities for independent power projects to monetize Chevron’s gas in the region, and also participating as a member of a decision review board for overseeing Chevron’s geothermal development opportunities in Indonesia and the Philippines. Prior to the merger with Chevron in 2001, Mr. Wong established and staffed the initial Asian office location for Texaco Power and Gasification in Singapore in 1999. Before moving to Singapore, from 1995 to 1999. Mr. Wong was based in London with Texaco Europe: first as the Director of New Business Development (Downstream) for Central/ Eastern Europe and Former Soviet Union, with primary responsibility for developing Texaco’s downstream entry into this region, and later, from 1998 to early 1999 as Vice President of Upstream Corporate Development for Europe, Eurasia, Middle East and North Africa, focusing on opportunities for upstream oil and gas mergers, divestments and acquisitions.

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OUR BOARD’S SKILLS, EXPERIENCE AND BACKGROUNDS

Board Highlights

6	directors with gender and/or ethnic or racial diversity	1	director former CFO

4	directors current or former CEOs	7	directors with international experience

Board Credentials and Diversity

In considering each director nominee, the Nominating and Corporate Governance Committee and the Board evaluated such person’s key qualifications, skills, experience and perspectives that he or she could bring to the Board, as well as existing commitments to other businesses, professional experience, understanding of the Company’s business environment and the composition and combined expertise of the existing Board. Certain of the skills considered by the Board are summarized in the matrix below. The fact that a particular qualification, skill, experience or perspective is not listed below does not mean that the nominee does not possess it or that the Nominating and Corporate Governance Committee and the Board did not evaluate it.

The Nominating and Corporate Governance Committee also considers traditional diversity factors such as age, gender and ethnic and racial background as set forth in the Company’s Corporate Governance Guidelines. In addition, under our Corporate Governance Guidelines, our Board shall at all times include a minimum of two female directors, subject to periods of director transitions. The Nominating and Corporate Governance Committee makes recommendations to the Board to ensure it is composed of directors with sufficiently diverse and independent backgrounds. The matrix below also provides additional information regarding our directors’ self-identified gender and race/ethnicity. Aggregate information regarding the Board throughout this section assumes Ms. Barniv’s election.

Board Skills and Experience
	Isaac Angel	Ravit Barniv	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Byron Wong
Senior Leadership and Strategy Experience as a senior executive at a large organization
Public Company Corporate Governance Experience serving on the board of a public company and/or a strong understanding of corporate governance best practices
Finance and Accounting Experience in financial accounting and reporting, auditing processes and standards, internal controls and/or corporate finance
Capital Markets Experience with a range of capital raising transactions
ESG Experience with corporate social responsibility practices, including sustainability
Capital Projects Experience overseeing, managing or advising on large scale capital projects
Business Development Experience with developing and implementing strategies for growth, including M&A transactions

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Board Skills and Experience
	Isaac Angel	Ravit Barniv	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Byron Wong
Energy Industry Experience in the energy, power generation, renewables and/or utility sectors
International Business Experience with managing international operations
Information Technology/Cybersecurity Experience in information technology, including the importance of maintaining stakeholder trust through protecting their information

Gender
	Isaac Angel	Ravit Barniv	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Byron Wong
Male
Female
Non-Binary

Race/Ethnicity
	Isaac Angel	Ravit Barniv	Karin Corfee	David Granot	Michal Marom	Mike Nikkel	Dafna Sharir	Stanley Stern	Byron Wong
Asian (excludes Indian/South Asian)
Black/African American
Caucasian/White
Hispanic/Latin American
Indian/South Asian
Middle-Eastern/North African
Native American/Alaskan Native
Native Hawaiian/Other Pacific Islander

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Board Tenure

The Nominating and Corporate Governance Committee strives to maintain a healthy degree of Board refreshment and prevent entrenchment, while weighing the strong contributions delivered by directors with deep knowledge of our Company’s history and strategic long-term goals. Our Board is periodically refreshed with the addition of candidates whom we believe bring new ideas and fresh perspectives into the boardroom. We have added four new directors since 2019. As shown below, the Board’s balanced approach to Board tenure has resulted in an appropriate mix of long-serving and newer directors (which reflects the composition of the Board following the Annual Meeting assuming the election of all director nominees).

HOW OUR BOARD IS SELECTED AND EVALUATED

Director Independence and Independence Determinations

The New York Stock Exchange listing standards require a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee to be independent. Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. The Board’s policy is to review and determine the independence of all incumbent directors annually, and to review and determine the independence of new director nominees and appointees when nominated or appointed.

The Board has established guidelines of director independence to assist it in making independence determinations, which conform to the independence requirements in the NYSE listing standards. In addition to applying these guidelines, which are set forth in our Corporate Governance Guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the independence guidelines, the Board will determine in its judgment whether such relationship is material.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that all of the director nominees and directors serving during Fiscal 2023, other than Mr. Angel, are independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and for purposes of applicable NYSE standards, including with respect to committee service.

Our Board has also affirmatively determined that (i) each current member, each member who served during Fiscal 2023 and each nominee who will serve on our Audit Committee, assuming his or her election, is “independent” for purposes of audit committee membership under the applicable SEC rules and NYSE listing standards, and (ii) each current member, each member who served during Fiscal 2023 and each nominee who will serve on our Compensation Committee, assuming his or her election, is “independent” for purposes of compensation committee membership under the applicable SEC rules and NYSE listing standards.

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Board Recruitment Process

Assessment of Board Composition

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.

Candidate Identification

In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Where stockholders nominate directors pursuant to our bylaws, the Nominating and Corporate Governance Committee also considers the qualifications of these directors.

Candidate Evaluation

The Nominating and Corporate Governance Committee interviews and evaluates potential director candidates to determine their qualifications to serve on our Board, as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

Recommendation to the Board

The Nominating and Corporate Governance Committee recommends director candidates to be presented to stockholders for election or, in the event of a vacancy, be appointed and subsequently presented to stockholders for election.

Candidate Identification

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, management, stockholders or other persons. The Nominating and Corporate Governance Committee may also utilize the services of professional search firms to identify and recruit qualified candidates for the Board.

Director candidates identified by stockholders will be evaluated in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidates, as described below.

All recommendations for nomination received by the Corporate Secretary that satisfy our bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must, in particular, satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2024 Annual Meeting of Stockholders.”

Candidate Evaluation

The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board. In evaluating each candidate, the Nominating and Corporate Governance Committee considers guidelines it has developed that set forth the criteria and qualifications for Board membership, including, but not limited to, relevant knowledge and individual qualifications (including professional experience, understanding of the Company’s business environment, and diversity of background and experience), personal qualities of leadership (including strength of character, wisdom, judgment, ability to make independent analytical inquiries, and the ability to work collegially with others), potential conflicts of interest, existing commitments to other businesses, and legal considerations such as antitrust issues, independence under applicable SEC rules and regulations and the NYSE listing standards, and overall fit with the composition and expertise of the existing Board.

The Nominating and Corporate Governance Committee seeks to achieve diversity within the Board and works to further the Company’s goal of maintaining an environment free from discrimination based on race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any protected category under applicable law.

This process is designed to provide that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Accordingly, in determining the pool from which Board nominees are chosen, the Nominating and Corporate Governance Committee is committed to seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, and experiences with the relevant mix of skills and other qualifying criteria as described above.

HOW OUR BOARD IS ORGANIZED AND GOVERNED

Our Board manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business and affairs through meetings of the Board and five standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Investment Committee, and the ESG Committee. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. The following shows an overview of the composition of our Board, as further detailed in the below sections of this Proxy Statement.

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Board Leadership Structure

Our Policy

The Board maintains the flexibility to determine whether the roles of Chairman of the Board and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and its stockholders. The Board believes that one leadership structure is not more effective at creating long-term stockholder value, and the decision of whether to combine or separate the positions of CEO and Chairman should depend on a company’s particular circumstances at a given point in time. Specifically, an effective governance structure must balance the powers of the CEO and the independent directors and ensure that the independent directors are fully informed, are ready to discuss and debate the issues that they deem important, and are able to provide effective oversight of management. Our Board also believes that it should retain the flexibility to make this determination in the manner it feels will provide the most appropriate leadership for the Company from time to time. Our Chairman is appointed annually by the Board.

Our Current Board Leadership Structure

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board believes that separating the Chair and CEO positions continues to be the appropriate leadership structure for the Company at this time, as it provides the Company and the Board with strong leadership and independent oversight of management and allows the CEO to focus primarily on the management and operation of our business. Factors that the Board considers in reviewing its leadership structure and making this determination include, but are not limited to, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the Company’s circumstances and the views of our stockholders and other stakeholders.

Separation of CEO and Chairman Doron Blachar, CEO Isaac Angel, Chairman

Currently, the CEO position is separate from the Chairman of the Board position; Mr. Angel serves as Chairman, while Mr. Blachar serves as our CEO and does not serve on our Board. We believe this structure is appropriate corporate governance for us at this time, as it best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, the Chairman’s attention to Board and committee matters allows the CEO to focus more specifically on overseeing the Company’s day-to-day operations as well as strategic opportunities and planning.

Lead Independent Director Stanley Stern

Under our bylaws, a Lead Independent Director must be appointed where the Chairman and CEO are the same individual. If one is required, the Lead Independent Director must be elected via secret ballot by a majority vote of the independent directors. The Lead Independent Director’s responsibilities (to the extent one is appointed) include but are not limited to the following:

•  coordinating the activities of the independent directors;

•  determining the schedule of Board and committee meetings and preparing meeting agendas;

•  assessing the flow of information from management to ensure independent directors can perform their duties responsibly;

•  ensuring the Compensation Committee’s oversight of the Company’s incentive-based compensation policies and procedures;

•  in conjunction with the Compensation Committee, evaluating the CEO’s performance;

•  coordinating, preparing the agendas for and moderating executive sessions; and

•  recommending the membership of Board committees and committee chairs.

Currently, our Chairman and CEO are different individuals. However, because the Chairman of our Board, Mr. Angel, was determined by our Board not to be independent under our Corporate Governance Guidelines and the listing standards of the NYSE, our Board determined it was appropriate to appoint a lead independent director to enhance the Board’s ability to carry out effectively its roles and responsibilities on behalf of our stockholders. Stanley Stern currently serves as Lead Independent Director.

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Board Committees

The Board of Directors has adopted written charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, ESG Committee and Investment Committee. The charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, EGS Committee and Investment Committee are available on the Company’s website in the “Investor Relations” section of our website at www.ormat.com. As noted above, all members are “independent” under applicable standards.

Audit Committee

Members: 4

•  Michal Marom (Chair, pictured)

•  Stanley B. Stern

•  Karin Corfee

•  Byron G. Wong

Number of Meetings in 2023: 6

Qualifications:

•  All members are “financially literate” under NYSE listing standards.

•  Ms. Marom has “accounting or related financial management expertise” under NYSE listing standards and is an “audit committee financial expert” under applicable SEC rules.

Key Responsibilities:

•  Selects an independent registered public accounting firm to be engaged to audit our financial statements

•  Annually reviews and discusses with the independent registered public accounting firm its independence

•  Reviews and discusses the audited annual financial statements and unaudited quarterly financial statements with the independent registered public accounting firm

•  Discusses with management and the independent registered public accounting firm any significant financial reporting issues and judgments and the adequacy of internal controls

•  Annually prepares the Audit Committee report

•  Oversees our internal audit function

•  Oversees Sarbanes-Oxley Act compliance

•  Manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting and with our Code of Business Conduct and Ethics

•  Oversees the whistleblower ethics hotline and the procedures established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities

•  Reviews and approves or ratifies related person transactions

Compensation Committee
Members: 3 • Dafna Sharir (Chair, pictured) • Michal Marom • Mike Nikkel Number of Meetings in 2023: 5

Key Responsibilities:

•  Annually reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers

•  Annually evaluates the performance of our CEO and other executive officers in light of these goals and objectives and their individual achievements and recommends to our Board for approval the compensation of our CEO and other executive officers

•  Periodically reviews and approves of all other elements of our CEO’s and other executive officers’ compensation, including cash-based and equity- based awards, employment, severance or change in control agreements, and any special or supplemental compensation and benefits for our CEO and other executive officers

•  Makes recommendations to our Board with respect to the adoption, amendment, termination or replacement of incentive compensation, equity- based plans, revenue sharing plans or other compensation plans maintained by the Company

•  Makes recommendations to our Board as to the appropriate compensation for Board members

•  Annually reviews the “Compensation Discussion and Analysis,” recommends its inclusion in the proxy statement and prepares the Compensation Committee report

•  Makes recommendations to our Board as to changes in Ormat’s general compensation philosophy

•  Monitors Ormat’s compliance with SEC and NYSE rules and regulations regarding “say-on-pay” and binding stockholder approval of certain executive compensation

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Nominating and Corporate Governance Committee
Members: 3 • Stanley B. Stern (Chair, pictured) • David Granot • Dafna Sharir Number of Meetings in 2023: 2

Key Responsibilities:

•  Develops criteria and qualifications for Board membership

•  Identifies and approves individuals who meet Board membership criteria and are qualified to serve as members of our Board

•  Recommends director nominees for our annual meetings of stockholders

•  Recommends Board members for committee service

•  Develops and recommends to our Board corporate governance guidelines

•  Reviews the adequacy of our certificate of incorporation and bylaws

•  Reviews and monitors compliance with our Corporate Governance Guidelines

•  Oversees the evaluation of the Board and management

•  Makes independence determinations and periodically reviews independence standards

Investment Committee
Members: 3 • David Granot (Chair, pictured) • Mike Nikkel • Stanley B. Stern Number of Meetings in 2023: 2

Key Responsibilities:

•  Reviews and approves the cash derivatives and investment policy adopted by our Board (the “Investment Policy”), which outlines general guidelines for hedging interest expense and foreign exchange

•  Considers and, as applicable, approves and authorizes hedging transactions we may enter into to hedge our exposure to certain risks and currencies in accordance with the Investment Policy

•  Meets on an as-needed basis as instructed by our Board

ESG Committee
Members: 3 • Karin Corfee (Chair, pictured) • David Granot • Byron G. Wong Number of Meetings in 2023: 2

Key Responsibilities:

•  Reviews and makes recommendations to the Board regarding the Company’s ESG practices and policies, and risk and opportunities

•  Reviews the Company’s reporting on ESG performance, including the Company’s annual sustainability report

•  Reviews and recommends strategies to reduce the Company’s carbon footprint and other environmental risks

•  Assess the Company’s climate-related risks and opportunities, and review and recommend strategies to reduce its carbon footprint and other environmental risks.

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Board Service Policies

Time commitment and expectation on meeting attendance and active participation

•   All directors are expected to make every effort to attend our annual meeting of stockholders.

•   All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members, and to meet as frequently as necessary in order to properly discharge their responsibilities.

Overboarding policy

•   The Company values the experience that our directors bring from other boards on which they serve but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues.

•   In 2023, the Nominating and Corporate Governance Committee recommended, and the Board approved, an amendment to our Corporate Governance Guidelines which provided that no director may serve on more than four public company boards (including the Company’s Board).

•   No member of the Audit Committee may serve on more than three public company audit committees (including the Company’s Audit Committee).

•   Without specific approval from the Nominating and Corporate Governance Committee, directors who also serve as chief executive officers or in equivalent positions generally should not serve on more than two public company boards (including the Company’s Board), in addition to their employer’s board.

Term limits

•   The Board has a 15-year term limit. We believe that maintaining an appropriate balance of tenure on the Board allows us to benefit from both the historical and institutional knowledge of longer-tenured directors as well as the additional, fresh perspectives contributed by newer directors.

•   Under this policy, directors will not be nominated for re-election to the Board if they have served on the Board for more than 15 years at the time of such proposed nomination, subject to such waivers as may be granted under our Corporate Governance Guidelines.

Meeting Attendance

All of the directors serving at the time of the 2023 Annual Meeting of Stockholders attended the meeting. During 2023, (i) the Board met eight times, (ii) the Audit Committee met six times, (iii) the Nominating and Corporate Governance Committee met two times, (iv) the Compensation Committee met five times, (v) the ESG Committee met two times, and (vi) the Investment Committee met two times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Executive Sessions

The Board regularly meets in executive session, chaired by the Lead Independent Director, with no members of management present. The independent directors of the Board also meet in executive session with no members of management present. Each of the committees of the Board also meets regularly in executive session.

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Board and Committee Evaluations

Every year, the Board and each of its committees evaluate and discuss their respective performance and effectiveness. The Board and committee evaluation for 2023 was led by our General Counsel, Chief Compliance Officer and Corporate Secretary. These evaluations were conducted by providing each director with detailed questionnaires relating to the Board and its committees, covering a wide range of topics, including, but not limited to, the fulfillment of the Board and committee responsibilities identified in the Corporate Governance Guidelines and committee charters. All responses from directors are kept confidential and anonymous.

STEP 1: Initiation of Evaluations	Our General Counsel, Chief Compliance Officer and Corporate Secretary initiates the annual evaluation process by presenting the proposed approach to the Board and distributing questionnaires to each director soliciting his or her opinions on Board performance and effectiveness.

STEP 2: Board and Committee Assessment Questionnaires	Each director completes a questionnaire addressing the Board’s knowledge and understanding of, and performance with respect to, the Company’s business, strategy, values, plans and mission, the appropriateness of the Board’s structure and composition, the communication among the directors and between the Board and management and the Board’s meeting process. Committee members additionally assess, among other topics, how the committee has satisfied the responsibilities contained in its charter, the organization of the committee, the committee meeting process and the committee’s oversight.

STEP 3: Follow-Up Interviews	Our General Counsel, Chief Compliance Officer and Corporate Secretary reviews each questionnaire and conducts follow-up interviews with each director as necessary.

STEP 4: Presentation of Findings	Our General Counsel, Chief Compliance Officer and Corporate Secretary prepares and presents to the Board a report aggregating and summarizing for the Board and its committees the findings from the questionnaires and interviews.

STEP 5: Implementation of Feedback	The Board and its committees discuss the findings and consider what, if any, actions should be implemented to enhance future performance.

Governance Documents

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, executive officers and directors, as well as a Code of Ethics Applicable to Senior Executives that is applicable to our principal executive officers, principal financial officers, principal accounting officer and controller, and all persons performing similar functions, including our chief executive and senior financial officers. If we make any amendments to our Code of Business Conduct and Ethics or our Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO, or principal accounting officer, we intend to disclose the nature of such amendment or waiver on our website within four business days to the extent required by SEC rules.

We have also adopted Corporate Governance Guidelines, which, together with our certificate of incorporation and bylaws, establish the governance framework for the management of the Company. Our Corporate Governance Guidelines are intended to align the interests of directors and management with those of our stockholders. The guidelines address, among other matters, the role of our Board, Board composition and committees, Board membership criteria, director independence, Board meetings, performance evaluation and succession planning.

Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives and Corporate Governance Guidelines are available in the “Investor Relations” section of our website at www.ormat.com.

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ORIX Governance Agreement

On May 4, 2017, the Company entered into a governance agreement with ORIX (the “Governance Agreement”) in connection with an agreement between ORIX, certain former stockholders of the Company, Isaac Angel, the Company’s current Chairman of the Board and former CEO, and Doron Blachar, the Company’s CEO, pursuant to which ORIX agreed to purchase approximately 22.1% of our shares of common stock, par value $0.001 per share (“Common Stock”), for approximately $627 million (the “ORIX Transaction”). The Governance Agreement, which became effective on July 26, 2017 upon the closing of the ORIX Transaction, provides ORIX the right, for as long as ORIX and its affiliates collectively hold at least 18% of the voting power of all of the Company’s outstanding voting securities, to nominate three directors to our Board and jointly propose and nominate with the Company a director who is independent in accordance with the listing standards of the NYSE and SEC rules and regulations and who does not have, and within the three years prior to his or her becoming a director nominee of the Company has not had, any material relationship with ORIX or its affiliates (the “Independent ORIX Director”). If ORIX and its affiliates collectively hold less than 18% of the voting power of all of the Company’s outstanding voting securities but greater than or equal to 13% of the voting power of all of the Company’s outstanding voting securities, ORIX has the right to nominate two directors to our Board and jointly propose and nominate with the Company the Independent ORIX Director. If ORIX and its affiliates collectively hold less than 13% of the voting power of all of the Company’s outstanding voting securities but greater than or equal to 5% of the voting power of all of the Company’s outstanding voting securities, ORIX will have the right to nominate one director to our Board, but will no longer have the right to jointly propose and nominate with the Company the Independent ORIX Director. If ORIX holds less than 5% of the voting power of all of the Company’s outstanding voting securities, ORIX does not have the right to nominate any directors to our Board. Additionally, (i) the Compensation Committee, Nominating and Corporate Governance Committee and all other Board committees (other than the Audit Committee) must consist of two directors designated by the members of our Board that were not designated by ORIX and one director designated by ORIX and (ii) the Audit Committee must consist of two directors designated by the members of our Board that were not designated by ORIX and the Independent ORIX Director.

On April 13, 2020, the Company and ORIX entered into an amendment (the “Amendment”) to the Governance Agreement that facilitated the expansion of the Board of Directors in order to allow the addition of Mr. Angel as a director prior to his retirement as CEO of the Company on July 1, 2020. See “Transactions with Related Persons” below for further information concerning the ORIX Transaction, the Governance Agreement and the Amendment.

In November 2022, ORIX sold 4,312,500 shares pursuant to an underwritten secondary offering, resulting in it and its affiliates collectively owning 11.9% of the voting power of our outstanding voting securities. ORIX now has the right to nominate one director to our Board, but no longer has the right to jointly propose and nominate with the Company the Independent ORIX Director. Pursuant to the Governance Agreement, ORIX was required to use its reasonable best efforts to cause two of the directors nominated by it to tender their resignations, unless a majority of the directors other than the directors appointed by ORIX agreed in writing that such directors were not required to resign. A majority of the members of our Board agreed that none of the directors nominated by ORIX were required to resign following the offering in 2023 and that such directors could continue to serve on our Board until the 2024 Annual Meeting.

For the Annual Meeting, ORIX has proposed the nomination of one director, Mr. Nikkel. ORIX additionally has the right to appoint one member to the Compensation Committee, Nominating and Corporate Governance Committee, Investment Committee and ESG Committee, and the Board has, upon the recommendation of the Nominating and Corporate Governance Committee determined not to change the composition of certain of these committees following the Annual Meeting, assuming the election of all director nominees (specifically, with Mr. Nikkel to continue serving on the Compensation Committee and Investment Committee, and ORIX declining to use its right to appoint Mr. Nikkel to the Nominating and Corporate Governance Committee and the ESG Committee). For more information, see the second table under “Board Committees” above.

HOW OUR BOARD EXERCISES OVERSIGHT

The Board directs and oversees the management of the business and affairs of the Company in a manner consistent with the best interests of the Company and its stakeholders and focusing on multiple factors.

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Strategy

The Board takes an active role in assisting management with the development of the Company’s strategy, strategic oversight of operations, and financial and investment activities. In accordance with our Corporate Governance Guidelines, at least one Board meeting annually is devoted to our long-term business strategy. At these meetings, the Board and management discuss the competitive landscape in our industry, emerging technologies, significant business risks and opportunities, and strategic priorities of the Company. Specific short- and long-term strategic plans are also discussed on an as-needed basis throughout the year, and our senior management team regularly reports to the Board on the execution of our long-term strategic plans, the status of important projects and initiatives, and the key opportunities and risks facing the Company.

Risk Oversight

Our Board’s role in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our Board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

Our Board assesses on an ongoing basis the risks faced by the Company in executing its business plans, in part based on regular updates from management and its committees on such risks and the related risk mitigation measures. Updates from management include quarterly reports by our CEO and CFO outlining operational risks and financial risks, respectively. Our Audit Committee oversees the Board’s responsibilities relating to cybersecurity risks, and is informed of such risks through reports from our Chief Information Officer on at least an annual basis. ESG and climate change considerations are factored into the business strategy through the recognition of risks and opportunities.

While our full Board is ultimately responsible for oversight of risk management, its committees critically assist the Board in fulfilling its monitoring responsibilities in certain areas of risk, as shown below.

Board/Committee	Key Areas of Risk Oversight
Entire Board

•   Strategic, financial, industrial, competitive and operational risks and exposures;

•   Technological risks, including cybersecurity and information technology risks and developments;

•   Litigation and regulatory exposures;

•   Climate change, social and other ESG related risks, strategies and approach; and

•   Other current matters that may present material risk to our operations, plans, prospects or reputation, both from a global perspective and on a power plant-by-power plant basis.

Audit Committee

•   Risks and exposures associated with financial matters, including financial reporting, tax, accounting, and disclosure;

•   Audit oversight;

•   Internal control over financial reporting (including the internal controls related to ESG disclosures and metrics);

•   Internal audit; and

•   Cybersecurity and information technology risks and developments.

Compensation Committee

•   Risks relating to whether compensation plans, policies and practices are likely to have a material adverse effect on the Company; and

•   Risks relating to alignment of compensation with Company performance goals and appropriate balance between different types of compensation.

Investment Committee	• Financial risk exposures, particularly risks and exposures associated with cash investment guidelines, financial risk policies and hedging activities.
ESG Committee	• ESG risks and opportunities, including climate-related risks and opportunities

Management Succession Planning

We believe succession planning, including succession in the event of an emergency or retirement of our CEO, is an important function of the Board. The Nominating and Corporate Governance Committee, with input from our CEO, is responsible for identifying possible successors to our CEO and developing a succession plan, which includes, among other things, an assessment of the experience, performance and skills for possible successors to the CEO. As provided by our Corporate Governance Guidelines, the plan is annually reviewed by the entire Board.

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Stockholder Engagement

Stockholder engagement is fundamental to our commitment to good governance. We engage regularly with our investors to share updates on our strategic, financial and operating performance, and to listen to valuable feedback on issues our Stockholders care about most. At least once a year our Management invites the Company’s largest stockholders to engage in a dialogue regarding governance, compensation, sustainability and other matters important to them. Management reports on the conversations with those investors to the Board and also, as appropriate, to the Compensation Committee.

| Ormat’s 2022 Analyst Day, New York

Participants

In 2023, the Company took an integrated approach to its stockholder engagement efforts. The Company approached stockholders, with an offer to meet by phone, representing more than 77% of the Company’s outstanding   shares.

Topics Discussed • Governance • Financial matters • Sustainability matters • ESG • Executive compensation matters

Actions Taken

The stockholder engagement program continues to influence and inform the Company’s policies and practices.

•   In the past few years, based in part on investor input, the Company has provided additional disclosure in its Sustainability Report.

•   Beginning in 2020, the Company has adjusted its compensation practices in response to stockholder feedback.

Communicating with our Board

Stockholders and other interested parties may communicate with a member or members of our Board, including the chairman of the Board, chair of the Audit, Compensation or Nominating and Corporate Governance Committees or to the non-management or independent directors as a group by addressing such communications to the Corporate Secretary, Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519. Such communications received from stockholders may be done confidentially or anonymously. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the Chair of our Audit Committee. Correspondence will then be directed to the group of directors, or to an individual director, as appropriate.

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DIRECTOR COMPENSATION

FISCAL 2023 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

The compensation of our non-employee directors for Fiscal 2023 was as follows:

Annual Board Retainer	$95,000 and an annual equity grant with a value of $120,000*
Annual Retainer for Non-Employee Chairman of the Board	$100,000 consisting of a $40,000 cash retainer and an equity grant with a value of $60,000*
Annual Cash Retainer Committee Chair	$10,000, except $20,000 for Audit Committee

*	Equity grant is in the form of RSUs, with the actual number of RSUs based on the closing price of our Common Stock on the next business day following the date of grant. The RSUs vest in full on the first anniversary of the grant date.

We also promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board or committees.

The timing of compensation and the annual equity grants to non-employee directors runs from the time of the Company’s annual meeting of stockholders rather than at the end of each fiscal year and cash retainers, which are paid quarterly, are based on the annual meeting cycle rather than the fiscal year-end cycle.

The directors affiliated with ORIX at the time of the grant of the equity portion of the annual board retainers, Messrs. Nikkel and Takahashi, declined the grant of, and thus were deemed never to have acquired, the RSUs, which were subsequently cancelled for no value. They also forwent their cash compensation for the 2023 Board Term.

The following table sets forth the total compensation paid to each member of our Board during Fiscal 2023:

Name	Fee Earned or Paid in Cash ($)	Stock Awards($)(1)	Options Awards($)	Total ($)
Isaac Angel	135,000	180,000	—	315,000
Karin Corfee	105,000	120,000	—	225,000
David Granot	105,000	120,000	—	225,000
Michal Marom	115,000	120,000	—	235,000
Mike Nikkel(2)	—	—	—	—
Dafna Sharir	105,000	120,000	—	225,000
Stanley B. Stern	105,000	120,000	—	225,000
Hidetake Takahashi(2)	—	—	—	—
Byron G. Wong	95,000	120,000	—	215,000

(1)	Represents the grant date fair value of RSU awards based on the closing price of our Common Stock on the next day of business following the date of grant, computed in accordance with Topic 718. For a summary of the assumptions made in the valuation of the awards, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2023. Each RSU represents the right to receive one share of Common Stock upon vesting.
(2)	Mr. Nikkel and Mr. Takahashi, who are each affiliated with ORIX, elected to forgo all of their compensation for Fiscal 2023.

The following table provides a summary of the aggregate number of unexercised options and SARs and unvested RSUs outstanding for each of our non-employee directors who served during Fiscal 2023 as of December 31, 2023.

Name	Unexercised Options Outstanding	Unexercised SARs Outstanding	Unvested RSUs Outstanding
Isaac Angel	—	—	2,170
Karin Corfee	—	—	1,447
David Granot	—	2,525	1,447
Michal Marom	—	—	1,447
Mike Nikkel	—	—	—
Dafna Sharir	—	4,146	1,447
Stanley B. Stern	—	4,146	1,447
Hidetake Takahashi	—	—	—
Byron G. Wong	7,500	2,525	1,447

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PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under Section 14A of the Exchange Act and pursuant to SEC rules and regulations, we are required to hold an advisory stockholder vote to approve the compensation of our named executive officers at least every three years. At our 2023 Annual Meeting of Stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Accordingly, the Company currently intends to hold such votes annually. The next such non-binding vote on executive compensation will be held at the Company’s 2025 Annual Meeting of Stockholders.

The present vote to approve the compensation of our named executive officers is advisory and therefore not binding on the Company, our Board or the Compensation Committee. However, participating in such vote is an important mechanism by which our stockholders may convey their views about our executive compensation programs and policies. Our Board and the Compensation Committee value stockholder input on these matters and will consider the results of this advisory vote, among other factors, in making future decisions about executive compensation for our named executive officers.

This vote relates to the compensation of our named executive officers as disclosed in the following sections of this Proxy Statement:

•	the information set forth in “Compensation Discussion and Analysis” on pages 33 to 44, which describes our compensation objectives and the various elements of our compensation program and policies applicable to our named executive officers; and
•	the accompanying tables, narrative disclosures and other information on pages 45 to 53, which describe how we have compensated our named executive officers.

As described in detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain highly qualified executive officers and to incentivize superior performance. We believe that our executive compensation program directly links executive compensation with our performance and aligns the interests of our executive officers with those of our stockholders.

This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we recommend that our stockholders vote upon the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the ‘Compensation Discussion and Analysis’, compensation tables and related narrative discussion, is hereby APPROVED.”

Approval of the compensation of our named executive officers on an advisory basis requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING AND ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process and the Fiscal 2023 compensation of our named executive officers (“NEOs”). For 2023, our NEOs were:

DORON BLACHAR	ASSAF GINZBURG	SHIMON HATZIR
Chief Executive Officer	Chief Financial Officer	Executive Vice President —Electricity Segment

OFER BEN YOSEF	JESSICA WOELFEL
Executive Vice President	General Counsel,
—Energy Storage and	Chief Compliance Officer
Business Development	and Corporate Secretary

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EXECUTIVE SUMMARY

2023 Highlights

During Fiscal 2023, we successfully executed our strategic plan by expanding our portfolio and improving our operational performance.

We believe that the Fiscal 2023 compensation of our NEOs appropriately reflects and rewards their significant contributions to the Company’s strong performance during a year that presented unique and unprecedented challenges for our executive team to manage.

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Compensation Objectives and Design

The overall objective of our executive compensation program is to offer short-term, medium-term and long-term compensation elements that enable us to attract, motivate and retain talented executives who contribute to our continued success. Equally important to us is to align the interests of our NEOs with those of our stockholders by designing our executive compensation program to “pay for performance” and to incentivize the creation of stockholder value.

We aim to design executive compensation packages that meet competitive compensation averages for NEOs with similar responsibilities at companies with similar financial and operating characteristics in similar locations. In 2023 we did not benchmark to a particular industry or companies, but we informally considered published data, such as labor indices and compensation surveys, in formulating our executive compensation packages and consulted with compensation consultants in both the United States and Israel.

The key features of our executive compensation program are summarized below.

What We Do	What We Don’t Do
Design key elements of our compensation program to pay based on our financial and operating performance.	Use financial or operational metrics that promote excessive risk-taking.
Use metrics important to our business in our incentive compensation plans and set challenging performance targets.	Provide preferential payments or above-market returns on any deferred compensation plan.
Use a variety of equity award structures, including PSUs and RSUs (as well as SARs and options historically), to tailor our compensation to our performance.	Provide excessive perquisites to our executive officers.
Regularly evaluate risk in light of our compensation programs.	Allow our executive officers, employees or directors to hedge or pledge our stock.
Cap the amount of our annual incentive pay at reasonable levels.	Re-price underwater options.
Promote long-term focus through multi-year vesting of our equity awards.	Pay tax gross-ups.
Grant PSU awards with a three-year performance period, and a four-year service period, based on challenging relative total shareholder return and Megawatts goals.	Pay out dividends or dividend equivalents on equity awards prior to vesting.
Maintain a formal claw-back policy applicable to our current and former executive officers.	Pay guaranteed bonuses.
Engage an independent compensation consultant.	Provide automatic salary increases.

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Compensation Elements

Our executive compensation program consists of three elements, namely, annual salary, annual bonus and equity awards, with an emphasis on at-risk and/or long-term compensation

Element	Purpose	Key Features
SHORT-TERM FIXED COMPENSATION
Annual Salary	• Monthly cash compensation • Provides a predictable annual income at a level consistent with the individual’s contributions of our executive officers	See page 38 for more details
MEDIUM-TERM VARIABLE COMPENSATION
Management Plan

•

Annual bonus opportunity based on challenging, pre-set performance metrics or other incentive- based compensation

•

Links our executive officers’ compensation to the Company’s overall annual performance, as well as, in most cases, individual achievement

2023 Metrics: • Company Performance Metrics (Revenue, Adjusted EBITDA) • Quantitative individual performance criteria • Qualitative CEO goals
No bonus paid unless net income is positive See pages 42-43 for more details
LONG-TERM EQUITY AWARDS:
Mix of equity awards, typically granted each year, to promote long-term leadership and align the interests of our executive officers with those of our stockholders
Performance Stock Units (PSUs)	• Focuses executives on the achievement of specific long-term financial performance goals directly aligned with our operating and strategic plans • Increased weight of PSUs (to approximately 60%)	Vesting: 3-year performance period (4-year service period) Performance Metrics: • 50% relative TSR • 50% Megawatts capacity targets
TSR Payout capped at 100% if absolute TSR is negative See pages 42-43 for more details
Restricted Stock Units (RSUs)	• Assists in retaining our executives to ensure execution of our long-term strategies	Vesting: 4 years

We determine each element individually based on the relevant criteria described in this discussion.

In addition to these main compensation components, our NEOs who are residents of Israel receive, as a function of their salary payments, the standard social benefits (namely, severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel. These social benefits are fixed as a percentage of the NEO’s salary and are not subject to discretionary adjustments. NEOs who are residents of the United States participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to Social Security. We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

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Views of our Stockholders

The Compensation Committee is committed to regularly reviewing, assessing and, when appropriate, adjusting the Company’s compensation programs based on feedback from our stockholders, best practices and compensation trends. At our 2023 Annual Meeting of Stockholders, we received substantial support for our executive compensation program, with approximately 95% of the vote (excluding “broker non-votes”) for the approval of our annual “say-on-pay” proposal. We have ongoing discussions with many of our stockholders regarding our executive compensation program, and the Compensation Committee considers these discussions when reviewing our executive compensation program and will continue to consider stockholder feedback and the results of “say-on-pay” votes when making future decisions. The Compensation Committee believes the results of the fiscal 2023 “say-on-pay” vote convey positive stockholder support for its decisions on annual executive compensation and illustrate that the Company’s executive compensation program is aligned with our stated compensation philosophy and objectives and thus determined that significant changes to our executive compensation program were not warranted as a result of the outcome of the 2023 “say-on-pay” vote.

COMPENSATION GOVERNANCE

Roles and Responsibilities

Role of the Compensation Committee

The Compensation Committee, which consists entirely of independent directors, oversees our executive compensation programs and met throughout Fiscal 2023. The Compensation Committee administers our annual cash bonus and long-term equity incentive plans and reviews performance levels relevant to compensation. It also decides the compensation of all named executive officers other than our CEO, seeks to ensure that all executive compensation is fair and aligned with our compensation policy, and makes recommendations to our Board of Directors with respect to the compensation of the CEO and our compensation practices generally. The CEO recuses himself from all Board discussions and decisions on his own compensation.

The Compensation Committee reviews all information presented and discusses the recommendations with the CEO and with our compensation consultant. In making decisions regarding pay levels and practices for our named executive officers, the Compensation Committee considers a variety of factors, including:

•	absolute corporate performance relative to our objectives;
•	creation of long-term value for our stockholders and stockholder views on compensation; and
•	feedback from stockholders and proxy advisers as part of outreach efforts.

The duties and responsibilities of the Compensation Committee are laid out in its charter, which can be found on our website, and described above under “How our Board is Organized—Board Committees.”

Role of the Independent Compensation Consultant

As outlined in its charter, the Compensation Committee has the right to retain compensation consultants (and other outside consultants) to provide independent advice to the Compensation Committee. In Fiscal 2023, the Compensation Committee appointed F.W. Cook & Co. (“F.W. Cook”) as an independent outside compensation consultant. During Fiscal 2023, F.W. Cook provided general market data on compensation levels for the Company’s named executive officers, emerging trends in incentive metrics in executive compensation programs, and trends related to the executive clawback policies. As part of its annual independence assessment during Fiscal 2023 (cited under “—Annual Process” below), the Compensation Committee considered the six factors specified by the SEC in Rule 10C-1 under the Exchange Act and by Section 303A.05 of the NYSE Listed Company Manual to monitor the independence of its compensation consultant, and determined that F.W. Cook’s provision of services to the Company did not raise a conflict of interest.

Role of Management

Each year, the CEO provides an assessment of the performance of each named executive officer, other than himself, during the prior year and recommends to the Compensation Committee the compensation to be awarded to each executive officer, which is then determined by the Compensation Committee. The CEO’s recommendations are based on numerous factors including:

•	corporate and individual performance;
•	leadership competencies; and
•	market competitiveness.

The CEO also provides a self-assessment of his achievements for the prior year, which the Compensation Committee reviews and considers when making a recommendation for an appropriate level of compensation for the CEO to the Board for approval. The CEO does not participate in any deliberations regarding his own compensation.

Management of Compensation-Related Risk

In 2023, in consultation with our CEO and F.W. Cooke, our Compensation Committee assessed our compensation plans, policies and practices for the Named Executive Officers and other employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. This risk assessment included, among other things, a review of our cash and equity incentive compensation plans to ensure that they are aligned with our Company performance goals and overall target total direct compensation to ensure an appropriate balance between fixed and variable pay components. Our Compensation Committee conducts this assessment annually.

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Other Compensation-Related Policies

Claw-back Policy: We maintain a claw-back policy as required by the rules of the NYSE. Our claw-back policy covers each of our current and former executive officers. The policy provides that, subject to the limited exemptions provided by the NYSE rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably and promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting restatement is required. For more information, see the full text of our claw-back policy, which is filed as an exhibit to our Annual Report on Form 10-K.

Anti-Hedging and Anti-Pledging Policies: Our insider trading policy prohibits, without exception, our executive officers, employees and directors from engaging in speculative transactions designed to decrease the risks of holding Company securities, such as short sales of Company securities and transactions in puts, calls, publicly-traded options and other derivative securities with respect to Company securities. The policy also forbids all of our executive officers, employees and directors from entering into hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow such individuals to continue to own Company securities without the full risks and rewards of ownership. In addition, our executive officers, employees and directors are prohibited, without exception, from pledging Company securities as collateral for loans and may not hold Company securities in margin accounts.

2023 COMPENSATION DETERMINATIONS

Annual Salary

Consistent with our objectives with respect to our executive officers, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations. From time to time, the Compensation Committee will undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies. The members of the Compensation Committee also evaluate executive compensation using their accumulated individual knowledge and industry experience, as well as publicly available compensation information with respect to companies that have a similar market capitalization or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry).

In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive officer, and the individual executive officer’s scope of responsibility in relation to other officers and key executives within the Company. Salaries also reflect current practices within the specific geographic region and among executives holding similar positions. In addition to these factors, the annual salary for an executive officer depends on a number of more subjective factors, including our evaluation of the executive’s leadership role, professional contribution, experience and sustained performance.

Following publication of the prior fiscal year’s audited financial statements, the CEO recommends to the Compensation Committee whether and the degree to which salary increases should be awarded to any of the executive officers. The CEO and the Compensation Committee will consider factors such as, but not limited to, the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the individual executive officer’s effectiveness in supporting the Company’s long-term goals. We also consider the contribution to our success of the department of which the executive officer was in charge, as well as our general achievements made within that department and by the executive officer during the prior fiscal year. In 2023, the Compensation Committee increased our NEOs’ base salaries in amounts ranging from less than 1% to 13%, based on market data, job performance and each NEO’s responsibilities for Fiscal 2023. For Fiscal 2023, the base salaries of the NEOs were as follows: for Mr. Blachar, $565,000; for Mr. Ginzburg, $425,000; for Mr.  Hatzir, $368,000; for Mr. Ben Yosef, $332,000; for Ms. Woelfel, $360,000.

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Management Plan

Each year, following publication of our financial statements for the prior fiscal year, the Compensation Committee determines and approves the amount of any annual bonus payable to our CEO and, based upon the recommendations of our CEO, reviews and approves the annual bonus payable to our other executive officers.

Annual bonuses for our executive officers are payable in accordance with the Company’s Management Plan. Mr. Blachar’s eligibility for an annual cash bonus under the Management Plan is also governed by additional terms provided in his employment agreement (the “Blachar Employment Agreement”), which are described under “Executive Compensation Tables—Employment Agreements” below.

The Management Plan provides for annual cash bonuses for participating employees based on the achievement of certain performance metrics. At the beginning of each fiscal year, our CEO and the Compensation Committee review the Company’s objectives under the Company’s strategic plan and annual budget, the compensation practices of our peers, and other market data, and the CEO recommends performance metrics, which are measurable financial and operational goals, for the upcoming fiscal year for all executive officers other than himself. These measurable financial and operational goals may be with respect to the performance of the Company on a consolidated basis, the performance of the Company in a particular country or region, or the performance of a business unit or operating segment of the Company, including a geographically-based business unit.

Performance Metrics

After taking into account the CEO’s recommendations, the Compensation Committee establishes (i) Company Performance Metrics (as defined in the Management Plan) applicable to all executive officers, (ii) other quantitative individual performance criteria for each executive officer (the “Individual Performance Metrics”) and (iii) qualitative “CEO Goals” for each executive officer. The “CEO Goals” include certain operational objectives for each executive officer, thus enabling the Compensation Committee to evaluate achievement based on both the executive officer’s individual performance and our overall Company performance during the covered fiscal year. Collectively, the metrics focus on financial and operational performance, our execution of our business plan, the individual performance of the executive officer, certain subjective assessments of the executive leadership and other contributions to and impacts by the executive officer on the Company.

The Compensation Committee sets target levels of achievement under each of such Company Performance Metrics, Individual Performance Metrics and CEO Goals, and assigns a weight to each of these three elements reflecting the contribution of achievement to the total payout. The Compensation Committee has the ability to adjust the targets once they are set for extraordinary events. The Management Plan provides that, unless otherwise determined by the Compensation Committee, for executive officers (other than Mr. Blachar) the Company Performance Metrics may not have a collective weight of less than 50%. For Mr. Blachar, as dictated by the Blachar Employment Agreement, the Company Performance Metrics and the Individual Performance Metrics must have a collective weight of 75%, and the CEO Goals must have a weight of 25%.

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The chart below indicates the rationale for the Company Performance Metric, the Individual Performance Metrics (as a group) and the CEO Goals (as a group), and the weighting of each component for the CEO and other NEOs for Fiscal 2023.

Weighting
Category	Rationale	Components
			CEO	Other NEOs
Company Performance Metric	Financial metrics, based against targets set by the Board, that support commitment to provide solid returns to our shareholders and support our dividend	Revenue Adjusted EBITDA(1)
Individual Performance Metrics	Other quantitative financial and operational metrics that focus on our core business drivers and growth targets

Specific to each NEO’s role at the Company, including items such as:

•  Income before income taxes

•  Net income

•  Electricity and Product segment revenue

•  Electricity and Energy Storage segment EBITDA

•  Product segment gross margin

•  Product backlog

•  Energy Storage segment growth

•  Targeted operational goals

•  Reporting compliance

•  Capital expenditure

CCO: Others:
CEO Goals	Qualitative metrics that encourage the efficient management of the Company and its culture	Measuring the CEO’s effectiveness at, among other things: • Managing and operating the Company • Human capital management • Impact on social and environmental responsibility initiatives • M&A activity		CCO: Others:
(1)	Adjusted EBITDA, as reported on our financial results, is defined as net income before interest, taxes, depreciation, amortization, and accretion, adjusted for (i) mark-to-market gains or losses from accounting for derivatives not designated as hedging instruments; (ii) stock-based compensation; (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) cost related to a settlement agreement;, (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration activities; and (viii) other unusual or non-recurring items.

Finally, in addition to determining pre-set performance metrics and weights for each such metric, the Compensation Committee establishes threshold and maximum bonus opportunities for each executive officer, based on base salary. For all NEOs other than Mr. Blachar, the Compensation Committee set threshold and maximum bonus opportunities for Fiscal 2023 under the Management Plan at approximately 10% and 75%, respectively, of the NEOs’ base salaries. There is no target bonus opportunity for the NEOs other than Mr. Blachar. For Mr. Blachar, the Compensation Committee set his threshold, target and maximum bonus opportunities for Fiscal 2023 at 100%, 100% and approximately 117% (i.e., two months extra of base salary), respectively, of his base salary. For more information on threshold, target and maximum bonus opportunities, see “Executive Compensation Tables—Grants of Plan-Based Awards in 2023.”

Bonus payouts are determined based on the level of actual achievement for each goal under the Management Plan. Achievement is assessed stringently but holistically. For the CEO’s bonus, if the actual results exceed the target of one metric, it can offset the other metrics. If the level of achievement of a Company Performance Metric falls between the levels corresponding to a threshold and maximum bonus, bonus payout is based on a linear interpolation between the threshold and maximum bonus amounts. Mr. Blachar’s maximum bonus opportunity is achievable only if the net income metric set for him (under the Individual Performance Goals) exceeds its target. Regardless of other performance, no bonus is paid under the Management Plan for any fiscal year, unless the Company’s net income for such fiscal year is positive.

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The chart below indicates the actual achievements under each element of the Management Plan for each NEO in Fiscal 2023, based on our Company’s and the NEOs’ individual performance as described in more depth following the chart.

	Company Performance Metrics		Individual Performance Metrics
NEO	Revenue	Adjusted EBITDA		CEO Goals
Doron Blachar, Chief Executive Officer	72%	89%	113%	100%
Assaf Ginzburg, Chief Financial Officer	83%	76%	97%	100%
Shimon Hatzir, Executive Vice President, Electricity Segment	83%	76%	67%	100%
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	83%	76%	44%	100%
Jessica Woelfel, General Counsel, CCO, and Corporate Secretary	83%	76%	100%	100%

Company Performance Metrics Results

For the Company Performance Metrics applicable to all NEOs, the Compensation Committee considered the following financial results for Fiscal 2023:

Company Performance Metric	Target	Actual
Revenue	$853 million	$829.4 million
Adjusted EBITDA	$487 million	$481.7 million

Assessment of Individual and CEO Goals

In assessing the level of achievement on the Individual Performance Goals and the CEO Goals under the Management Plan for Fiscal 2023, the Compensation Committee reviewed a number of factors. For Mr. Blachar, whose targets within the Individual Performance Goals included net income of $102.7 million and income before income taxes of $137 million, the Compensation Committee considered actual adjusted net income above target of $122 million and actual adjusted income before income taxes of $139.1 million. For the other NEOs, the Compensation Committee considered, among other things, net income, individual segment revenue and gross margin, and electricity generation results as compared to the targets. With respect to the CEO Goals, the Compensation Committee determined that each of the NEOs should receive 100% of the qualitative CEO Goals component of his bonus in light of the Company’s achievements with respect to, among other things:

•	the Company met and exceeded financial guidance despite operational, supply chain, geopolitical and labor challenges;
•	the Company experienced meaningful growth in the electricity and projects segments;
•	the Company signed the accretive acquisition of Enel North America’s geothermal and solar assets in the United States;
•	the Company signed four long-term power purchase agreements;
•	the Company signed multiple agreements to build power plants for third parties;
•	the Company’s successful employment retention programs and enhanced focus on leadership development;
•	ESG-related metrics, including the publication of new ESG policies, reduced carbon footprint with respect to Scope 1 and 2 emissions, and increased disclosure and transparency of Scope 3 emissions; and
•	diversity, equity and inclusion, including increased diversity in senior management, such that three of the eight global executive management members as of Fiscal 2023 were women, and strong representation of local communities among senior management at our plants, such that all senior management at our power plants were hired from local communities.

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Management Plan Payouts

The chart below indicates, for each of our NEOs, after linear interpolation, the amount of the bonus earned and paid out to him or her, expressed as a percentage of the maximum bonus amount, and the bonus payouts in respect of the level of performance achieved with respect to the Company Performance Metrics, Individual Performance Metrics and CEO Goals, as described above.

NEO	% of Award Paid Out	Bonus Payouts
Doron Blachar, Chief Executive Officer	94%	$594,000
Assaf Ginzburg, Chief Financial Officer	90%	$ 274,000
Shimon Hatzir, Executive Vice President, Electricity Segment	83%	$ 223,000
Ofer Ben Yosef, Executive Vice President, Business Development and Sales	68%	$ 165,000
Jessica Woelfel, General Counsel, CCO, and Corporate Secretary	81%	$ 220,000

Equity Awards

We are committed to long-term incentive programs for our executive officers that promote the long-term growth of the Company and align the interests of our executive officers with those of our stockholders. The determination of the total amount of annual equity awards that may be awarded to our employees in a particular year is determined in a similar manner to our annual bonuses under the Management Plan. We make equity awards to our executive officers and employees on an annual basis in line with market norms, and in order to reinforce our pay for performance culture.

We make equity awards following the publication of our financial results for the preceding year and our Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees. Within one month after the Compensation Committee determines the total amount of annual equity awards that may be made to all of our employees, including our executive officers, our CEO recommends to the Compensation Committee the particular amount of equity awards to be made to each of the executive officers after consideration of a variety of factors, including the Company’s performance and relative stockholder return, the expected contribution of the executive officers to the Company’s growth and success, awards granted to the executive officers in past years and certain survey and other market data regarding the compensation practices of our peers. These factors are not assigned any particular weight, and the Compensation Committee does not use a formula to apply these factors in determining the number of equity awards to be made to each of our executive officers. Instead, the Compensation Committee uses its judgment and experience in considering these factors to determine the appropriate number of equity awards to be granted to each of our executive officers for each fiscal year to ensure there is a strong link between our executive officers’ compensation and performance and alignment of their interests with those of our stockholders. All equity awards are made pursuant to the Company’s 2018 Incentive Compensation Plan, as amended (the “2018 ICP”).

Awards granted to NEOs include two distinct components: Performance Stock Units (PSUs) and Restricted Stock Units (RSUs). Each executive’s target grant value is based on his or her role.

During 2023, our NEOs received equity incentive compensation weighted towards performance-based awards, with a target allocation mix of 60% PSUs, and 40% RSUs. The PSUs are calculated based on percentage of total grant date fair value for all grants (assuming a payout at the probable outcome level for PSUs) and based on capacity growth based on Megawatts (“MW”), such that 50% of granted PSUs are tied to TSR performance relative to the S&P 500, and 50% of granted PSUs are tied to targeted MW growth. The Fiscal 2023 PSU and RSU awards vest over four years, with 25% vesting on each anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting and is valued on the date of grant based on the closing price of our Common Stock on the next business day following the date of grant.

PSUs tied to TSR are paid out based on the Company’s achievement of three-year relative total shareholder return (“relative TSR”) compared to companies in the S&P 500 index. The Compensation Committee chose relative TSR as the performance metric due to its prevalent use in compensation design and its focus on driving stockholder value within a broad-market investment portfolio. The performance metrics are as follows:

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Three-year relative TSR	PSUs earned*
75th percentile and above	150% (maximum)
55th percentile	100% (target)
35th percentile	50% (threshold)
Below 35th percentile	0%

*	Subject to linear interpolation.

Additionally, where three-year relative TSR is negative, regardless of performance relative to our peers, the TSR PSU payout will be capped at 100% of target.

PSUs tied to MW targets are paid out based on the Company’s achievement of defined three-year MW growth targets established by the Compensation Committee at the time of grant and the Compensation Committee does not have discretion to vary the MW targets after the grant date. The number of PSUs that may be earned ranges from 0% to 200% of target. The Compensation Committee chose MW targets as the performance metric to align with the Company's multiyear capacity expansion targets and further strengthens our earnings generation capabilities. At least 50% of the MW growth must be via organic growth. The MW target performance metrics are challenging, but attainable goals that motivate exceptional performance against our operating plan. The targets are set at levels we believe require significant effort on the part of our executives, yet also represent a reasonable expectation of operational results based on prior-year performance, existing business conditions, the markets in which we participate and our outlook. While we believe in transparency and disclose as much information to stockholders as is necessary to understand how our executive compensation program works, we believe that disclosing these metrics on a prospective basis would provide our competitors with insight regarding confidential business growth strategies, and would thereby result in competitive harm to the Company. We will disclose the targets and actual performance on a retrospective basis for the MW PSUs that vest after completion of the three-year performance period.

PSUs tied to each of the relative TSR and MW targets are also subject to service-based vesting and will vest ratably over four years (25% on each of the one, two, three and four year anniversaries of the date of grant). However, no PSUs will actually be earned or paid until completion of the three-year performance period from the date of the grant, and the ability to receive the PSUs will not begin to occur until after year three.

2020-2023 PERFORMANCE STOCK UNITS PROGRAM RESULT

The PSUs granted to our executive officers in 2020 were paid out based on the Company’s achievement of three-year relative total stockholder return (“relative TSR”) compared to companies in the S&P 500 index. For the 2020-2023 performance cycle, our 3-year TSR was in the 39th percentile with respect to the PSUs granted to Mr. Blachar in July 2020, the 41st percentile with respect to the PSUs granted to Mr. Ginzburg and Mr. Ben Yosef in May 2020, and the 20th percentile with respect to the PSUs granted to Mr. Hatzir (prior to becoming an executive officer), resulting in 60%, 64%, and 0% respectively of such PSUs being earned compared to the target amounts. Ms. Woelfel did not receive any PSUs in 2020.

OTHER COMPENSATION ELEMENTS

We generally provide to our CEO and other executive officers the same benefits that we provide to all employees, including certain retirement benefits, health and welfare benefits, and other benefits. In addition, our executive officers are provided with certain additional benefits that are intended to be competitive with the practices of similar companies in our industry and the regions in which we operate. Benefit plans and perquisites are intended to supplement cash compensation and often involve non-monetary rewards, coverage of certain business-related expenses, insurance, pension and savings plans and other deferred monetary savings. These benefits and perquisites may vary depending on geographic location and other circumstances. Global, regional and local units may develop their own benefit plans and procedures, consistent with our principles and guidelines and subject to any required Company approvals. Benefits and perquisites may include, in addition to benefits that are mandated by applicable law and/or generally provided to other employees (including related costs and expenses): car, transportation and accommodations; telecommunication devices; media and computer equipment and expenses; medical insurance; travel and relocation (including family-related expenses, such as tuition and commuting); and life and medical insurance and benefits (including for executive officers’ families). Each of our named executive officers is also party to an employment agreement with Ormat Systems, one of the Company’s subsidiaries organized in Israel, that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees under Israeli law, covering matters such as vacation, health and other benefits. For more information, see, in “Executive Compensation Tables.”

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Retirement and Other Local Benefits

ISRAEL

Israeli law generally requires severance pay equal to one month’s salary for each year of employment upon the termination of an employee’s employment due to retirement, death, termination without cause (and other circumstances as defined under Israeli law). We make monthly contributions on behalf of our Israel-based executive officers to a pension plan, known as a management insurance plan, or to a pension fund. These funds provide a combination of pension allowance and/or insurance and severance pay benefits to the executive officers. We contribute 7.5% of the monthly salary to the pension component (including disability insurance) and 8.33% of the monthly salary to the severance component and the employee contributes an amount between 6% and 7% of salary to the pension component. Our CEO is entitled to similar contributions on behalf of the Company as pension contribution and on account of severance. Accordingly, a substantial part of our statutory severance obligation is covered by these monthly contributions. Generally, in addition, our Israel-based NEOs are entitled to participate in an education fund plan (the “Education Fund”), pursuant to which each executive officer who participates in the plan contributes an amount equal to 2.5% of their monthly salary to the Education Fund and the Company 7.5% of their monthly salary to the Education Fund up to a certain sum. For more information, see, in “Executive Compensation Tables.”

THE UNITED STATES

In the United States we provide various defined contribution plans for the benefit of our U.S.-based executive officers, including a 401(k) plan with a Company match. Under these plans, contributions are based on specified percentages of pay.

Details regarding benefits and perquisites specific to each NEO can be found in the footnotes to the Summary Compensation Table set forth below.

Other Bonuses

The Compensation Committee also has the authority to make discretionary bonuses during any fiscal year, as the Compensation Committee determines in its discretion is appropriate and in the best interests of the Company. These discretionary bonuses are made outside of, and not based on pre-set goals or formulas in, the Management Plan, and are instead sized based on various factors determined at the Compensation Committee’s discretion, such as individual performance, individual goals, other contributions to the Company and expected future contributions to the Company. For Fiscal 2023, the Compensation Committee did not grant any discretionary bonuses to any Management Plan participants.

FISCAL 2024 COMPENSATION

In the first quarter of Fiscal 2024, the Compensation Committee conducted its annual executive compensation review and approved the compensation of our NEOs for the year. The Compensation Committee considered, among other factors, our strategic plans for growth and expansion, our corporate performance, our NEOs’ individual performance, and market data provided by F.W. Cook.

The Compensation Committee set the Fiscal 2024 target bonuses for Messrs. Ginzburg, Hatzir and Ben Yosef at 83.3% of salary, while leaving the target bonus percentages for Mr. Blachar and Ms. Woelfel unchanged. The Compensation Committee also increased the value of equity awards granted to our NEOs for Fiscal 2024 under the 2018 ICP in amounts ranging from 7% to 38%, and did not increase any NEO’s base salary, based on market data, job performance and each NEO’s responsibilities for Fiscal 2023.

In addition, the Compensation Committee recommended, and the Board approved, a change under our compensation program whereby the PSUs and RSUs of all employees will now vest over a three-year period instead of a four-year period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with management and based on the review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement relating to our 2024 Annual Meeting of Stockholders.

Submitted by the members of the Compensation Committee of the Company’s Board.

Dafna Sharir, Chair
Michal Marom
Mike Nikkel

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth, for the periods required to be disclosed under SEC rules, the total compensation of our (i) CEO, (ii) CFO and (iii) three most highly compensated executive officers, other than our CEO and CFO, who were serving as executive officers as of December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Doron Blachar Chief Executive Officer	2023	528,300	—	1,800,000	—	594,000	136,276	(4)	3,058,576
	2022	506,910	—	675,000	225,000	510,000	140,249		2,057,159
	2021	506,886	70,000	—	—	365,000	132,801		1,074,687
Assaf Ginzburg Chief Financial Officer	2023	393,940	—	850,000	—	274,000	85,499	(5)	1,603,439
	2022	375,748	—	445,000	125,000	249,600	87,441		1,282,789
	2021	355,759	29,000	—	—	145,000	88,659		618,418
Shimon Hatzir Executive Vice President, Electricity Segment	2023	353,458	—	700,000	—	223,000	93,195	(6)	1,369,653
	2022	364,965	—	400,000	100,000	211,100	98,431		1,174,496
	2021	324,392	—	—	—	126,000	113,357		563,749
Ofer Ben Yosef Executive Vice President, Energy Storage and Business Development	2023	318,111		500,000	—	165,000	77,260	(7)	1,060,371
	2022	328,466	—	300,000	100,000	211,000	83,049		1,022,515
	2021	318,079	11,000	—	—	119,000	85,161		533,240
Jessica Woelfel General Counsel, Chief Compliance Officer, and Corporate Secretary	2023	333,231	—	450,000	—	220,000	14,954	(8)	1,018,185
(1)	The “Stock Awards” column reflects the dollar amounts that represent the aggregate grant date fair value of the applicable equity awards computed in accordance with FASB ASC Topic 718 (“Topic 718”). For a summary of the assumptions made in the valuation of the awards, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2023. $720,000, $340,000, $280,000, $200,000 and $180,000 represent the grant date fair value of all RSU awards to each of Messrs. Blachar, Ginzburg, Hatzir, Ben Yosef and Woelfel, respectively, which are calculated in accordance with the accounting standards for share-based compensation using Ormat’s closing stock price on the next day of business following the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting. The “Stock Awards” column above also reflects the $540,000, $255,000, $210,000, $150,000 and $135,000 grant date fair values of the target number of TSR PSUs and $540,000, $255,000, $210,000, $150,000 and $135,000 grant date fair values of the target number of MW PSUs, in each case, for each of Messrs. Blachar, Ginzburg, Hatzir, Ben Yosef and Woelfel, respectively, that were eligible to vest based on our relative TSR performance goals and MW goals, respectively, which for accounting purposes is based on the probable outcome (determined as of the grant date) of the performance-based condition applicable to the grant. Assuming the maximum level of performance achievement for the TSR PSUs, which is 150% of target, and 200% of target for the MW PSUs, the aggregate values of TSR PSUs for our NEOs in 2023 are $810,000, $382,500, $315,000, $225,000 and $202,500, and the aggregate values of the MW PSUs for each of our NEOs in 2023 are $1,080,000, $510,000, $420,000, $300,000 and $270,000, in each case, for each of Messrs. Blachar, Ginzburg, Hatzir, Ben Yosef and Woelfel, respectively.
(2)	The “Non-Equity Incentive Plan Compensation” column reflects the amount of any cash awards granted under the Management Plan to the NEOs. These amounts reflect cash awards earned for 2023 performance, which were paid in 2024. For more information, see “Compensation Discussion and Analysis—2023 Compensation Determinations—Management Plan” above.
(3)	Car-related expenses included in this column include also gas, maintenance and insurance, which are perquisites customary in Israel and are provided by the Company in amounts that are customary and prevalent among Israeli companies in comparable industries.
(4)	Includes severance and pension contributions as required by Israeli law in the amount of $97,895; payments of car-related expenses in the amount of $38,310; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.
(5)	Includes severance and pension contributions as required by Israeli law in the amount of $75,524; payments of car-related expenses in the amount of $9,904; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.
(6)	Includes severance and pension contributions as required by Israeli law in the amount of $68,397; payments of car-related expenses in the amount of $24,727; and payments for Israel National Insurance, health insurance, convalescence pay, Education Fund and other perquisites.
(7)	Includes severance and pension contributions as required by Israeli law in the amount of $64,249; payments of car-related expenses in the amount of $12,940; and payments for Israel National Insurance, convalescence pay, Education Fund and other perquisites.
(8)	Reflects the value of cash we contributed to the named executive officer’s account in our 401(k) plan.

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GRANTS OF PLAN-BASED AWARDS IN 2023

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2023:

			Estimated Future Payouts Under Non-Equity Incentive Plan Compensation(1)			Estimated Future Payouts Under Equity Incentive Plan Compensation			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Name	Grant Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Doron Blachar		Annual Cash Bonus: Management Plan	538,790	538,790	630,384
	3/21/23(3)	PSUs				3,397	6,793	10,190				$540,000
	3/21/23(4)	PSUs				3,393	6,786	13,572				$540,000
	3/21/23(5)	RSUs							9,009			$720,000
Assaf Ginzburg		Annual Cash Bonus: Management Plan	40,495	—	304,340
	3/21/23(3)	PSUs				1,604	3,208	4,812				$255,000
	3/21/23(4)	PSUs				1,603	3,205	6,410				$255,000
	3/21/23(5)	RSUs							4,254			$340,000
Shimon Hatzir		Annual Cash Bonus: Management Plan	35,565	—	267,288
	3/21/23(3)	PSUs				1,321	2,642	3,963				$210,000
	3/21/23(4)	PSUs				1,320	2,639	5,278				$210,000
	3/21/23(5)	RSUs							3,504			$280,000
Ofer Ben Yosef		Annual Cash Bonus: Management Plan	32,009	—	240,558
	3/21/23(3)	PSUs				944	1,887	2,831				$150,000
	3/21/23(4)	PSUs				943	1,885	3,770				$150,000
	3/21/23(5)	RSUs							2,502			$200,000
Jessica Woelfel		Annual Cash Bonus: Management Plan	35,926	—	270,000
	3/21/23(3)	PSUs				849	1,698	2,547				$135,000
	3/21/23(4)	PSUs				847	1,694	3,388				$135,000
	3/21/23(5)	RSUs							2,252			$180,000
(1)	Represents the threshold, target (if applicable) and maximum cash payout opportunities for Fiscal 2021 under the Management Plan. Other than for Mr. Blachar, there is no target for cash payout opportunities for our NEOs. For a further discussion of the payout opportunities, see “Compensation Discussion and Analysis—2023 Compensation Determinations—Management Plan.”
(2)	Represents the aggregate grant date fair value computed in accordance with Topic 718. For a summary of the assumptions made in the valuation of the awards, please see Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2023.
(3)	Represents the shares of Common Stock underlying 3-year relative TSR PSUs granted to our NEOs under our 2018 ICP in 2023. We discuss these awards under the heading “Compensation Discussion and Analysis – 2023 Compensation Determinations– Equity Awards”. The amounts disclosed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the number of shares of Common Stock issuable assuming achievement of the specific threshold, target or maximum levels of performance established by the Compensation Committee for these PSUs over the performance period.

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(4)	Represents the shares of Common Stock underlying 3-year MW PSUs granted to our NEOs under our 2018 ICP in 2023. The amounts disclosed in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the number of shares of Common Stock issuable assuming achievement of the specific threshold, target or maximum levels of performance established by the Compensation Committee for these PSUs over the performance period.
(5)	Represents shares of our Common Stock underlying RSUs granted under our 2018 ICP in 2023. We discuss these awards under the heading “Compensation Discussion and Analysis – 2023 Compensation Determinations– Equity Awards”.

EMPLOYMENT AGREEMENTS

The following are descriptions of the material terms of the employment agreements of our NEOs, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and under the heading “Grants of Plan-Based Awards” above.

General

Each of Mr. Blachar, our CEO, Mr. Ginzburg, our CFO, Mr. Hatzir, our Executive Vice President, Electricity Segment, Mr. Ben Yosef, our Executive Vice President, Business Development and Sales, is employed by Ormat Systems, one of the Company’s subsidiaries that is organized in Israel. Ms. Woelfel, our General Counsel, CCO, and Corporate Secretary, is employed by Ormat Technologies.

Each of Mr. Blachar, Mr. Ginzburg, Mr. Hatzir, Mr. Ben Yosef , and Ms. Woelfel is party to an employment agreement with their employer that sets forth their respective terms of employment, which terms are generally applicable to all employees under local law, covering matters such as vacation, health, and other benefits.

Doron Blachar

In connection with Mr. Blachar’s appointment as CEO, Mr. Blachar entered into an amended and restated employment agreement with the Company and Ormat Systems, dated July 2, 2020 (the “Blachar Employment Agreement”). Pursuant to the Blachar Employment Agreement, Mr. Blachar is entitled to receive a gross monthly salary of NIS 135,000, which salary is linked to changes in the cost of living index in Israel. He is eligible to receive an annual cash bonus in a target amount equal to 12 monthly salaries, based on criteria established by the Company, and to receive grants of future equity awards, subject to the terms and conditions of the equity incentive plan and the award agreement. The Blachar Employment Agreement also covers matters such as the Company’s management insurance plan or pension fund (to which Ormat Systems is to contribute a percentage of Mr. Blachar’s salary), contributions by the Company to an education fund and use of a Company-leased car.

In the event that within two months prior to, or 12 months following, the occurrence of a “Change of Control” (as defined in the Blachar Employment Agreement), Mr. Blachar’s employment is terminated by the Company other than for “Cause” or he resigns for “Good Reason” (each as defined in the Blachar Employment Agreement), all of his outstanding RSUs and PSUs will immediately vest, with performance-based equity awards vesting based on target level of performance.

Under the Blachar Employment Agreement, either party may terminate the employment relationship upon six months’ prior written notice or, in the event of a termination for Cause, immediately. In the event Mr. Blachar’s employment is terminated by the Company without Cause, or he resigns within two months before, or 12 months following, the consummation of a Change of Control, Mr. Blachar will be entitled to an extension of his notice period from six months to 12 months. The Company may determine not to take advantage of the full notice period and may terminate Mr. Blachar’s employment at any time during such notice period. In the event of such termination, the Company will pay to Mr. Blachar his salary and other related benefits due to him during the notice period. In the event of a termination of employment other than a termination for Cause occurring prior to July 1, 2022, the Company will pay Mr. Blachar an amount equal to six times his monthly salary. In addition, in the event of a termination of Mr. Blachar’s employment other than for “Cause,” he is eligible to receive (i) an amount equal to the difference between (x) the product of his last month’s salary by the term of his employment and (y) the sums accumulated under his pension and/or management insurance on account of his severance pay, including any profits and differentials, and (ii) a pro-rata portion of his annual cash bonus based on the number of months he was actually employed at the Company in such fiscal year. The Blachar Employment Agreement provides that the post-employment restrictive covenants set forth in his initial employment agreement with the Company, dated January 6, 2013, will continue to remain in effect (“Prior Employment Agreement”). Under his Prior Employment Agreement, Mr. Blachar is subject to certain non-competition and non-solicitation provisions for a period of 12 months following his termination of employment.

Assaf Ginzburg

In connection with his appointment as CFO, Mr. Ginzburg entered into an employment agreement with Ormat Systems, dated May 10, 2020 (the “Ginzburg Employment Agreement”). Pursuant to the Ginzburg Employment Agreement, Mr. Ginzburg is entitled to receive a gross monthly salary of NIS 95,000, which salary is linked to changes in the cost of living index in Israel, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ginzburg Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health and other benefits, including subject to Mr. Ginzburg’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems will contribute a percentage of Mr. Ginzburg’s salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

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In addition, under the Ginzburg Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ginzburg Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ginzburg’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ginzburg his salary and other related benefits due to him during the notice period. In addition, in the event of a termination of employment not for Cause, Mr. Ginzburg will be eligible to receive a pro-rata portion of his annual bonus for the year of termination.

The Ginzburg Employment Agreement contains non-competition and non-solicitation provisions that are designed to restrict Mr. Ginzburg from the following activities for a period of 12 months following his termination of employment: (i) holding an interest (other than a minority interest in a public company) in a competitive business; (ii) engaging in activities competitive with the business; (iii) soliciting any employee of the Subsidiary and its affiliates; and (iv) soliciting any customers (the “Restrictive Covenants”).

Shimon Hatzir

Mr. Hatzir entered into an employment agreement with Ormat Systems on October 1, 2018 (the “Hatzir Employment Agreement”), pursuant to which Mr. Hatzir is entitled to receive a gross monthly salary of NIS 77,000, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Hatzir Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Hatzir’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems will contribute a percentage of Mr. Hatzir’s salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

In addition, under the Hatzir Employment Agreement, either party may terminate the employment relationship upon two months’ prior written notice or, in the event of termination for “Cause” (as defined in the Hatzir Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Hatzir’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Hatzir his salary and other related benefits due to him during the notice period. Following the notice period, subject to his release of any claims against Ormat Systems, Mr. Hatzir will be entitled to receive his salary and all social benefits for an additional four months. The Hatzir Employment Agreement contains the Restrictive Covenants.

Ofer Ben Yosef

Mr. Ben Yosef entered into an employment agreement with Ormat Systems in April 2020 (the “Ben Yosef Employment Agreement”), pursuant to which Mr. Ben Yosef is entitled to receive a gross monthly salary of NIS 85,000, which salary is linked to changes in the cost of living index, and is eligible for an annual bonus based on criteria to be established by Ormat Systems and, subject to Board approval, to participate in the Company’s equity incentive plan. The Ben Yosef Employment Agreement sets forth other terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits, including subject to Mr. Ben Yosef’s election, coverage by Ormat Systems’ management insurance plan or pension fund, to which Ormat Systems is to contribute a percentage of Mr. Ben Yosef’s salary, contributions by Ormat Systems to an education fund and use of a company-leased car.

In addition, under the Ben Yosef Employment Agreement, either party may terminate the employment relationship upon four months’ prior written notice or, in the event of termination for “Cause” (as defined in the Ben Yosef Employment Agreement), immediately. Ormat Systems may determine not to take advantage of the full notice period and may terminate Mr. Ben Yosef’s employment at any time during such notice period. In the event of such termination, Ormat Systems will pay to Mr. Ben Yosef his salary and other related benefits due to him during the notice period. The Ben Yosef Employment Agreement contains the Restrictive Covenants.

Jessica Woelfel

Ms. Woelfel entered into an employment agreement with the Company on February 1, 2023, pursuant to which Ms. Woelfel would be entitled to receive, in the event the Company terminates her employment without “Cause” (as defined in her employment agreement) and subject to the execution of a release and compliance with her restrictive covenants, four months of continued base salary, any earned but unpaid annual bonus, a prorated target annual bonus for the year of termination and eligibility for reimbursements of COBRA premiums for four months. Ms. Woelfel’s employment agreement included 12 month post-termination non-competition and employee and customer non-solicit restrictions, as well as perpetual confidentiality and non-disparagement provisions.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2023:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercis- able		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(11)
Doron Blachar	July 1, 2020	34,023		11,341	(1)	63.40	July 1, 2026	—		—	—		—
	July 1, 2020	—		—		—	—	1,505	(2)	114,064
	July 1, 2020	—		—		—	—	981	(3)	74,350
	March 1, 2022	2,476	(4)	7,427		71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	March 1, 2028	2,414	(5)	182,957	—		—
	March 1, 2022	—		—		—	March 1, 2028	—		—	2,987	(6)	226,384
	March 21, 2023	—		—		—	—	9,009	(7)	682,792
	March 21, 2023	—		—		—	—				3,397	(8)	257,459
	March 21, 2023	—		—		—	—				6,786	(9)	514,311
Assaf Ginzburg	May 12, 2020	19,143		6,381	(1)	68.34	May 12, 2026	—		—	—		—
	May 12, 2020	—		—		—	—	838	(2)	63,513	—		—
	May 12, 2020	—		—		—	—	492	(3)	37,289			—
	March 1, 2022	1,376	(4)	4,126		71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	—	1,342	(5)	101,710	—		—
	March 1, 2022	—		—		—	—	1,000	(10)	75,790	—		—
	March 1, 2022	—		—		—	—	—		—	1,660	(6)	125,812
	March 21, 2023	—		—		—	—	4,254	(7)	322,411	—		—
	March 21, 2023	—		—		—	—	—		—	1,604	(8)	121,568
	March 21, 2023	—		—		—	—	—		—	3,205	(9)	242,907
Shimon Hatzir	June 15,2020	15,000		5,000	(1)	69.14	June 15, 2026	—		—	—		—
	December 31, 2020	430		143	(1)	90.28	December 31, 2026	—		—	—		—
	December 31, 2020	—		—		—	—	526	(2)	39,866	—		—
	March 1, 2022	1,101	(4)	3,300		71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	March 1, 2028	1,072	(5)	81,342	—		—
	March 1, 2022	—		—		—	March 1, 2028	1,500	(10)	113,685	—		—
	March 1, 2022	—		—		—	March 1, 2028	—		—	1,328	(6)	100,650
	March 21, 2023	—		—		—	—	3,504	(7)	265,568
	March 21, 2023	—		—		—	—	—		—	1,321	(8)	100,119
	March 21, 2023	—		—		—	—	—		—	2,639	(9)	200,010

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		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexer- cised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercis- able		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(11)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(11)
Ofer Ben Yosef	May 12, 2020	15,954	(1)	5,317		68.34	May 12, 2026
	May 12, 2020	—		—		—	—	698	(2)	52,902	—		—
	May 12, 2020	—		—		—	—	410	(3)	31,074
	March 1, 2022	1,101	(4)	3,300		71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	March 1, 2028	1,073	(5)	81,323	—		—
	March 1, 2022	—		—		—	March 1, 2028			—	1,328	(6)	100,650
	March 21, 2023	—		—		—	—	2,502	(7)	189,627
	March 21, 2023	—		—		—	—	—			944	(8)	71,546
	March 21, 2023	—		—			—	—			1,885	(9)	142,864
Jessica Woelfel	August 8, 2019	4,000	(1)	—		71.71	August 8, 2025
	June 15, 2020	7,500	(1)	2,500		69.14	June 15, 2026
	March 31, 2021	3,201	(1)	3,200		78.53	March 31, 2027
	March 1, 2022	—		3,851	(1)	71.15	March 1, 2028	—		—	—		—
	March 1, 2022	—		—		—	—	939	(10)	71,167	—		—
	March 1, 2022	—		—		—	—	—		—	1,162	(6)	88,068
	March 21, 2023	—		—		—	—	2,252	(7)	170,679
	March 21, 2023	—		—		—	—				849	(8)	64,346
	March 21, 2023	—		—		—	—				1,697	(9)	128,616
(1)	Represents SARs which vest and become exercisable 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(2)	Represents RSUs which vest 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(3)	Represents the number of RSUs that are eligible to vest, based on the number of PSUs that vested based on our relative TSR on the third anniversary of the grant date. The PSUs vested 50% on the second anniversary of the grant date, 25% on the third anniversary of the grant date, and the remaining 25% of the PSUs converted into RSUs and will vest on the fourth anniversary of the grant date (with the total amount that vested reflecting relative TSR performance as of the third anniversary of the grant date). Each RSU represents the right to receive one share of Common Stock upon vesting.
(4)	Represents SARs which vest and become exercisable 25% on each of the first, second, third and fourth anniversaries of the grant date. Each SAR represents the right to receive shares of Common Stock with a value equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.
(5)	Represents RSUs which vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(6)	Represents the number of PSUs that are eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2023, this table shows the number of shares underlying the outstanding PSU award assuming a payout at the threshold level. The PSUs vest 25% on each of the first, second, third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each PSU represents the right to receive one share of Common Stock upon vesting.
(7)	Represents RSUs which vest 25% on each of the first, second, third and fourth anniversaries of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(8)	Represents the number of TSR PSUs that are eligible to vest, based on our relative TSR from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the relative TSR from the grant date through the end of Fiscal 2023, this table shows the number of shares underlying the outstanding TSR PSU award assuming a payout at the threshold level. The PSUs vest 25% on each of the first, second, third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting relative TSR performance as of the third anniversary of the grant date). Each TSR PSU represents the right to receive one share of Common Stock upon vesting.

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(9)	Represents the number of MW PSUs that are eligible to vest, based on our MW targets from the grant date until the third anniversary thereof. In accordance with SEC rules and based on the commercial operations date MW progress through the end of Fiscal 2023, this table shows the number of shares underlying the outstanding MW PSU award assuming a payout at the target level. The MW PSUs vest 25% on each of the first, second, third and fourth anniversaries of the grant date (with the total amount ultimately vested reflecting MW growth performance as of the third anniversary of the grant date). Each MW PSU represents the right to receive one share of Common Stock upon vesting.
(10)	Represents RSUs which vest 33% on the second anniversary of the grant date and 67% on the third anniversary of the grant date. Each RSU represents the right to receive one share of Common Stock upon vesting.
(11)	The market value is based on the closing price of our Common Stock on December 29, 2023, which was the last trading day of fiscal 2023, of $75.79, multiplied by the number of underlying shares of Common Stock. All amounts shown for PSUs are shown at threshold level of achievement representing a 50 percent payout.

OPTION EXERCISES AND STOCK VESTED IN 2023

The following table provides information regarding the exercise of SARs and vesting of RSUs held by our NEOs during the year ended December 31, 2023.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Doron Blachar	68,252	851,754	5,253	426,905
Assaf Ginzburg	—	—	2,761	232,153
Shimon Hatzir	—	—	884	71,064
Ofer Ben Yosef	—	—	2,286	192,142
Jessica Woelfel	—	—	313	27,312
(1)	Represents the gross number of shares of Common Stock underlying exercised SARs. The net number of shares of Common Stock acquired by Mr. Blachar in connection with the exercised SARs was 11,315.
(2)	The value realized on exercise of Mr. Blachar’s SARs awards is based on the gross number of shares exercised multiplied by the difference between the closing market price of our Common Stock on the date of exercise of the SARs award and the exercise price of the SARs.
(3)	Value realized on vesting is based on the fair market value of closing market price of our Common Stock at the time of vesting and includes the value of payments in lieu of fractional shares.

PENSION PLANS

We did not maintain a pension plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2022.

NON-QUALIFIED DEFERRED COMPENSATION

We did not maintain a non-qualified deferred compensation plan requiring disclosure under SEC rules for any of our NEOs in Fiscal 2022.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

For 2023, our named executive officers were entitled to certain benefits upon a termination and/or change in control pursuant to their employment agreements and equity award agreements. Pursuant to the Change in Control Severance Plan (the “Severance Plan”), in the event that certain management employees, including the NEO’s (the “Eligible Participants”) employment is terminated by the Company without Cause within three months prior to and 24 months following a Change in Control, other than due to death or Disability, or an Eligible Participant resigns for Good Reason (all as defined in the Severance Plan) and subject to the effectiveness of a release and continued compliance with restrictive covenants, the Eligible Participant is entitled to the following: (i) cash severance payable in a lump sum equal to 200% or 150% (depending on if the Eligible Participant is designated as tier 1 or 2, respectively) of the sum of his/her base salary and target bonus; (ii) payment of a prorated target bonus in respect of the year of termination payable in a lump sum; (iii) for U.S. participants, eligibility for monthly reimbursements of COBRA premiums for 18 months; and (iv) accelerated vesting of all equity awards that were outstanding as of the Change in Control, with any performance-vesting awards to be deemed vested at actual level of performance determined at the time of such termination (or target level if actual performance cannot reasonably be determined). The Severance Plan supersedes the severance provisions in connection with a Change in Control previously applicable to the NEOs described above who have chosen to participate. The above severance benefits are in lieu of any other severance benefits to which the participant may be entitled in connection with a Change in Control, except for certain statutory severance entitlements under Israeli law. As a condition of participation, Eligible Participants must execute and comply with restrictive covenants, which generally provide for post-termination non-competition and employee and customer non-solicit restrictions for periods of 12 or 18 months for tiers 1 and 2 respectively, as well as perpetual confidentiality and non-disparagement provisions. All of our NEOs are designated as Tier 2, and elected to participate in the Severance Plan, other than Mr. Blachar.

You should refer to the Severance Plan, filed as an exhibit to the Company’s Annual Report on Form 10-K for Fiscal 2022, for the actual definitions.

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Required Tabular Disclosure for Potential Payments as of December 31, 2023

As required by SEC rules, this section reflects the amount of compensation that would have been payable to each of our NEOs in the event of termination of such executive’s employment, assuming the termination occurred effective as of December 31, 2023.

The following table presents potential payouts to our NEOs at year-end upon termination of employment in the circumstances indicated pursuant to the terms of applicable plans and agreements. The payouts set forth below assume the triggering event indicated occurred on December 31, 2023, when the closing price of our Common Stock was $75.79 per share as of December 29, 2023. These payouts are calculated for SEC disclosure purposes and are not necessarily indicative of the actual amounts the named executive would receive. In addition to the amounts reported below, our Israel-based NEOs are entitled to continued health, social and other benefits provided by law in connection with a termination of employment by the Company without cause.

Name	Death or Disability(1) ($)	Termination of Employment by the Company without Cause(2) ($)	Voluntary Termination of Employment by Employee(3) ($)	Termination in Connection with a Change in Control(4) ($)
Doron Blachar
Accelerated vesting of equity awards	2,052,317	—	—	2,224,666
Cash Payments	594,000	858,150	691,895	2,641,500
Assaf Ginzburg
Accelerated vesting of equity awards	1,091,000	—	—	1,156,212
Cash Payments	274,000	405,313	349,524	1,275,910
Shimon Hatzir
Accelerated vesting of equity awards	901,240	—	—	948,640
Cash Payments	223,000	399,729	291,397	1,087,687
Ofer Ben Yosef
Accelerated vesting of equity awards	669,986	—	—	723,703
Cash Payments	165,000	271,037	227,249	889,667
Jessica Woelfel
Accelerated vesting of equity awards	522,876	—	—	556,481
Cash Payments	229,804	331,077	—	1,093,967
(1)	Upon the death of a NEO, such NEO will be entitled to accelerated vesting of certain equity awards, which include the value of all RSUs and PSUs outstanding at December 31, 2023, with target performance assumed for PSUs, in accordance with the terms of the award agreements. The cash payments amounts include the Fiscal 2023 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant’s employment terminates as a result of death or disability, the participant’s beneficiary will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements and for Ms. Woelfel, the estimated value of four months of COBRA reimbursements.
(2)	The cash payments include (i) continued monthly salary for each of the NEOs during the notice provision (in the case of Ms. Woelfel, her entitlement to salary continuation) included in their employment agreements in the event of a termination of employment on December 31, 2023, which is six months for Mr. Blachar and Mr. Hatzir (inclusive of his four month adjustment period) and four months for each of Mr. Ginzburg, Mr. Ben Yosef and Ms. Woelfel, (ii) the Fiscal 2023 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant is terminated without cause, he or she will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements.
(3)	We have entered into “Section 14 arrangements,” contained in the employment agreements of each of our NEOs based in Israel, pursuant to which we make monthly contributions to fund any severance payments that are required under Israeli law. Without these arrangements, the NEOs would be entitled to receive severance payments only in the event their employment was terminated by the Company. The effect of the Section 14 arrangements is that the NEOs based in Israel will receive the severance payments in the event they terminate their employment with the Company for any reason. The cash payments amounts included in this column represent the severance payments to the NEOs pursuant to the Section 14 arrangements and the Fiscal 2023 annual bonuses for each of the NEOs made pursuant to the Company’s Management Plan, which provides that if a participant’s employment is terminated for any reason, other than by the Company without cause, he or she will be entitled to receive a pro rata portion of any award he or she would have been entitled to upon the determination of the level of achievement of the performance measures after the approval of the Company’s annual financial statements.
(4)	Reflects the benefits that would have been to our NEOs pursuant to the Severance Plan described above in the event of a termination on December 31, 2023 as follows: (i) cash severance payable in a lump sum equal to 200% (for Mr. Blachar) and 150% (for the other NEOs) of the sum of the NEO’s base salary and target bonus; (ii) target bonus for fiscal 2023; (iii) for Ms. Woelfel, the estimated value of 18 months of COBRA reimbursements; and (iv) the value of all unvested equity awards outstanding as of December 31, 2023, with any performance-criteria calculated at target level.

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PAY RATIO

CEO PAY RATIO

Our CEO, Doron Blachar, had Fiscal 2023 total compensation of $3,058,576, as reflected in the Summary Compensation Table included above. We estimate that the median of the annual total compensation of all Ormat employees for the year ended December 31, 2023, except our CEO, was $106,045. As a result, Mr. Blachar’s annual total compensation was approximately 29 times that of the median annual total compensation of all employees.

IDENTIFYING THE MEDIAN EMPLOYEE

We identified the median employee using compensation information derived from our payroll records. Our methodology in calculating the annual total compensation for employees (other than our CEO) included salary, social benefits, health insurance and cash bonus. Accordingly, the calculation included the following compensation components in the following jurisdictions: (a) in the United States, annual total compensation included salary, health insurance (employer’s portion) and 401(k) plan (employer’s portion); (b) in Israel, annual total compensation included salary, bonus (including discretionary bonus) and social benefits; and (c) in jurisdictions where we have employees other than in the United States and Israel, annual total compensation included salary, bonus and social benefits. Equity awards that were exercised or that vested during 2023 were included in the calculation of annual total compensation, as shown in our payroll and human resource records for 2023.

In identifying the median employee and determining total compensation or any elements of total compensation, we did not make any cost-of-living adjustments or any other material assumptions, adjustments or estimates, except as otherwise disclosed herein.

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PAY VERSUS PERFORMANCE

Pursuant to Item 402(v) of Regulation S-K, we are providing the following information about the relationship between (i) executive “compensation actually paid” to the Company’s chief executive officer and other named executive officers and (ii) certain aspects of the financial performance of the Company.

The Compensation Committee does not in practice use “compensation actually paid” as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.” The below disclosure is provided only to comply with applicable SEC rules.

PAY VERSUS PERFORMANCE TABLE

							Value of Initial Fixed $100 Investment Based On(4)
Year(1)	Summary Compensation Table Total for PEO 1(2) ($)	Summary Compensation Table Total for PEO 2(2) ($)	Compensation Actually Paid to PEO 1(3) ($)	Compensation Actually Paid to PEO 2(3) ($)	Average Summary Compensation Table Total for Other NEOs(2) ($)	Average Compensation Actually Paid to Other NEOs(3) ($)	Total Share- holder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income ($000)	Adjusted EBITDA(6) ($000)
(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2023	—	3,058,576	—	2,152,769	1,262,912	932,504	101.7	87.1	133,137	481,741
2022	—	2,057,159	—	2,830,554	1,134,725	1,453,939	116.05	111.98	77,795	435,463
2021	—	1,074,687	—	197,417	563,282	194,105	106.41	208.65	76,077	401,444
2020	1,842,741	2,405,763	3,388,339	3,986,154	1,294,262	1,725,013	121.15	302.04	101,806	420,159

(1)	Isaac Angel served as our Chief Executive Officer, also referred to as our Principal Executive Officer (“PEO”), until July 1, 2020, when he was succeeded by Doron Blachar. Mr. Blachar has served as the PEO since July 1, 2020 and for the entirety of 2023, 2022, 2021 and 2020. Mr. Angel is labeled as “PEO 1” and Mr. Blachar as “PEO 2.” Our other NEOs for the applicable fiscal years are labeled as “Other NEOs” and are as follows:
•	2023: Assaf Ginzburg, Shimon Hatzir, Ofer Ben Yosef and Jessica Woelfel.
•	2022: Assaf Ginzburg, Shlomi Argas, Shimon Hatzir and Ofer Ben Yosef.
•	2021: Assaf Ginzburg, Shlomi Argas, Shimon Hatzir and Ofer Ben Yosef.
•	2020: Assaf Ginzburg, Shlomi Argas, Zvi Krieger and Hezi Kattan.

(2)	Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of Mr. Angel (PEO 1 for 2020) and Mr. Blachar (PEO 2 for 2020, and otherwise the sole PEO for subsequent years), and (ii) the average of the total compensation reported in the SCT for the applicable year for our Other NEOs.

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(3)	Amounts reported in these columns represent the amount of “Compensation Actually Paid” (“CAP”) as computed in accordance with Item 402(v) of Regulation S-K. A reconciliation of the adjustments for PEOs and for the average of the Other NEOs is set forth in the following table. The CAP amounts do not reflect the actual amount of compensation earned by or paid to the PEOs or Other NEOs in the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to each applicable executive officer’s total compensation reported in the SCT for each year to determine the CAP:

	2023		2022		2021		2020
	PEO D. Blachar	Average Other NEOs	PEO D. Blachar	Average Other NEOs	PEO D. Blachar	Average Other NEOs	PEO 1 I. Angel	PEO 2 D. Blachar	Average Other NEOs
Summary Compensation Table Total	$3,058,576	$1,262,912	$2,057,159	$1,134,725	$1,074,687	$563,282	$1,842,741	$2,405,763	$1,294,262
Less Fair Value of Stock Awards and Option Awards Reported in SCT for the Covered Year	(1,800,000)	(625,000)	(900,000)	(468,750)	—	—	—	(1,500,000)	(787,500)
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	1,542,619	535,630	1,286,723	661,194	—	—	—	2,808,248	1,149,132
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	(470,447)	(197,457)	319,048	136,611	(658,791)	(310,336)	1,379,542	281,057	198,868
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Same Covered Year	—	—	—	—	—	—	—	—	—
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	(177,979)	(43,582)	67,624	(9,840)	(218,479)	(58,841)	166,056	(8,914)	(129,749)
Less Fair Value at the End of the Prior Year of Equity Awards that Were Forfeited Due to Failure to Meet Vesting Conditions in the Covered Year	—	—	—	—	—	—	—	—	—
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	—	—	—	—	—	—	—	—	—
Compensation Actually Paid	2,152,769	932,504	2,830,554	1,453,939	197,417	194,105	3,388,339	3,986,154	1,725,013

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the covered year.

(4)	TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The TSR assumes $100 was invested at the close of market on December 31, 2019 in our Common Stock, and assumes the reinvestment of any dividends.

(5)	“Peer Group” represents the PBW - Invesco WilderHill Clean Energy ETF. The Peer Group TSR assumes $100 was invested at the close of market on December 31, 2019 in the stocks of the companies included in the PBW - Invesco WilderHill Clean Energy ETF, and assumes the reinvestment of any dividends.

(6)	Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and accretion, adjusted for the following: (i) mark-to-market gains or losses from accounting for derivatives; (ii) stock-based compensation; (iii) merger and acquisition transaction costs; (iv) gain or loss from extinguishment of liabilities; (v) cost related to a settlement agreement; (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration activities; and (vii) other unusual or non-recurring items.

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TABULAR LIST OF MOST IMPORTANT FINANCIAL PERFORMANCE MEASURES

The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link NEO compensation to Company performance. Each performance metric below is used for purposes of determining payouts under either our Management Plan or vesting of our PSUs. Please see “Compensation Discussion and Analysis” for a further description of these performance metrics (including, in the case of Adjusted EBITDA, how it is calculated) and how they are used in our executive compensation program. As noted above, we do not in practice use any performance measures to link “compensation actually paid” (as calculated herein) to Company performance. However, we are providing this list in accordance with Item 402(v) of Regulation S-K to provide information on performance measures used by the Compensation Committee to determine NEO compensation, as more fully described in “Compensation Discussion and Analysis.”

Most Important Financial Performance Measures
Adjusted EBITDA
Revenue
Relative TSR
Megawatt Growth

RELATIONSHIP BETWEEN CAP AND CERTAIN FINANCIAL MEASURES

Relationship between CAP and GAAP Net Income

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the Other NEOs and (ii) our GAAP Net Income for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship between CAP and GAAP Net Income

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Relationship Between CAP and Adjusted EBITDA (our Company-Selected Measure)

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the Other NEOs and (ii) our Adjusted EBITDA for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship between CAP and Adjusted EBITDA

Relationship Between CAP and TSR

As required by SEC rules, the graph below reflects the relationship between (i) the CAP of the PEO and average CAP of the other NEOs, (ii) our TSR, and (iii) our Peer Group TSR for each of the fiscal years covered by the Pay Versus Performance Table.

Relationship between CAP and TSR

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KESSELMAN & KESSELMAN, A MEMBER FIRM OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has selected Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PwC”), to serve as our independent registered public accounting firm for 2023.

Stockholder approval is not required to appoint PwC as the independent registered public accounting firm for 2023. Our Board believes, however, that submitting the appointment of PwC to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and our stockholders.

As part of the evaluation of its independent registered public accounting firm, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and the Audit Committee Chair are directly involved in the selection of PwC’s lead audit partner. PwC has served as the Company’s independent registered public accounting firm since 2018. The Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

We expect that a representative from PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following tables set forth the aggregate fees billed to us for Fiscal 2023 and Fiscal 2022 by PwC member firms:

	2023 ($)	2022 ($)
Audit Fees(1)	2,854,032	2,866,809
Audit-Related Fees(2)	140,000	200,000
Tax Fees(3)	2,322,909	1,005,627
All Other Fees(4)	25,000	25,000
Total:	4,969,613	4,097,436
(1)	Audit Fees represent the aggregate fees billed for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements included in our Form 10-Q filings and services that are normally provided in connection with our statutory and regulatory filings.
(2)	Audit-Related Fees represent the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and that are not reported under paragraph (1) above. This includes fees for due diligence related to mergers and acquisitions and consulting on financial accounting/reporting standards.
(3)	Tax Fees represent the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.
(4)	All Other Fees represent annual software license fees.

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AUDIT COMMITTEE PRE-APPROVAL PROCEDURES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with our Audit Committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm in Fiscal 2023 and Fiscal 2022 were pre-approved by the Audit Committee of our Board, which concluded that the provision of such services by PwC member firms was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for pre-approval of audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services, other than audit services covered by the annual engagement letter, except as would be considered de minimis under Exchange Act rules. A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2023 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board, including matters concerning the independence of the independent registered public accounting firm. In addition, the Audit Committee has received from the independent registered public accounting firm written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board and has discussed these documents with the independent registered public accounting firm, as well as other matters related to the independent registered public accounting firm’s independence from management and the Company (including also considering whether the independent registered public accounting firm’s provision of tax services to the Company is consistent with maintaining the independent registered public accounting firm’s independence). The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for Fiscal 2023, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Michal Marom, Chair
Karin Corfee
Stanley B. Stern
Byron G. Wong

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

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PROPOSAL 4

APPROVAL OF AMENDMENT TO THE COMPANY’S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS

The Company is requesting that stockholders vote to approve an amendment to the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for the elimination of monetary liability of certain officers of the Company in certain limited circumstances (the “Proposed Amendment”). The following is only a summary of the Proposed Amendment, and is qualified in its entirety by reference to the complete terms of the Certificate of Incorporation reflecting the Proposed Amendment (i.e., the Fifth Amended and Restated COI), which is attached hereto as Appendix A. Stockholders are urged to read the actual text of the Fifth Amended and Restated COI.

The Board has unanimously adopted and declared advisable, and resolved to recommend to the Company’s stockholders that they approve and adopt, an amendment to Article Seventh, paragraph five of the Certificate to eliminate monetary liability of certain officers of the Company in certain limited circumstances.

PURPOSE AND EFFECT OF PROPOSED AMENDMENT

Pursuant to and consistent with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Article Seventh, paragraph five of the Certificate already eliminates the monetary liability of directors in accordance with the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain officers. Previously, Section 102(b)(7) of the DGCL provided for exculpation for directors only. Under Amended Section 102(b)(7), the “officers” of a corporation who may be exculpated include a person who (i) is the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) is or was identified in the corporation’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, or (iii) has consented to service of process in Delaware by written agreement.

Consistent with Section 102(b)(7) of the DGCL, the Proposed Amendment would only permit limiting the liability of certain officers for breaches of the fiduciary duty of care for direct claims. Like the provision limiting the liability of directors, the Proposed Amendment does not permit the elimination of liability of certain officers for:

•	any breach of the duty of loyalty to the company or its stockholders;
•	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or
•	any transaction from which the officer derived an improper personal benefit.

In addition, the Proposed Amendment does not permit the limitation of liability of certain officers in any derivative action. These limitations on exculpation of officers—and the limitations on exculpation of directors under the DGCL—are already incorporated into Article Seventh, paragraph five and will continue to be so incorporated in that section of the Proposed Amendment by specifically providing that “[t]o the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or as may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended, automatically and without further action, upon the date of such amendment” (emphasis added).

Our Board believes that it is important to extend exculpation protection to officers, to the fullest extent permitted by DGCL, in order to better position the Company to attract and retain qualified and experienced officers. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Aligning the protections available to our officers with those available to our directors to the extent such protections are available under the DGCL would empower officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.

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Taking into account the narrow class and type of claims for which officers would be exculpated, and the benefits our Board believes would accrue to the Company and its stockholders—enhancing our ability to attract and retain talented officers and potentially reducing future litigation costs associated with frivolous lawsuits—our Board determined that the Proposed Amendment is in the best interests of the Company and its stockholders.

EFFECT OF THE VOTE

The Proposed Amendment will become effective upon the Company filing the Certificate of Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Proposed Amendment. Our Board reserves the right to elect to abandon the Proposed Amendment at any time before it becomes effective even if it is approved by the stockholders. If our stockholders do not approve the Proposed Amendment, Article Seventh, paragraph five will remain unchanged, our officers will not be entitled to exculpation under the DGCL, and a Certificate of Amendment setting forth the Proposed Amendment will not be filed with the Delaware Secretary of State.

VOTE REQUIRED

Approval of the Proposed Amendment requires the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the Company entitled to vote thereon. Abstentions and “broker non-votes” will count as votes “against” this proposal.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY LAW.

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PROPOSAL 5

APPROVAL OF THE COMPANY’S SECOND AMENDED AND RESTATED 2018 INCENTIVE COMPENSATION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED THEREUNDER.

OVERVIEW

The Company’s 2018 ICP was originally adopted by our Board on May 7, 2018 and approved by our stockholders on May 12, 2018, and an amendment and restatement was adopted by our Board on April 7, 2022 and approved by our stockholders on April 18, 2022 (the “2018 ICP”). We are asking stockholders to approve the Ormat Technologies Inc. Second Amended and Restated 2018 Incentive Compensation Plan (as amended, the “A&R 2018 ICP”), which was adopted by our Board on March 12, 2024, subject to approval by our stockholders at the Annual Meeting.

What Changes Are We Proposing?

If approved by stockholders at the Annual Meeting, the A&R 2018 ICP would increase the number of shares of Common Stock authorized for issuance under the 2018 ICP by an additional 1,400,000 shares; after the proposed increase, approximately 4.1 million shares will be available for new equity award grants under the A&R 2018 ICP after March 1, 2024. In addition, the A&R 2018 ICP would extend the period during which awards are permitted to be made under the A&R 2018 ICP from January 31, 2028 until the fifth anniversary of the date of stockholder approval of the A&R 2018 ICP (i.e., May 8, 2029).

We are not proposing to make any other changes to the 2018 ICP.

The A&R 2018 ICP, as amended (which will be identical to the current 2018 ICP, other than with respect to the foregoing changes) will provide incentive compensation through the grant of incentive stock options, non-qualified stock options, restricted stock, SARs, stock units, performance awards, phantom stock, incentive bonuses, other stock-based awards and dividend equivalents. As of March 1, 2024, 2,716,359 shares of Common Stock remained available for future grants of awards under the 2018 ICP. The closing price of a share of Common Stock on the New York Stock Exchange on March 14, 2024 was $69.93.

Why Are We Proposing This Amendment and Restatement?

We believe that an adequate reserve of Common Stock available for issuance under the A&R 2018 ICP is necessary to enable us to attract, motivate and retain directors and key employees, and to provide incentives for such individuals through Common Stock ownership and other rights that promote and recognize the financial success and growth of our Company. The 2018 ICP is a fungible share reserve, under which each appreciation award (i.e., a stock option and stock appreciation right) counts as one (1) share for each share subject to such award, while each full-value award (i.e., restricted stock, restricted stock unit and performance stock unit) counts as 2.15 shares for each share subject to such award. Consistent with general market practice among companies who are similar to us and to thoughtfully manage shareholder dilution, our 2023 long-term incentive grants were entirely in the form of restricted stock units and performance stock units. If we determine to continue with an entirely (or predominantly) full-value equity program in future years and have an annual equity grant cadence, it will deplete the current share reserve much faster because of the 2.15 fungible ratio. Furthermore, we are also mindful that macroeconomic, geopolitical and, for Israeli companies like Ormat, national events such as the current war, can cause unpredictable business cycle and stock price volatility that can create challenges in our ability to attract, retain and motivate talent. An increase in the number of shares available will provide appropriate flexibility and visibility to plan for future issuances of incentive equity awards that will enable us to be market competitive (both in terms of grant sizing and expanding the number of eligible participants based on the needs of the business), and we believe that such awards are a critical component of the overall compensation of our executives and key employees and align the interests of award recipients with those of our stockholders.

What Is the Anticipated Effect of the Proposed Amendment and Restatement?

Based upon recent equity award requirements, we believe that the addition of 1,400,000 shares to the pool of Common Stock reserved for issuance under the A&R 2018 ICP will provide us with enough shares to continue to offer competitive equity compensation for the next five years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the A&R 2018 ICP’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations. See “—Summary of the A&R 2018 ICP—Key Equity Plan Data” for more details.

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If stockholders do not approve the proposed amendment and restatement, the 2018 ICP will continue in its current form and we may not be able to continue to offer competitive equity packages to our directors, executives, current employees and new employees, and thus may be less attractive than other companies that offer equity, in future years. We believe that this could impede our long-term growth plans and impair our ability to operate our business, particularly during uncertain times. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent, which we believe could adversely affect our cash flow and ability to reinvest in the business. We also believe that equity grants are a more effective compensation vehicle than cash awards because they better align the financial interests of employees with the interests of stockholders, and promote actions that result in long-term value creation.

If this Proposal 5 receives the requisite stockholder approval, the Company intends to register the additional shares of Common Stock available for issuance under the A&R 2018 ICP on a registration statement on Form S-8 under the Securities Act as soon as reasonably practicable following receipt of approval.

Plan Governance Highlights

The A&R 2018 Plan incorporates certain governance best practices, including:   No “liberal share recycling” of any awards.

No “liberal share recycling” of any awards.
Minimum vesting period of one year, except under certain limited circumstances and with permitted exceptions up to 5% of the share reserve.
Dividends and dividend equivalent rights, if any, on all awards will be subject to the same vesting requirements as the underlying award and will only be paid at the time those vesting requirements are satisfied.
No dividends or dividend equivalents on options or SARs.
Minimum 100% fair market value exercise price as of the date of grant for options and SARs.
No “liberal” change in control definition.
No repricing of options or stock appreciation rights and no cash buyout of underwater options or stock appreciation rights without stockholder approval, except for certain equitable adjustments in connection with certain corporate transactions.
No excise tax gross-ups.
No “reloads” of options or SARs.

SUMMARY OF THE A&R 2018 ICP

While the A&R 2018 ICP does not amend the existing 2018 ICP other than to increase the number of shares of Common Stock available for future grants, we have included a summary of the A&R 2018 ICP (consistent with our prior disclosures on the 2018 ICP) in accordance with SEC rules. The following is a summary of certain material features of the A&R 2018 ICP, which is qualified in its entirety by reference to the complete terms of the A&R 2018 ICP attached hereto as Appendix B. Stockholders are urged to read the actual text of the proposed A&R 2018 ICP. To the extent there is a conflict between this summary and the A&R 2018 ICP, the terms of the A&R 2018 ICP will govern.

Eligible Participants

Officers, directors and employees (including prospective directors or employees) of the Company and its subsidiaries and consultants or others who may provide services to the Company and its subsidiaries are eligible to receive awards under the A&R 2018 ICP. As of January 1, 2024, approximately five executive officers and approximately 1,600 employees were eligible to participate in the A&R 2018 ICP. Additionally, all of our director nominees, including the eight current directors up for reelection and the one nominee up for election upon the departure of one current director, will be eligible to participate. No consultants or other service providers are current participants in the 2018 ICP.

Administration of the A&R 2018 ICP

The A&R 2018 ICP will be administered by the Compensation Committee or a subcommittee thereof formed by the Compensation Committee. The Compensation Committee determines the eligible individuals who will be granted awards, the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise. To the extent not inconsistent with applicable law, the Compensation Committee may (i) delegate to a committee of one or more directors of the Company the authority of the Compensation Committee under the A&R 2018 ICP and (ii) authorize one or more executive officers to take certain actions under the A&R 2018 ICP.

Available Shares

Subject to adjustment as provided in the A&R 2018 ICP, as of the effective date of the A&R 2018 ICP, a total of 8,100,000 shares of Common Stock will be authorized for issuance for awards granted under the A&R 2018 ICP (which includes the aggregate number of shares of Common Stock authorized to be granted (whether or not subject to outstanding, or issued in settlement of, awards) under the 2018 ICP)(1), less (i) one share for every one share that was subject to an option or SAR granted after March 1, 2024 under the 2018

(1)	For reference, the share reserve consists of (x) an aggregate of 6,700,000 shares previously approved by stockholders at the Company's 2018 and 2022 Annual Meetings, of which 2,716,359 shares remained available for grant after March 1, 2024 and (y) a request for 1,400,000 additional shares which is subject to stockholder approval at the Company's 2024 Annual Meeting. Please see “Key Equity Plan Data - Overhang” for additional information.

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ICP and (ii) 2.15 shares of Common Stock for every one share that was subject to an award other than an option or SAR granted after March 1, 2024 under the 2018 ICP. Any shares of Common Stock that are subject to options or SARs will be counted against this limit as one share of Common Stock for every one share granted, and any shares of Common Stock that are subject to awards other than options or SARs will be counted against this limit as 2.15 shares of Common Stock for every one share granted.

If (i) any shares of Common Stock subject to an award are forfeited, an award expires or an award is settled for cash (in whole or in part), or (ii) after March 1, 2024 any shares of Common Stock subject to an award under the predecessor Amended and Restated 2012 Incentive Compensation Plan (the “2012 ICP”) are forfeited, an award under the 2012 ICP expires or is settled for cash (in whole or in part), then in each case the shares of Common Stock subject to such award under the 2012 ICP will, to the extent of such forfeiture, expiration or cash settlement, be added to the shares of Common Stock available for awards under the A&R 2018 ICP, with certain exceptions as set forth in the A&R 2018 ICP. Shares tendered or withheld to pay the exercise price or tax withholding liability will not become available for further grants.

Any shares of Common Stock that again become available for awards under the A&R 2018 ICP will be added back as (i) one share for every one share subject to options or stock appreciations rights granted under the A&R 2018 ICP or the 2012 ICP and (ii) 2.15 shares of Common Stock for every one share subject to awards other than options or stock appreciations rights granted under the A&R 2018 ICP or the 2012 ICP.

Notwithstanding anything to the contrary, shares of Common Stock tendered or withheld to pay the exercise price or tax liability with respect to an award shall not be added to the A&R 2018 ICP.

The maximum number of shares subject to awards granted pursuant to the A&R 2018 ICP during a single fiscal year to any non-employee director, together with any cash fees paid during the fiscal year to the non-employee director in respect of the director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), will not exceed $500,000 in total value (calculated based on the grant date fair value of such awards). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee director receiving such additional compensation does not participate in the decision to award such compensation.

Upon the adoption of the 2018 ICP in 2018, the Company’s Amended and Restated 2012 Incentive Compensation Plan (the "2012 ICP”) expired and no further awards could be granted under it. However, the 2012 ICP remains in effect with respect to outstanding equity awards previously made under it.

Dividends and Dividend Equivalents

In no event shall dividends or dividend equivalents be paid with respect to options or SARs. Notwithstanding any other provision of the A&R 2018 ICP to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

Minimum Vesting

Equity awards under the A&R 2018 ICP will be subject to a minimum one-year vesting period, with certain limited exceptions, including (i) for substitute awards granted in connection with mergers or acquisitions, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards granted to non-employee directors vesting on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders held at least 50 weeks after the immediately preceding year’s annual meeting, (iv) accelerated exercisability or vesting in cases of employment termination, retirement, a death, disability or change of control, and (v) at the Compensation Committee’s discretion, up to 5% of the shares of Common Stock authorized for issuance under the A&R 2018 ICP.

Awards

The following awards may be made under the A&R 2018 ICP.

Options

A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period of time. The Compensation Committee will determine the exercise price of options granted under the A&R 2018 ICP, which will be at least equal to the fair market value of our Common Stock on the date of grant. If the aggregate fair market value, determined as of the date the option is granted, of the shares of our Common Stock for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year exceeds $100,000, the value of the options above this threshold will be treated as Non-Qualified options. Stock options generally may not be exercised after ten years from the date of the grant thereof, unless a shorter period is specified in the grant agreement. At the relevant time of exercise, the option price must be paid in full in cash or, if permitted in the award agreement, in shares of our Common Stock with a fair market value on the date of exercise equal to the option price, by reduction in the number of shares of our Common Stock otherwise deliverable upon exercise of the option with a fair market value equal to the aggregate exercise price at the time of exercise or in a combination of cash and shares of any of the foregoing. After termination of any of our employees, directors or independent contractors, unless the Compensation Committee determines otherwise, an unvested option typically will be subject to forfeiture, and a vested option will be exercisable for the period of time stated in the option agreement. If termination is due to death or retirement, the option generally will remain

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exercisable for one year following such termination. In all other cases, the option generally will remain exercisable for three months. However, an option may never be exercised later than the expiration of its term.

Stock Appreciation Rights

A stock appreciation right, or SAR, is the right to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant for that number of shares of our Common Stock with respect to which the SAR is exercised. A SAR may be granted in conjunction with an option or alone. We may pay the appreciation in either cash, in shares of our Common Stock with equivalent value, or in some combination, as determined by the Compensation Committee. The Compensation Committee determines the exercise price of SARs, the vesting schedule and other terms and conditions of SARs; however, SARs expire under the same rules that apply to stock options.

Restricted Stock

Restricted stock awards are awards of shares of our Common Stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee may impose whatever conditions to vesting it determines to be appropriate. The Compensation Committee will determine the number of shares of restricted stock granted to any employee. Unless the Compensation Committee determines otherwise, shares that do not vest typically will be subject to forfeiture to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, or upon the termination of the employee, director or independent contractor for any reason, including death or retirement.

Stock Units

Stock units are rights to receive payment of an amount equal to all or a portion of the fair market value of a specified number of shares of our Common Stock at a future date.

Phantom Stock

Phantom stock are rights to receive an amount of cash equal to the fair market value of a share of our Common Stock at a specified date. The Compensation Committee determines the terms and conditions of phantom stock.

Incentive Bonuses

Incentive bonuses are rights to receive cash or shares of our Common Stock. The Compensation Committee determines the terms and conditions of such incentive bonuses.

Performance Awards

Performance awards are awards of restricted stock, stock units, phantom stock, and incentive bonus awards that will result in a payment to a key employee only if performance goals established by the Compensation Committee or the Grant Committee (as defined in the A&R 2018 ICP) are achieved. The Compensation Committee or the Grant Committee will establish a performance period, performance goals and performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to key employees. The performance goals may be based upon one or more objective or subjective performance criteria selected by the Compensation Committee or the Grant Committee, as the case may be, to measure the performance of the Company as a whole, and/or any subsidiary, business unit or individual objectives. Such performance goals and performance objectives also may be based solely on the Company’s performance or based on the relative performance of other companies or other comparisons of any indicators of performance relative to other companies.

Other Stock-Based Awards

Other types of stock-based awards may also be granted, either alone or in tandem with any other award, so long as they are consistent with the purpose of the A&R 2018 ICP. Special terms may apply for awards to participants who are foreign nationals, or who are employed outside of the United States, as the Compensation Committee considers necessary or appropriate to accommodate differences in local law, tax policy or custom.

Dividend Equivalents

Any award (other than options, SARs and restricted stock) under the A&R 2018 ICP may, in the discretion of the Compensation Committee, earn dividend equivalents. Notwithstanding any other provision to the contrary, dividend equivalents shall not be paid with respect to any forfeitable awards but may be accumulated and only paid upon payment of the vested and earned award.

Transferability of Awards

No award or portion of an award will be transferable other than by will or by the laws of descent and distribution, except that an option and tandem SAR may be transferred pursuant to a domestic relations order or by gift to a family member of the holder to the extent permitted in the applicable award. A tandem SAR may never be transferred except to the transferee of the related option. Only the participant may exercise an award during his or her lifetime.

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Adjustments

If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event in respect of the Company, the Compensation Committee will make such equitable adjustments and take such actions as applicable under the circumstances, which will include, as they relate to outstanding awards, maintaining the intrinsic value of each outstanding award. Such adjustments and actions shall include, as applicable, changes in: (i) the number of shares of Common Stock subject to the A&R 2018 ICP or any award or (ii) the number and kind of shares of Common Stock that are subject to any award and any applicable exercise price. The determination by the Compensation Committee as to the terms of any such adjustments will be final, conclusive and binding.

Amendment and Termination of the A&R 2018 ICP

No awards will be made under the A&R 2018 ICP after May 8, 2029. In addition, our Board has the authority to amend, suspend or terminate the A&R 2018 ICP, provided that such amendment does not adversely affect any award previously granted under the A&R 2018 ICP, unless our Board determines that an amendment is desired or appropriate to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board may not, however, except as otherwise provided in the A&R 2018 ICP, without the approval of stockholders, (i) change the class of eligible individuals who may become participants, (ii) increase the maximum number of shares of Common Stock authorized for the 2018 ICP, (iii) reduce the basis upon which the minimum option price is determined, (iv) extend the period within which awards under the 2018 ICP may be granted, (v) provide for an option or SAR that is exercisable more than ten years from the date it is granted unless the participant dies or (vi) amend the provisions of the A&R 2018 ICP relating to repricing.

Repricings Prohibited

Except in connection with an equitable adjustment or a Change in Control (as defined in the A&R 2018 ICP), the A&R 2018 ICP prohibits the repricing of outstanding stock options and SARs, whether by amending an existing award or by substituting a new award at a lower price. The A&R 2018 ICP also prohibits the payment of cash or other securities in exchange for out-of-the-money awards.

Claw-backs

An award agreement may provide that the Compensation Committee may cancel, or that the participant will forfeit and repay any value realized in respect of, an award if the participant engages in activity that is adverse to the interest of the Company. An award agreement may also provide for the participant to repay any amount paid in excess for any reason, including due to a misstatement. Awards will be subject to claw-back or forfeiture if required pursuant to applicable law, including pursuant to our clawback policy. Please see “Compensation Discussion & Analysis— 2023 Compensation Determinations—Other Policies” for a description of our Claw-back Policy.

Tax Matters

The following is a brief summary of the principal United States federal income tax consequences of awards under the A&R 2018 ICP. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Incentive Stock Options

All of the shares authorized for grant under the A&R 2018 ICP may be granted in the form of incentive stock options. The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the participant. In addition, a participant will not recognize taxable income, and we will not be entitled to any deduction, upon the exercise of an incentive stock option while the participant is an employee or within three months following termination of employment (longer in the case of death). In such event, the excess of the fair market value of the shares acquired over the option price will be includible in the participant’s alternative minimum taxable income for the year of exercise for purposes of the alternative minimum tax. If the participant does not dispose of the shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of taxable ordinary income. In the event of an earlier disposition, the participant will recognize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Any additional gain to the participant will be treated as capital gain, long-term or short-term, depending on how long the shares have been held. Upon such a disqualifying disposition, we will be entitled to a deduction in the same amount and at the same time as the participant recognizes such taxable ordinary income, subject to the limitations of Section 162(m) of the Code.

Non-Qualified Stock Options

The grant of a non-qualified stock option will not result in any immediate tax consequences to the Company or the participant. Upon the exercise of a non-qualified stock option, the participant will recognize taxable ordinary income, and we will be entitled to a deduction, subject to the limitations of Section 162(m) of the Code, equal to the difference between the option price and the fair market value of the shares acquired at the time of exercise. Any gain or loss upon a subsequent sale or exchange of the shares will be capital gain or loss, long-term or short-term, depending on how long the shares have been held.

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Stock Appreciation Rights

The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any shares received will constitute taxable ordinary income to the grantee. We will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Section 162(m) of the Code.

Restricted Stock

A participant normally will not recognize taxable income upon an award of restricted stock, and we will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares at that time, plus the amount of the dividends thereon to which the participant then becomes entitled. However, a participant may elect to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. We will be entitled to a deduction in the same amount and at the same time as the participant realizes income, subject to the limitations of Section 162(m) of the Code.

Stock Units

Any cash and the fair market value of any shares received in connection with the grant of a stock unit under the A&R 2018 ICP will constitute taxable ordinary income to the participant in the year in which paid, and the Company will be entitled to a deduction in the same amount, subject to the limitations of Section 162(m) of the Code.

Phantom Stock, Incentive Bonuses and Other Stock-Based Awards

The grant of phantom stock, incentive bonuses and other stock-based awards will generally constitute taxable ordinary income to the participant in the year in which paid, and the Company will generally be entitled to a deduction in the same amount, subject to the limitations of the Section 162(m) of the Code.

Dividend Equivalents

Dividend equivalents generally will be taxed at ordinary income rates when paid. In most instances, they will be treated as additional compensation that we will be able to deduct at that time, subject to the limitations of Section 162(m) of the Code.

Withholding

Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award.

Section 162(m) of the Code

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (i.e., the CEO, the CFO and any of the three other most highly paid executive officers) to no more than $1 million. Under 2017 tax legislation, any individual who is a “covered employee” for 2017 or thereafter, remains a “covered employee” for any compensation otherwise deductible for all subsequent years. The 2017 tax legislation also eliminated the Section 162(m) exception to the $1 million deduction cap for “performance-based” compensation.

Section 409A of the Code

Section 409A of the Code affects the timing for recognition of income attributable to certain types of non-qualified deferred compensation. Our Board of Directors believes the A&R 2018 ICP complies with Section 409A of the Code.

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KEY EQUITY PLAN DATA

Burn Rate

Our stock-based compensation, including the participation of employees and directors, results in a “burn rate” or share utilization rate presented in the table below. The table sets forth information regarding award grants, the burn rate for each of the last three years, and the average burn rate over the last three years. The burn rate has been calculated as the quotient of (i) the sum of all options, SARs, restricted stock and RSUs granted in such year, divided by (ii) the weighted average number of shares of Common Stock outstanding at the end of such year. The “burn rate” is not adjusted for forfeitures and expirations, which would reduce the burn rate if taken into account.

	Year Ended December 31,			3-Year
	2023	2022	2021	Average
Stock options & SARs granted (a)	—	514,384	15,884	176,756
Time-based restricted stock and RSUs granted (b)	189,324	108,502	11,804	103,210
Performance-based RSUs granted (c)	35,081	19,581	—	18,221
Total equity awards (a+b+c)	224,405	642,467	27,688	298,187
Weighted average shares of Common Stock outstanding (d)	59,423,928	56,062,771	56,004,100	57,163,600
Burn rate ((a+b+c)/d)	0.38%	1.15%	0.05%	0.52%

Overhang

The total potential dilution or “overhang” from the adoption of the A&R 2018 ICP is shown below. The 2018 ICP and the 2012 ICP are the only incentive plans under which equity awards are outstanding. The fully-diluted “overhang” assumes that the entire share reserve is granted in stock options. Other than the shares of common stock outstanding, all information is as of March 1, 2024.

Shares available for grant under the 2018 ICP (a)	2,716,359	*
Additional shares requested for approval under the A&R 2018 ICP (b)	1,400,000
Shares subject to outstanding stock options/SARs under the existing 2018 ICP and 2012 ICP**	1,139,169
Weighted-average exercise price of outstanding stock options/SARs	$68.49
Weighted–average remaining term of outstanding stock options/SARs	3.8 years
Shares subject to outstanding full-value stock awards under the existing 2018 ICP and 2012 ICP**	601,457
Total outstanding stock options/SARs and full-value stock awards (c)	1,740,626
Shares of common stock outstanding as of the Record Date (d)	60,381,538
Fully-diluted Overhang (a+b+c) divided by (a+b+c+d)	8.84%
*	Each option/SAR granted after March 1, 2024 counts as one share and each full value award granted after March 1, 2024 will count as 2.15 shares.
**	No further grants may be made under the 2012 ICP.

New Plan Benefits

As of the date hereof, no awards have been granted using the 1,400,000 shares of Common Stock proposed to be added to the A&R 2018 ICP. Awards under the A&R 2018 ICP using these shares will be granted at the discretion of the Compensation Committee based on a number of factors and, accordingly, are not determinable.

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Awards Granted under the Existing 2018 ICP

The following table sets forth information as of March 1, 2024 with respect to the number of outstanding shares of Common Stock underlying awards (including both exercisable and unexercisable SARs) that have been granted under the 2018 ICP to our named executive officers, director nominees and the specified groups set forth below. The number of PSUs assumes a payout at the maximum level.

Name	SARs	RSUs	PSUs
Named Executive Officers
Doron Blachar	55,268	27,543	75,189
Assaf Ginzburg	31,026	12,514	32,517
Shimon Hatzir	4,974	10,375	25,522
Ofer Ben Yosef	25,672	3,916	11,198
Jessica Woelfel	24,252	6,116	18,034
Director Nominees	—	—	—
Isaac Angel	—	2,170	—
Ravit Barniv	—	—	—
Karin Corfee	—	1,447	—
David Granot	2,525	1,447	—
Michal Marom	—	1,447	—
Mike Nikkel	—	—	—
Dafna Sharir	4,146	1,447	—
Stanley B. Stern	4,146	1,447	—
Byron G. Wong	2,525	1,447	—
All Current Executive Officers as a Group(1)	141,192	60,463	162,460
All Current Non-Executive Officer Directors as a Group(2)	13,342	10,852	—
Other Persons
Each associate of the current executive officers,non-executive officer directors and director nominees	—	—	—
Each other person who received or is to receive 5% of awards under the 2018 ICP	—	—	—
All Non-Executive Officer Employees as a Group	976,554	402,364	39,789
(1)	Includes all named executive officers.
(2)	Includes all of our current directors, namely, Isaac Angel, Karin Corfee, David Granot, Hidetake Takahashi, Michal Marom, Mike Nikkel, Dafna Sharir, Stanley B. Stern, and Byron G. Wong.

INTEREST OF CERTAIN PERSONS IN THE A&R 2018 ICP

Our executive officers, employees who perform services for or on our behalf, director nominees (including both current directors up for reelection and our two new nominees) and certain of their associates will be eligible to receive awards under the A&R 2018 ICP if the amendment and restatement is approved. Accordingly, such individuals have a substantial interest in the approval of this Proposal 5. For more information, see “—New Plan Benefits—Awards Granted under the Existing 2018 ICP” above.

VOTE REQUIRED

Approval of the amendment and restatement to the A&R 2018 ICP requires the affirmative vote of the holders of a majority of the voting power of our shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will count as votes “against” and “broker non-votes” will have no effect on the outcome of this proposal.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE A&R 2018 ICP TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK UNDERLYING OPTIONS, SARS OR OTHER AWARDS THAT MAY BE GRANTED UNDER SUCH PLAN.

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TRANSACTIONS WITH RELATED PERSONS

The following section discloses all related person transactions which we have been a party since January 1, 2023, as required to be reported under Item 404(a) of Regulation S-K.

TRANSACTIONS WITH ORIX

On May 4, 2017, the Company entered into a commercial cooperation agreement (the “CCA”), a registration rights agreement (the “RRA”) and the Governance Agreement (collectively, the “Transaction Agreements”) with ORIX in connection with the ORIX Transaction. The Transaction Agreements became effective upon the closing of the ORIX Transaction on July 26, 2017.

Commercial Cooperation Agreement

Pursuant to the Commercial Cooperation Agreement, the Company and its affiliates have an exclusive right of first refusal to own, invest in, develop and operate new geothermal business opportunities outside the State of Japan that are sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, subject to certain limitations. The Company and its affiliates also have the exclusive right to provide certain geological, engineering, procurement, construction, operational and/or management services, and the option to acquire up to 49% ownership of all geothermal projects within the State of Japan that (i) are new geothermal business opportunities sourced by or presented to ORIX or its affiliates after the effective date of the Commercial Cooperation Agreement, (ii) have an expected generating capacity of greater than 15MW and (iii) that are 100% owned by ORIX or its affiliates, or with respect to which ORIX or its affiliates have the ability to control all relevant decisions without being required to obtain any third party consent. Subject to certain limitations, ORIX and its affiliates must use their commercially reasonable efforts to engage the Company or its affiliates to provide certain geological, engineering, procurement, construction, operational and/or management services to all geothermal projects within the State of Japan that meet the foregoing criteria, but that have an expected generating capacity of 15MW or less. Furthermore, ORIX must use commercially reasonable efforts to assist the Company and its affiliates in obtaining project financing for geothermal projects from certain providers of debt financing with which ORIX or its affiliates have a commercial relationship at the applicable time.

The Commercial Cooperation Agreement will be suspended during any period in which ORIX and its affiliates cease to own, collectively, at least 13% of the voting power of all of our outstanding Common Stock or other securities entitled to vote generally for the election of directors to the Board. In November 2022, ORIX sold 4,312,500 shares pursuant to an underwritten secondary offering by the Company, and following the offering, ORIX and its affiliates collectively owned 11.9% of the voting power of our outstanding voting securities. Therefore, the Commercial Cooperation Agreement is currently suspended. During any such period, neither the Company nor ORIX will have any obligations under the Commercial Cooperation Agreement nor will they be liable for any claims under the Commercial Cooperation Agreement that arise during such period. The Commercial Cooperation Agreement may not be terminated except (i) by mutual agreement of the Company and ORIX, (ii) on the effective date of termination of the Governance Agreement (other than a termination resulting from the breach thereof by ORIX or its affiliates), (iii) in the event of an uncured event of default or (iv) upon certain bankruptcy or insolvency events with respect to any of the parties thereto.

Governance Agreement

The Governance Agreement sets forth the rights and obligations of the Company and ORIX with respect to certain corporate governance matters of the Company, including, but not limited to, the appointment of directors to our Board, the composition of Board committees and voting with respect to matters submitted to a vote of the stockholders of the Company. The Governance Agreement also sets forth limitations on the ability of ORIX and its affiliates to acquire our securities in excess of certain thresholds.

Pursuant to the Governance Agreement, the Company (i) appointed the three directors designated by ORIX to our Board to fill the vacancies created by the resignation of three of the Company’s former directors from the Board upon the closing of the ORIX Transaction and (ii) increased the size of the Board to nine directors and appointed the Independent Director (as defined in the Governance Agreement) to our Board. See “Corporate Governance—Overview” above for additional information concerning ORIX’s and the Company’s rights to designate director nominees for election to our Board and appointment to Board committees pursuant to the Governance Agreement.

Under the Governance Agreement, the Company and our Board must cause each director nominee designated by ORIX and the Independent Director to be included in management’s slate of nominees for election as a director at each annual or special meeting of stockholders of the Company at which directors are to be elected. The Company must also use reasonable best efforts to cause the election of each such director nominee and Independent Director and, in the event any such director nominee or Independent Director fails to be elected or, following election, ceases to be a director for any reason, ORIX has the right to designate replacement director nominees or fill the vacancy on our Board, as applicable, subject to approval by the Company.

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The Governance Agreement also provides that ORIX will vote or cause to be voted all securities beneficially owned by ORIX and its affiliates in favor of the election of all director nominees nominated by the Nominating and Corporate Governance Committee, and ORIX will not take, alone or in concert with others, any action to remove or oppose any director or director nominee nominated by the Nominating and Corporate Governance Committee.

The Governance Agreement also restricts ORIX and its affiliates from taking certain actions during the period that began upon the closing of the ORIX Transaction on July 26, 2017 and ends on the later of the third anniversary of such closing and the date on which ORIX is no longer entitled to nominate any directors to our Board (the “Standstill Period”), including:

•	beneficially owning, individually or as part of a group, any class or series of voting securities of the Company in excess of 30% of the aggregate amount of the then-outstanding voting securities of such class or series;
•	engaging in any “solicitation” of “proxies” (as those terms are defined under Regulation 14A under the Exchange Act) relating to the election of directors with respect to the Company, becoming a “participant” (as such term is defined under Regulation 14A under the Exchange Act) in any solicitation seeking to elect directors not nominated by our Board or otherwise seeking to influence any person or group with respect to the voting of any voting securities of the Company other than with respect to ORIX’s director nominees;
•	voting in favor of or otherwise supporting any transaction that would result in a Change of Control (as defined in the Governance Agreement) of the Company, if the transaction is opposed by our Board;
•	making any public request or proposal seeking to have the Company waive or make amendments to our organizational documents in a manner that would either impede or facilitate a Change of Control of the Company; and
•	making any public request or proposal that the Company effect any material change to its dividend policy.

Such restrictions will be suspended upon certain events, including, but not limited to, the Company’s entering into a definitive agreement providing for a transaction that would result in a Change of Control.

During the Standstill Period, ORIX is also required to vote or cause to be voted, on any action to be taken by the Company’s stockholders, in proportion to votes cast by all the stockholders of the Company (other than ORIX and its affiliates), all voting securities of the Company representing in excess of 25% of the outstanding voting power of the Company.

The Governance Agreement grants ORIX preemptive rights in the event of certain issuances of securities by the Company, as well as information rights with respect to the Company’s business, operations, finances, personnel and prospects, upon ORIX’s reasonable request, but in no event more than once during any twelve-month period.

The Governance Agreement will terminate or may be terminated as follows:

•	at the time ORIX and its affiliates collectively hold less than 5% of the voting power of all the outstanding voting securities of the Company;
•	upon the mutual written agreement of the Company and ORIX;
•	by ORIX, upon a material breach by the Company of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by the Company; or
•	by the Company, upon a material breach by ORIX of the Governance Agreement that has not been cured within ten business days after written notice thereof has been received by ORIX.

On April 13, 2020, the Company and ORIX entered into an amendment (the “Amendment”) to the Governance Agreement that facilitates the expansion of the Board of Directors in order to allow the addition of Mr. Angel as a director prior to his retirement as CEO of the Company on July 1, 2020. Pursuant to the Amendment:

•	ORIX agreed to take such action as was necessary to procure that at least a majority of the directors designated by ORIX consent to increase the number of directors on the Board of Directors to a maximum of ten directors, effective on the date of the Company’s 2020 Annual Meeting of Stockholders; subject to any such expansion solely being made solely for the purpose of the Company’s then current CEO, Isaac Angel and no other party, serving on the Board of Directors as an additional director to those then currently serving.
•	The Company agreed to take all such steps as were necessary to ensure that only nine or fewer individuals (inclusive of the directors designated by ORIX) were nominated for approval at its 2021 Annual Meeting of Stockholders.
•	The Company agreed that in the event that it had not convened and completed its 2021 Annual Meeting of Stockholders on or prior to a date 15 months from the date of the 2020 Annual Meeting of Stockholders and the number of directors exceeded nine (inclusive of the directors designated by ORIX), the Chair of the Board of Directors would at the earliest time practicable convene a special meeting of the Board of Directors to take any and all such action as was necessary to reduce the size of the Board to no more than nine directors (including the directors designated by ORIX) with immediate effect.

In November 2022, ORIX sold 4,312,500 shares pursuant to an underwritten secondary offering by the Company, and following the offering, ORIX and its affiliates collectively owned 11.9% of the voting power of our outstanding voting securities. Therefore, ORIX now has the right to nominate one director to our Board, but no longer has the right to jointly propose and nominate with the Company the Independent ORIX Director. Pursuant to the Governance Agreement, ORIX was required to use its reasonable best efforts to cause two of the directors nominated by it to tender his or her resignations, unless a majority of the directors other than the directors appointed by ORIX agreed in writing that such directors were not required to resign. A majority of the members of our Board agreed that none of the directors nominated by ORIX were required to resign following the offering and that such directors could continue to serve on our Board at least until the 2023 Annual Meeting of Stockholders. The Board has determined to re-nominate two of the three directors previously nominated by ORIX at this 2024 Annual Meeting of Stockholders even though it is no longer required by the Governance Agreement.

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Registration Rights Agreement

The Registration Rights Agreement, as amended on November 16, 2022, provides, among other things, that we are required to file a shelf registration statement on Form S-3 or Form S-1, or a post-effective amendment or prospectus supplement to any then effective registration statement, to permit a public offering and sale of shares of Common Stock held by ORIX, after the closing of the November 2022 offering. We are required to keep such shelf registration statement available for a period of three years after its initial effectiveness subject to our right to suspend its availability for up to 120 days (and no more than 90 consecutive days) in any calendar year. ORIX may, at any time, request an underwritten shelf takedown for shares of Common Stock held by it; provided, that the market value of such shares to be sold pursuant to the underwritten shelf takedown have a market value of at least $100 million at the time of the demand. ORIX may exercise such demand rights twice (with the November 2022 offering accounting for one such demand); provided that ORIX will be entitled to exercise such demand registration rights a third time in the event we include shares for our own account in an offering pursuant to either of the first two demands.

The Registration Rights Agreement also provides that if at any time the Company proposes to file a registration statement with the SEC in connection with any public offering of its Common Stock, ORIX will be permitted to require the Company to include the securities held by ORIX in such registration. At least 5 business days before the Company files any registration statement registering securities held by ORIX or any related prospectus, or any amendment or supplement thereto, the Company must furnish to ORIX for review copies of all documents proposed to be filed and include in such documents reasonable changes as ORIX and the Company may agree should be included.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof) and adopted a written policy on transactions with related persons. Under this policy:

•	any related person transaction, and any material amendment or modification to a related person transaction, in which the amount involved exceeds $120,000, in each case which are required to be disclosed pursuant to Item 404(a) of Regulation S-K or approved pursuant to NYSE rules, must be reviewed and approved or ratified by the Audit Committee or by the disinterested members of the Board; and
•	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board of Directors or recommended by the Compensation Committee for its approval.

In connection with the review and approval or ratification of a related person transaction:

•	management must disclose to the Audit Committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the related person’s interest in the transaction, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction or, in the case of indebtedness, the amount of principal, the approximated dollar value of the related person’s interest in the transaction and any other material information regarding the related person or the transaction;
•	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
•	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the

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Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
•	management must advise the Audit Committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Audit Committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider all relevant facts and circumstances, including, but not limited to whether such transaction would compromise the director or director nominee’s status as an “independent” or “non-employee” director, as applicable, under the rules and regulations of the SEC and the NYSE.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2023:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity Compensation plans approved by security holders	1,516,634	$68.50	3,313,670
Equity Compensation plans not approved by security holders	—	—	—
Total	1,516,634	$68.50	3,313,670
(1)	Includes outstanding stock options, SARs, RSUs and PSUs issued pursuant to the 2012 Incentive Compensation Plan (the “2012 ICP”) and the 2018 ICP. Pursuant to SEC guidance, the number of unearned PSUs included is at the maximum payout level.
(2)	Since RSU and PSU awards have no exercise price, they are not included in the weighted-average exercise price calculation in this column.
(3)	Includes shares available for future grant under the 2018 ICP. Following approval of our 2018 ICP at the 2018 Annual Meeting of Stockholders, no further awards have been, or may be, granted under the 2012 ICP.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 14, 2024 for:

•	each person known to us to own beneficially 5% or more of our outstanding Common Stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors, director nominees and executive officers as a group.

As of March 14, 2024, there were 60,381,538 shares of our Common Stock outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities, including stock appreciation rights (“SARs”) and/or restricted stock units (“RSUs”), of which that person has a right to acquire beneficial ownership (i) within 60 days, or (ii) in the case of directors or executive officers, upon termination of service other than for death, disability or involuntary termination. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Beneficial Owners of More than 5%	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
BLACKROCK, INC.	9,426,911	(1)	15.6%
ORIX CORPORATION	6,676,077	(2)	11.1%
THE VANGUARD GROUP	5,324,598	(3)	8.8%
MIGDAL INSURANCE & FINANCIAL HOLDINGS LTD.	3,566,159	(4)	5.9%
DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS
ISAAC ANGEL††	45,038	(5)	*
RAVIT BARNIV	—
KARIN CORFEE††	2,908	(6)	—
DAVID GRANOT††	8,355	(7)	*
MIKE NIKKEL††	—		—
MICHAL MAROM††	2,908	(8)	—
DAFNA SHARIR††	8,705	(9)	*
STANLEY B. STERN††	12,253	(10)	*
HIDETAKE TAKAHASHI††	1,893		*
BYRON G. WONG††	16,362	(11)	*
DORON BLACHAR†	63,282	(12)	*
ASSAF GINZBURG†	49,843	(13)	*
SHIMON HATZIR†	23,599	(14)	*
OFER BEN YOSEF†	24,710	(15)	*
JESSICA WOELFEL††	20,579	(16)	*
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (15 PERSONS)	280,435	(17)	*
†	c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel.
††	c/o Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519.
*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1)	Based on Schedule 13G/A (Amendment No. 8) filed with the SEC on January 29, 2024 by BlackRock Inc. (“Blackrock”). Includes, as of December 29, 2023, 9,426,911 shares beneficially owned, consisting of 9,299,422 shares as to which BlackRock has sole voting power and 9,426,911 shares to which BlackRock has sole dispositive power. BlackRock’s address is 50 Hudson Yards, New York, NY 10001.

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(2)	Based on Schedule 13D/A (Amendment No. 4) filed with the SEC on November 29, 2022 by ORIX. ORIX’s address is World Trade Center Building SOUTH TOWER, 2-4-1 Hamamatsu-cho, Minato-ku, Tokyo, 105-5135, Japan.
(3)	Based on Schedule 13G/A (Amendment No. 8) filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). Includes, as of December 29, 2023, 5,324,598 shares beneficially owned, consisting of 75,927 shares as to which Vanguard has shared voting power, 5,191,221 shares as to which Vanguard has sole dispositive power and 133,377 shares as to which Vanguard has shared dispositive power. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.
(4)	Based on Schedule 13G filed with the SEC on January 31, 2024 by Migdal Insurance & Financial Holdings Ltd. (“Migdal”). Includes, as of December 31, 2023, (i) 3,566,159 shares held for members of the public through, among others, provident funds, mutual funds, pension funds and insurance policies, which are managed by direct and indirect subsidiaries of Reporting Person, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, and (ii) 554,429 shares held by companies for the management of funds for joint investments in trusteeship, each of which operates under independent management and makes independent voting and investment decisions, and (iii) no shares beneficially held for their own account (Nostro account). Migdal’s address is 4 Efal Street, P.O. Box 3063, Petach Tikva 49512, Israel.
(5)	Includes 2,170 shares of Common Stock underlying RSUs.
(6)	Includes 1,447 shares of Common Stock underlying RSUs.
(7)	Includes 2,525 shares of Common Stock underlying SARs and 1,447 shares of Common Stock underlying RSUs.
(8)	Includes 1,447 shares of Common Stock underlying RSUs.
(9)	Includes 4,146 shares of Common Stock underlying SARs and 1,447 shares of Common Stock underlying RSUs.
(10)	Includes 4,146 shares of Common Stock underlying SARs and 1,447 shares of Common Stock underlying RSUs.
(11)	Includes 7,500 shares of Common Stock underlying options, 2,525 shares of Common Stock underlying SARs and 1,447 shares of Common Stock underlying RSUs.
(12)	Includes 2,252 shares of Common Stock underlying RSUs.
(13)	Includes 1,064 shares of Common Stock underlying RSUs.
(14)	Includes 876 shares of Common Stock underlying RSUs.
(15)	Includes 626 shares of Common Stock underlying RSUs.
(16)	Includes 1,601 shares of Common Stock underlying SARs and 563 shares of Common Stock underlying RSUs.
(17)	Includes, in the aggregate, 7,500 shares of Common Stock underlying options, 14,943 shares of Common Stock underlying SARs and 16,233 shares of Common Stock underlying RSUs, which are owned by all directors, director nominees and named executive officers.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and certain persons who beneficially own more than 10% of our Common Stock file with the SEC reports of ownership and changes in ownership of our Common Stock and other equity securities.

Based solely on a review of the copies of Forms 3, 4 and 5 filed with the SEC and on written representations from certain reporting persons, we believe that during Fiscal 2023, our directors, executive officers and ten-percent stockholders complied with all applicable Section 16(a) filing requirements on a timely basis, except for one Form 4 for Ms. Sharir filed on May 16, 2023 in order to report a grant of 1,447 RSUs on May 9, 2023.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting to be held on May 8, 2024, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail.

How can I attend and vote at the Annual Meeting?

To be admitted to the Annual Meeting, go to https://web.lumiagm.com/251938693. In order to gain access, stockholders of record as of the Record Date of March 14, 2024 should click on “I have a login,” enter the control number found on your proxy card, voting instruction form or notice you previously received and enter the password “ormat2024” (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, to be admitted to the Annual Meeting, you may also need to obtain a legal proxy reflecting the number of shares of Common Stock of the Company you held as of the Record Date, along with your name and email address, and a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to (718)765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern Daylight Time on May 1, 2024.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The online meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost. We designed the format of the online Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions real-time via the meeting website https://web.lumiagm.com/251938693. We are limiting questions to one per stockholder unless time otherwise permits. We will be answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting.

How do I vote my shares without attending the Annual Meeting?

If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:

•	By Internet - You may submit your proxy by going to www.voteproxy.com and follow the on-screen instructions or scan the QR code on your Notice or proxy card with your smartphone. You will need the Notice or proxy card in order to vote by Internet.
•	By Telephone - You may submit your proxy by using a touch-tone telephone to call toll-free +1 (800) 776-9437 in the United States or +1 (718) 921-8500 from foreign countries and following the instructions. You will need the Notice or proxy card in order to vote by telephone.
•	By Mail - You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

If you hold your shares in street name, you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Daylight Time) on May 7, 2024 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 7, 2024.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are five proposals scheduled to be voted on:

•	Proposal 1: elect the nine director nominees listed in this Proxy Statement (the “Nominee Proposal”);
•	Proposal 2: ratify the appointment of PwC as our independent registered public accounting firm for 2023 (the “Ratification Proposal”);
•	Proposal 3: approve the compensation of our NEOs on an advisory basis (the “Say-on-Pay Proposal”);

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•	Proposal 4: approve an amendment to the Company’s fourth amended and restated certificate of incorporation to limit the liability of certain officers (the “Charter Amendment Proposal”); and
•	Proposal 5: approve the amendment and restatement of the 2018 ICP to increase the total number of shares reserved thereunder (the “2018 ICP Restatement Proposal”).

Members of our management team and a representative of PwC will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Ormat’s Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by such holder. On the Record Date, there were 60,381,538 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his, her or its name. Shares held in “street name” are shares that are held in the name of a bank or broker on a person’s or entity’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held in street name, the Notice will be forwarded to you by your bank or brokerage firm, along with a voting instruction card. You may vote by directing your bank or brokerage firm how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone, or by mail as indicated below.

Under the rules of the NYSE, if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the Ratification Proposal is a routine matter, but the Nominee Proposal, Say-on-Pay Proposal, Charter Amendment Proposal and the 2018 ICP Restatement Proposal are not considered to be routine matters, so the broker or bank cannot vote your shares on the Nominee Proposal, Say-on-Pay Proposal, Charter Amendment Proposal and the 2018 ICP Restatement Proposal unless you provide voting instructions for each of these matters. If you do not provide voting instructions on a “non-routine” matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” “Broker non-votes” will have no impact on the outcome of the Nominee Proposal, the Say-on-Pay Proposal or the 2018 ICP Restatement Proposal, but will have the same effect as a vote against the Charter Proposal and will count toward a quorum at the Annual Meeting. For more information, see “—How many shares must be present to hold the Annual Meeting?”

As a street name holder, you may not vote your shares at the Annual Meeting unless you obtain a proxy form from your broker or bank to use at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of Common Stock outstanding on the Record Date represented in person or by proxy shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice or proxy card at the same time?

It generally means you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card, or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

Can I change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a record holder of shares, you may revoke your proxy or change your vote at any time before it is actually voted:

•	by signing and delivering another proxy with a later date that is received no later than May 7, 2024;
•	by voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Daylight Time) on May 7, 2024;
•	by sending a written statement to that effect to the Company’s Corporate Secretary, provided that such statement is received no later than May 7, 2024; or
•	by voting via the Internet at the Annual Meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance via the Internet at the Annual Meeting will not, by itself, revoke your proxy.

What will be the result if I submit my executed proxy card without making specific instructions?

If you are the record holder of shares and properly submit an executed proxy card without making specific instructions, your shares will be voted in the manner recommended by our Board of Directors as follows: “FOR” each of the nine director nominees (the Nominee Proposal); “FOR” the ratification of the appointment of our independent

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registered public accounting firm (the Ratification Proposal); “FOR” the approval of an amendment to our certificate of incorporation(the Charter Proposal); and “FOR” the approval of the amendment and restatement of the 2018 ICP (the 2018 ICP Restatement Proposal). If any other matters not included in this Proxy Statement properly come before the meeting, the shares represented by the proxy will be voted by the holders of the proxies in accordance with their best judgment to the extent permitted by Rule 14a-4(c) under the Exchange Act. The proxy may be removed at any time prior to exercise by the means discussed above in “—Can I change my vote after I submit my proxy?”

Who will count the votes?

Ormat’s transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. The Company has also retained Morrow Sodali to assist with the solicitation of proxies for a fee of $7,500, plus reimbursement for out-of-pocket expenses.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The list will be available for 10 days prior to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time), at our principal executive offices at 6140 Plumas St., Reno, Nevada 89519, by contacting the Corporate Secretary at (775) 356-9029.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed	Impact of Abstain Vote
Proposal 1 – Nominee Proposal	Majority of votes cast – “FOR” must exceed “AGAINST” votes	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	None
Proposal 2 – Say-on-Pay Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”
Proposal 3 – Ratification Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	Yes	“AGAINST”
Proposal 4 – Charter Proposal	Majority of the outstanding shares of stock entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”
Proposal 5 – Restated 2018 ICP Proposal	Majority of votes present in person or represented by proxy and entitled to vote on this item of business	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No	“AGAINST”

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OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

HOUSEHOLDING OF PROXIES

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please contact us at Ormat Technologies, Inc., 6140 Plumas St., Reno, Nevada 89519, Attention: Corporate Secretary or (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

ADDITIONAL FILINGS

The Company’s reports on Forms 10-K, 10-Q, and 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Clawback Policy, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Investment Committee Charter, and ESG Charter and amendments thereto are also available at our website, as described above.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by calling us at (775) 356-9029.

ANNUAL REPORT TO STOCKHOLDERS

Additional copies of our Annual Report to Stockholders for the fiscal year ended December 31, 2023 and copies of our annual report on Form 10-K for the fiscal year ended December 31, 2023 as filed with the SEC are available to stockholders without charge upon written request addressed to Ormat Technologies, Inc., Attention: Investor Relations, 6140 Plumas St., Reno, Nevada 89519.

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STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2025 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2025 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company and must be received no later than November [27], 2024, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2025 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination and provide the information and satisfy the other requirements set forth in the bylaws. To be timely, a stockholder’s notice shall be delivered to the Corporate Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2024 Annual Meeting of Stockholders, unless the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2024 Annual Meeting of Stockholders. For the Company’s 2025 Annual Meeting of Stockholders, this means that any such proposal or nomination must be delivered no earlier than January [8], 2025 and no later than February [7], 2025. If the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2024 Annual Meeting of Stockholders, the stockholder must deliver any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2025 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made. The notice must contain the information required by our bylaws, and the stockholder(s) must comply with the information and other requirements in our bylaws. Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2025 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b) (2) and Rule 14a-19(b)(3) under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees).

Notices of any proposals or nominations for the Company’s 2025 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6140 Plumas St., Reno, Nevada 89519.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements relating to current expectations, estimates, forecasts and projections about future events, including ESG-related targets, that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this proxy statement that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, as well as goals related to ESG initiatives, are forward-looking statements. When used in this proxy statement, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “target”, “goal”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat’s plans, objectives and expectations for future operations and are based upon its management’s current estimates and projections of future results or trends.

Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties, including our assumptions not being realized, our ability to execute our strategies in the time frame expected or at all, changing government regulations, scientific or technological developments, climate-related conditions and weather events, our ability to gather and verify data regarding environmental impacts, the compliance of various third parties with our policies and procedures, and our expansion into new products, services, and geographic regions, as well as the risks, uncertainties and other factors described under “Risk Factors” in Ormat’s annual report on Form 10-K filed with the SEC on February 23, 2024 and in Ormat’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are filed from time to time with the SEC.

The inclusion of information in this Proxy Statement should not be construed as a characterization regarding the materiality or financial impact of that information. Moreover, this Proxy Statement may use certain terms, including those that GRI Standards, SASB or TFCD or others may refer to as “material,” to reflect the issues or priorities of Ormat and its stakeholders. Used in this context, however, these terms are distinct from, and should not be confused with, the terms “material” and “materiality” as defined by or construed in accordance with securities, or other, laws or as used in the context of financial statements and reporting.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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APPENDIX A

~~FOURTH~~ FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ORMAT TECHNOLOGIES, INC.

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware

Ormat Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Ormat Technologies, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 15, 1994.

THIRD: The First Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 30, 2004.

FOURTH: The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 21, 2004.

FIFTH: The Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 22, 2017.

SIXTH: The Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 6, 2019.

~~SIXTH~~ SEVENTH: The ~~Third~~ Fourth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety and restated and integrated into a single instrument to read in full as set forth in the ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit A and made a part hereof.

~~SEVENTH~~ EIGHTH: The ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation of the Corporation was proposed by the Board of Directors of the Corporation and was duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and the ~~Third~~ Fourth Amended and Restated Certificate of Incorporation of the Corporation.

IN WITNESS WHEREOF, this ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this ___ day of ___________, 2024.

ORMAT TECHNOLOGIES, INC.

Name: Jessica Woelfel Title: General Counsel, Chief Compliance Officer, and Corporate Secretary

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Exhibit A

~~FOURTH~~ FIFTH AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION OF ORMAT TECHNOLOGIES, INC.

FIRST: The name of the Corporation is Ormat Technologies, Inc.

SECOND: The Corporation’s registered office in the State of Delaware is located at 614 N. Dupont Highway, Suite 210, in the City of Dover, 19901, County of Kent. The name of its registered agent at such address is TRAC - The Registered Agent Company.

THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on, are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Two Hundred Five Million (205,000,000), of which (i) Two Hundred Million (200,000,000) shares of par value of $.001 each are to be of a class designated Common Stock (the “Common Stock”) and (ii) Five Million (5,000,000) shares of par value of $.001 are to be of a class designated Preferred Stock (the “Preferred Stock”).

Simultaneously with the effective date of the filing of the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”), (i) each share of common stock, par value $.001 per share, of the Corporation issued and outstanding or authorized and unissued immediately prior to the effective date of the filing of the Second Amended and Restated Certificate of Incorporation (the “Old Common Stock”) was automatically reclassified and continued (the “Reverse Stock Split”), without any action on the part of the holder thereof, as one over one point three two five four four four (1/1.325444) of one share of Common Stock, equivalent to zero point seven five four four six four one six (0.75446416) share of Common Stock; (ii) the remaining par value of Forty Nine Thousand One Hundred and Seven and 17/100 Dollars ($49,107.17) was classified as excess capital; (iii) each certificate outstanding and previously representing shares of Old Common Stock were, until surrendered and exchanged, for all corporate purposes, deemed to constitute and represent the number of whole shares of Common Stock of the Corporation into which the outstanding shares of Old Common Stock previously represented by such certificate were converted by virtue of the Reverse Stock Split.

Effective immediately upon the consummation of the Reverse Stock Split, the authorized number of shares of Common Stock was increased, from One Hundred Fifty Million Eight Hundred Ninety Two Thousand Eight Hundred and Twenty Eight (150,892,828) shares to Two Hundred Million (200,000,000) shares.

In this Article Fourth, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the provisions relating to the same class of stock.

COMMON STOCK

The Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

1.	Dividends. Whenever the full dividends upon any outstanding Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock shall be entitled to receive such dividends and distributions in equal amounts per share, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
2.	Rights on Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.
3.	Voting. Except as otherwise provided by the laws of the State of Delaware or by this Article Fourth, each share of Common Stock shall entitle the holder thereof to one vote.

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PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a)	the designation of the series, which may be by distinguishing number, letter or title;
(b)	the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
(c)	whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;
(d)	the dates at which dividends, if any, shall be payable;
(e)	the redemption rights and price or prices, if any, for shares of the series;
(f)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;
(g)	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h)	whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;
(i)	restrictions on the issuance of shares of the same series or of any other class or series; and
(j)	the voting rights, if any, of the holders of shares of the series.

Except as may be provided in this ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. Notwithstanding the foregoing, the holders of Preferred Stock that shall have the right to vote for the election of directors as provided herein, in any other Preferred Stock Designation, or by law shall vote together with the holders of shares of Common Stock and any other capital stock of the Corporation entitled to vote generally, as a single class, on all matters relating to the election of directors. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

1.	Designation and Amount. A series of Preferred Stock of par value $.001 per share is hereby created and shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be Five Hundred Thousand (500,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.
2.	Dividends and Distributions.
2.1	Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the second Monday of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b)

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subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
2.2	The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 2.1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
2.3	Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.
3.	Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
3.1	Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
3.2	Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.
3.3	Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
4.	Certain Restrictions.
4.1	Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(a)	declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

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(b)	declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(c)	redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
(d)	redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
4.2	The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (c) of paragraph 4.1, purchase or otherwise acquire such shares at such time and in such manner.
5.	Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.
6.	Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
7.	Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

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8.	No Redemption. The shares of Series A Preferred Stock shall not be redeemable.
9.	Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.
10.	Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of the outstanding shares of Series A Preferred Stock, voting together as a single class.

FIFTH: The Corporation is to have perpetual existence.

SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the By-Laws so require.

Beginning with the annual meeting of stockholders to be held in 2020, the directors, including those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as provided herein or in any Preferred Stock Designation, shall be elected to hold office for a term expiring the next annual meeting of the stockholders of the Corporation and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal from office. At each annual meeting of the stockholders of the Corporation, directors shall be elected by a majority of all votes cast for each of the director nominees at such meeting, except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled), in which case the directors shall be elected by a plurality vote of all votes cast for the election of directors at such meeting.

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, at a meeting of stockholders called expressly for that purpose, one or more members of the Board of Directors (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then serving on the Board, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification or removal from office. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or as may hereafter be amended, ~~NO~~ no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended, automatically and without further action, upon the date of such amendment. ~~except for liability (i) for ny breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.~~ No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this ~~Fourth~~ Fifth Amended and Restated Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

EIGHTH: Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any stock of any class which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes and whether out of unissued shares authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issue thereof.

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NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH:

1.	Amendment of Certificate of Incorporation. From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Delaware at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the stockholders of the Corporation by its Certificate of Incorporation are granted, subject to this reservation. Notwithstanding the foregoing and any other provision herein (and notwithstanding the fact that a lesser percentage or separate class vote may be specified herein, in the By-Laws of the Corporation or by law), the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, the second paragraph of Article Seventh hereof.
2.	By-Laws. The Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of Incorporation of the Corporation, subject to the power of the holders of the then outstanding shares of capital stock of the Corporation entitled to vote generally to alter or repeal the By-Laws made by the Board of Directors.
ELEVENTH:
1.	Written Consent in Lieu of Meeting. Any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders.
2.	Special Meeting of Stockholders. A special meeting of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called by the Chairman of the Board, the President, the Board or the holders of not less than a majority of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose or, at any time that Ormat Industries Ltd. or any OIL Transferee owns at least 20% of the then outstanding shares of Common Stock, by Ormat Industries Ltd. or any OIL Transferee. For purposes of this Section 2 of Article Eleventh, “OIL Transferee” shall mean a transferee of Ormat Industries Ltd. or any other OIL Transferee that receives at least 20% of the then outstanding shares of Common Stock that pursuant to an instrument of transfer or related agreement has been granted rights under this Section 2 of Article Eleventh by Ormat Industries Ltd. or any OIL Transferee.

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APPENDIX B

ORMAT TECHNOLOGIES INC.
SECOND AMENDED AND RESTATED 2018 INCENTIVE COMPENSATION PLAN

1.        Purpose of Plan

The purpose of the Ormat Technologies, Inc. Amended and Restated 2018 Incentive Compensation Plan (as amended from time to time, the “Plan”) is to assist Ormat Technologies, Inc. and its Subsidiaries (the “Corporation”) in attracting, retaining and motivating Eligible Individuals (as defined below) by making it possible to offer them compensation for their contributions to the Corporation, to encourage them to acquire a proprietary interest in the Corporation, to incentivize them to join or continue in the service of the Corporation and to increase their efforts for its welfare.

2.        Definitions

As used in the Plan, the following words have the following meanings for purposes of the Plan, any Award Agreement and any standardized terms and conditions that may be adopted from time to time by the Committee:

(a)	“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Stock Appreciation Right, Restricted Stock, Stock Units, Phantom Stock, Other Stock-Based Awards, Incentive Bonuses, Performance Awards, dividend equivalents or any combination of such types of Awards.
(b)	“Award Agreement” means any written or electronic document by which each Award by the Corporation under the Plan is evidenced.
(c)	“Board” means the Board of Directors of the Corporation.
(d)	“Cause” means, unless otherwise defined in an Award Agreement, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude; (ii) conduct that results in or is reasonably likely to result in, harm to the reputation or business of the Corporation; (iii) the Grantee’s material violation of any Firm policy concerning confidential information, conflict of interest, trading, anti-corruption or bribery, or workplace conduct or (iv) the failure or refusal by the Participant to perform his or her normal duties (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which has not ceased within ten (10) days after a demand for substantial performance is delivered to the Participant by the Corporation, which demand identifies the manner in which the Corporation believes that the Participant has not performed such duties; provided, however, if a Participant is a party to an employment or service agreement with the Corporation, “Cause” shall have the meaning set forth in such agreement. The Committee, in its sole and absolute discretion, shall determine whether a Participant has been discharged for Cause.
(e)	“Change in Control” means, unless otherwise defined in an Award Agreement (subject to the last paragraph of this definition), (i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities, provided, that the acquisition of additional securities by any person or group that owns more than 50% of the voting power prior to such acquisition of additional securities shall not be a Change in Control; or (ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Corporation is not affected and following which the Corporation’s chief executive officer and directors retain their positions with the Corporation (and constitute at least a majority of the Board of Directors) and such merger or consolidation is consummated; or (iv) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation’s assets and such sale or disposition is consummated.

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To the extent any provision of the Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Corporation’s assets” within the meaning of Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control.

Notwithstanding anything to the contrary, any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction of a transaction (rather than its consummation), and/or an unapproved change in less than a majority of the Board, and/or acquisition of a 15% or less of outstanding Common Stock; and/or announcement or commencement of a tender or exchange offer.

(f)	“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.
(g)	“Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the shares of Common Stock are traded, to the extent required by such rules.
(h)	“Common Stock” means the common stock of the Corporation, par value $.001.
(i)	“Director” means a member of the Board who is not an employee of the Corporation.
(j)	“Effective Date” means the date specified in Section ~~21~~23 of the Plan.
(k)	“Eligible Individuals” means officers, directors, or employees (including prospective directors or employees) of the Corporation, and consultants or others who may provide services to the Corporation.
(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(m)	“Fair Market Value” means with respect to shares of Common Stock as of any date, (i) the closing price of the shares of Common Stock as reported on the principal U.S. national securities exchange on which the shares of Common Stock are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the shares of Common Stock are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the shares of Common Stock reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the shares of Common Stock are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the shares of Common Stock as determined by the Committee in its sole discretion. The Fair Market Value of any property other than shares of Common Stock shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(n)	“Grant Committee” means the Committee, excluding those members of the Committee who are not at the time of the grant of the Award “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act, for purposes of Section 16 of the Exchange Act and the rules under the Exchange Act.
(o)	“Incentive Bonus” means an Award of a right to receive cash or shares of Common Stock, whether or not subject to performance goals and performance periods.
(p)	“Incentive Stock Option” means an Option to purchase shares of Common Stock which is intended to qualify as an incentive stock option as defined in Code Section 422.
(q)	“Nonqualified Stock Option” means an Option to purchase shares of Common Stock which is not intended to qualify as an incentive stock option as defined in Code Section 422.
(r)	“Option” means an Award of the right to purchase a specified number of shares of Common Stock at a specified price for a specified period. Two types of Options may be awarded under the Plan: (i) Incentive Stock Options; and (ii) Nonqualified Stock Options.
(s)	“Participant” means an Eligible Individual to whom one or more Awards have been granted that have not all been forfeited or terminated under the Plan.
(t)	“Performance Award” means an Award granted pursuant to Section 11 of the Plan.
(u)	“Phantom Stock” means an Award of a right to receive an amount in cash equal to the Fair Market Value of a share of Common Stock at a specified date.
(v)	“Plan” has the meaning set forth in the Preamble.
(w)	“Prior Plan” means the Ormat Technologies, Inc. 2012 Incentive Compensation Plan, as amended and restated.

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(x)	“Restricted Stock” means an Award of shares of Common Stock that is subject to restrictions on transfer for a specified period.
(y)	“Retirement” means, unless otherwise defined in an Award Agreement, Separation from Service upon attainment of the applicable retirement age in those countries in which the law determines the retirement age and age 65 in other countries.
(z)	“Section 409A” means Section 409A of the Code.
(aa)	“Separation from Service” has the meaning set forth in Code Section 409A.
(bb)	“Stock Appreciation Right” or “SAR” means an Award of a right to receive, upon exercise, an amount payable in cash or shares equal to the number of shares subject to the Stock Appreciation Right that is being exercised multiplied by the excess (if any) of (i) the Fair Market Value of a share of Common Stock on the date the Award is exercised, over (ii) the exercise price specified in the Stock Appreciation Right Award.
(cc)	“Stock Unit” means an Award of the right to receive a fixed number of shares of Common Stock at a future date.
(dd)	“Subsidiary” means any (i) corporation or entity, other than the Corporation, in an unbroken chain of corporations or other entities beginning with the Corporation if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be a Subsidiary for purposes of the Plan, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Code Section 424(f).
(ee)	“Substitute Awards” shall mean Awards granted or shares of Common Stock issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Corporation or any Subsidiary or with which the Corporation or any Subsidiary combines.

3.        Administration of Plan

The Plan will be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Eligible Individuals to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of shares of Common Stock (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property; (vi) determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award made under the Plan shall be accelerated or deferred; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Corporation and any Participant.

The Committee may adopt its own rules of procedure, and the action of a majority of the Committee members (or the Grant Committee, as the case may be), taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee or otherwise in accordance with the Committee’s charter and the Corporation’s bylaws, will constitute action by the Committee.

To the extent not inconsistent with applicable law, including Section 16 of the Exchange Act, or the rules and regulations of the principal U.S. national securities exchange on which the shares of Common Stock are traded, the Committee may (i) delegate to a committee of one or more directors of the Corporation any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Eligible Individuals who are not Directors or executive officers of the Corporation (A) designate Eligible Individuals to be recipients of Awards, (B) determine the number of shares of Common Stock subject to such Awards to be received by such Eligible Individuals and (C) cancel or suspend Awards to such Eligible Individuals; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of shares of Common Stock subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

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In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

4.        Awards

(a)	General. Awards may be made from time to time under the Plan to such Eligible Individuals and in such form and having such terms, conditions and limitations as the Committee or the Grant Committee may determine. Awards may be granted singly, in combination or in tandem. The amount of each Award granted under the Plan and the terms, conditions and limitations of each such Award will be set forth in writing on a form approved by the Committee (or the Grant Committee, as the case may be), consistent, however, with the terms and conditions of the Plan. The provisions of Awards need not be the same with respect to each Participant. In case of any discrepancy between the terms in any Award and the Plan, the Plan will govern.
(b)	Minimum Vesting Requirement. After the Effective Date, notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash obligations, (iii) Awards to non-employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 15(a) (subject to adjustment under Section 18); and provided further that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise.

5.        Awards of Options

The terms and conditions with respect to each Award of Options under the Plan will be consistent with the following:

(a)	Option Price. The Option price per share will not be less than the Fair Market Value per share of Common Stock at the date of grant (or the day following if the Corporation’s earnings results are released on the date of grant), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become employees of the Corporation as a result of merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the Option to be exempt from Code Section 409A).
(b)	Incentive Stock Options. Awards of Incentive Stock Options will be granted only to employees.
(c)	Exercise Period. The exercise of an Award may be conditioned upon completion of all or a part of a vesting schedule specified in the Award and/or the satisfaction of performance or other criteria as specified in the Award. The Award will be exercisable, in whole or in part, from time to time beginning as stated in the Award and ending at the expiration of ten years from the date of grant of the Award, unless an earlier expiration date will be stated in the Award or the Option expires because of the exercise of a tandem SAR, whether granted under this Plan or another Plan of the Corporation. An Option Award Agreement may provide that in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) shares of Common Stock may not be purchased or sold by certain employees or directors of the Corporation due to the “black-out period” of a Corporation policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Corporation, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.
(d)	Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable, whether granted under this Plan or another Plan of the Corporation, for the first time by any Participant during any calendar year exceeds $100,000, such Options will be treated as Nonqualified Stock Options. This subclause (d) will be applied by taking Options into account in the order in which they were granted. For purposes of this subclause (d), the Fair Market Value of any share of Common Stock will be determined at the time of the Award. If this subclause (d) results in a portion of an Incentive Stock Option exceeding the $100,000 limitation, only such excess will be treated as a Nonqualified Stock Option. In addition, any person who owns (or is deemed to own pursuant to Code Section 424(d)) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its affiliates shall not be granted an Incentive Stock Option unless the exercise price is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

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(e)	Payment for Shares of Common Stock. Payment in full of the Option price must be made upon exercise of each Option and may be made (i) in cash, (ii) to the extent provided in the Award, by the delivery (either actual delivery or by attestation procedures established by the Corporation) of shares of Common Stock with a Fair Market Value determined as of the date of exercise equal to the Option price, (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of the Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise or (iv) in a combination of any of the foregoing. The Committee may also permit Participants, either on a selective or aggregate basis, simultaneously to exercise Options and to sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement, approved in advance by the Committee and to use the proceeds from such sale as payment of the purchase price of such shares of Common Stock subject to the Option.
(f)	Substitute Options. Notwithstanding anything to the contrary herein, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provision) as those contained in the previously issued option being replaced thereby.
(g)	Repricing. Repricing of Options and SARs shall not be permitted. For this purpose, a “repricing” means any of the following (or any action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; (C) canceling an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock in exchange for another Option, SAR or other equity award; and (D) repurchasing for cash an Option or SAR at a time when its price is less than the Fair Market Value of the underlying stock, unless the change, other action or cancellation, exchange or repurchase occurs in connection with an event set forth in Section 18.
(h)	No Reloads. No Options granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional Options in connection with the exercise of the original Option.

6.        Awards of Stock Appreciation Rights (SARs)

The terms and conditions with respect to each Award of SARs under the Plan will be consistent with the following:

(a)	Awards of SARs. The grant price of a SAR will not be less than the Fair Market Value of the Common Stock on the date the SAR is granted, unless the SAR was granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who became employees of the Corporation as a result of a merger, consolidation, acquisition or other corporate transaction involving the Corporation (in which case the assumption or substitution shall be accomplished in a manner that permits the SAR to be exempt from Code Section 409A). SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or part of the related Option. To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Common Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award or, in the absence of such provision as the Committee may determine. A SAR shall have such vesting and other provisions as set forth in the Award consistent with the terms of the Plan, provided that no SAR may be exercised more than 10 years from the date of grant.
(b)	Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock valued at Fair Market Value on the date of exercise or a combination thereof.
(c)	No Reloads. No SARs granted under the Plan shall contain any provision entitling a Participant to the automatic grant of additional SARs in connection with the exercise of the original SAR.

7.        Awards of Restricted Stock

The terms and conditions with respect to each Award of Restricted Stock under the Plan will be consistent with the following:

(a)	Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. The Restricted Stock will be forfeited to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.

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(b)	Book-Entry Accounts. Restricted Stock will be held in book-entry accounts subject to the direction of the Corporation (or if the Corporation elects, certificates may be issued in the Participant’s name but delivered to and held by the Corporation). Any dividends that may be paid in cash or otherwise on the Restricted Stock will be delivered to and held by the Corporation on the book-entry accounts or reinvested in Restricted Stock, at the discretion of the Committee, so long as the Restricted Stock remains subject to the restrictions of the vesting schedule and/or specified performance or other criteria.
(c)	Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will have the right to direct the transfer of such Restricted Stock. In addition, the book-entry accounts will reflect that the Restricted Stock has been released. Certificates will be issued for the Restricted Stock (as Common Stock) and any dividends held by the Corporation will also be delivered to the Participant. The Participant may be paid interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest is credited from time to time on the Corporation’s corporate cash balances, as determined by the Committee.

8.        Awards of Stock Units

The terms and conditions with respect to each Award of Stock Units under the Plan will be consistent with the following:

(a)	Terms. The Award entitles the Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Common Stock at the end of a specified period. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award. Stock Units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Corporation during a period set forth in the Award, may be designated as “Restricted Stock Units”.
(b)	Payment. Stock Units will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award in shares of Common Stock, valued at Fair Market Value on the date of settlement, or cash. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

9.        Awards of Phantom Stock

The terms and conditions with respect to each Award of Phantom Stock under the Plan will be consistent with the following:

(a)	Terms. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.
(b)	Payment. Phantom Stock will be credited to an account to be maintained on behalf of the Participant. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash equal to the Fair Market Value of such Phantom Stock at such time. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

10.      Awards of Incentive Bonuses

The terms and conditions with respect to each Award of an Incentive Bonus under the Plan will be consistent with the following:

(a)	Terms. Incentive Bonuses will be credited to an account to be maintained on behalf of the Participant. The Award may specify a vesting schedule and performance or other criteria for each Award. No payment will be made under the Award to the extent the vesting schedule and/or specified performance or other criteria have not been satisfied, except as otherwise provided in the Plan or the Award.
(b)	Payment. When the vesting schedule and/or specified performance or other criteria have been satisfied, the Participant will be paid in accordance with the terms of the Award an amount in cash or in shares of Common Stock (or Restricted Stock) valued at Fair Market Value. The earned portion of an Award may be paid currently or on a deferred basis and may be credited with interest or an earnings equivalent as specified in the Award or as determined by the Committee.

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11.      Performance Awards

The terms and conditions with respect to each Performance Award will be consistent with the following:

	(a)	Description of Performance Award. The Committee or the Grant Committee (and in the case of Awards to directors or officers subject to Section 16 of the Exchange Act, only the Grant Committee) may, from time to time, make Awards under this Section 11 of the Plan of Restricted Stock, Stock Units, Other Stock-Based Awards, Phantom Stock, and Incentive Bonus Awards (“Performance Awards”) to Participants in such form and having such terms, conditions and limitations as the Committee or the Grant Committee, as the case may be, may determine. Performance Awards may be granted singly, in combination or in tandem.
	(b)	Performance Goals. Pursuant to this Section 11 of the Plan, for each Award of Restricted Stock, Stock Units, Phantom Stock and Incentive Bonus Awards, the Committee or the Grant Committee, as the case may be, will establish, in writing, a performance period, applicable performance goals and the performance objectives to be used in determining whether and to what extent Performance Awards will be deemed to be earned. The performance goals will be based on one or more objective or subjective performance criteria selected by the Committee or the Grant Committee, as the case may be, to measure the performance of the Corporation as a whole, and/or or any Subsidiary, business unit or individual objectives. Such performance goals and performance objectives also may be based solely on the Corporation’s performance or based on the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.
(c)		Payment. Performance Awards will be paid according to payment rules provided under each type of Award. Unless otherwise provided in the applicable Award, a Participant must be employed by the Corporation on the last day of a performance period to be eligible for payment in respect of a Performance Award for such performance period.

12.      Dividend Equivalents

Any Awards (other than Awards of Options, SARs and Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares of Common Stock been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary. Notwithstanding any other provision of the Plan to the contrary, dividend equivalents shall not be paid with respect to any forfeitable Awards but may be accumulated and only be paid upon payment of the vested and earned Awards.

13.      Other Stock-Based Awards

The Committee may grant other Awards under the Plan pursuant to which shares of Common Stock are or may be acquired in the future. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan.

14.      Effect of Separation from Service

(a)	Separation from Service Upon Death or Retirement and Exercise of Award. If a Participant incurs a Separation from Service by reason of death or because of Retirement and the Participant (or a permitted transferee) holds an outstanding Award, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised from and after the date of the death or date of Retirement of the Participant for a period of one year (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the death or Retirement, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.
(b)	Separation from Service For Any Other Reason and Exercise of Award. If a Participant incurs a Separation from Service before the end of a vesting schedule for any reason other than death or Retirement, such Participant will immediately forfeit any portion of the Award which has not yet vested, unless otherwise provided in the terms of the Award. The portion of the Award that has not yet been exercised, if applicable, may be exercised only within three months after the Separation from Service (or until the expiration date specified in the Award if earlier) and only to the extent the Participant (or a permitted transferee) was entitled to exercise the Award at the time of the Separation from Service, unless otherwise provided in the terms of the Award, provided that an Incentive Stock Option must be exercised no later than the expiration date set forth in the Award or, if earlier, three months after Separation from Service.

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(c)	Six-Month Wait for Specified Employees. To the extent that any Award is subject to the rules of Code Section 409A and is to be paid out as a result of a Separation from Service, and to the extent that the Participant is deemed to be a “specified employee” (as that term is defined in Code Section 409A and pursuant to procedures established by the Corporation) on the Separation from Service date, then, notwithstanding any other provision in this Plan or any Award to the contrary, such payment will not be made to the Participant during the six-month period immediately following his or her Separation from Service date. Instead, on the first day of the seventh month following such Separation from Service date, all amounts that otherwise would have been paid to the Participant during that six-month period, but were not due to this Section 14(c), will be paid to the Participant at such time in a single lump sum (without any interest with respect to that six-month period). This six-month delay will cease to be applicable if the Participant separates from service due to death or if he or she dies before the six-month period has elapsed.

15.      Shares Issuable and Reserved

(A)	SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 18, AS OF THE EFFECTIVE DATE, A TOTAL OF ~~6,700,000~~8,100,000 SHARES OF COMMON STOCK SHALL BE AUTHORIZED FOR AWARDS GRANTED UNDER THE PLAN (WHICH, FOR THE AVOIDANCE OF DOUBT, INCLUDES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE GRANTED (WHETHER OR NOT SUBJECT TO OUTSTANDING, OR ISSUED IN SETTLEMENT OF, AWARDS) UNDER THE PLAN PRIOR TO THE EFFECTIVE DATE OF THE AMENDMENT AND RESTATEMENT OF THE PLAN),* ALL OF WHICH MAY BE GRANTED AS INCENTIVE STOCK OPTIONS, LESS ONE (1) SHARE FOR EVERY ONE (1) SHARE THAT WAS SUBJECT TO AN OPTION OR STOCK APPRECIATION RIGHT GRANTED AFTER MARCH 1, ~~2022~~2024 UNDER THE PLAN AND 2.15 SHARES OF COMMON STOCK FOR EVERY ONE (1) SHARE THAT WAS SUBJECT TO AN AWARD OTHER THAN AN OPTION OR STOCK APPRECIATION RIGHT GRANTED AFTER MARCH 1, ~~2022~~2024 UNDER THE PLAN. ANY SHARES OF COMMON STOCK THAT ARE SUBJECT TO OPTIONS OR STOCK APPRECIATION RIGHTS SHALL BE COUNTED AGAINST THIS LIMIT AS ONE (1) SHARE OF COMMON STOCK FOR EVERY ONE (1) SHARE GRANTED, AND ANY SHARES OF COMMON STOCK THAT ARE SUBJECT TO AWARDS OTHER THAN OPTIONS OR STOCK APPRECIATION RIGHTS SHALL BE COUNTED AGAINST THIS LIMIT AS 2.15 SHARES OF COMMON STOCK FOR EVERY ONE (1) SHARE GRANTED. NO FURTHER AWARDS MAY BE GRANTED UNDER ANY PRIOR PLAN.
(B)	IF (I) ANY SHARES OF COMMON STOCK SUBJECT TO AN AWARD ARE FORFEITED, AN AWARD EXPIRES OR AN AWARD IS SETTLED FOR CASH (IN WHOLE OR IN PART), OR (II) AFTER MARCH 1, ~~2022~~2024 ANY SHARES OF COMMON STOCK SUBJECT TO AN AWARD UNDER ANY PRIOR PLAN ARE FORFEITED, AN AWARD UNDER ANY PRIOR PLAN EXPIRES OR IS SETTLED FOR CASH (IN WHOLE OR IN PART), THEN IN EACH SUCH CASE THE SHARES OF COMMON STOCK SUBJECT TO SUCH AWARD OR AWARD UNDER ANY PRIOR PLAN SHALL, TO THE EXTENT OF SUCH FORFEITURE, EXPIRATION OR CASH SETTLEMENT, BE ADDED TO THE SHARES OF COMMON STOCK AVAILABLE FOR AWARDS UNDER THE PLAN, IN ACCORDANCE WITH SECTION 15(D) BELOW. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE FOLLOWING SHARES OF COMMON STOCK SHALL NOT BE ADDED TO THE SHARES OF COMMON STOCK AUTHORIZED FOR GRANT UNDER PARAGRAPH (A) OF THIS SECTION: (I) SHARES OF COMMON STOCK TENDERED BY THE PARTICIPANT OR WITHHELD BY THE CORPORATION IN PAYMENT OF THE PURCHASE PRICE OF AN OPTION OR, AFTER MARCH 1, ~~2022~~2024, AN OPTION UNDER ANY PRIOR PLAN, (II) SHARES OF COMMON STOCK TENDERED BY THE PARTICIPANT OR WITHHELD BY THE CORPORATION TO SATISFY ANY TAX WITHHOLDING OBLIGATION WITH RESPECT TO AWARDS OR, AFTER MARCH 1, ~~2022~~2024, AWARDS UNDER ANY PRIOR PLAN, (III) SHARES OF COMMON STOCK SUBJECT TO A STOCK APPRECIATION RIGHT OR, AFTER MARCH 1, ~~2022~~2024, A STOCK APPRECIATION RIGHT UNDER ANY PRIOR PLAN THAT ARE NOT ISSUED IN CONNECTION WITH ITS STOCK SETTLEMENT ON EXERCISE THEREOF, AND (IV) SHARES OF COMMON STOCK REACQUIRED BY THE CORPORATION ON THE OPEN MARKET OR OTHERWISE USING CASH PROCEEDS FROM THE EXERCISE OF OPTIONS OR, AFTER MARCH 1, ~~2022~~2024, OPTIONS UNDER ANY PRIOR PLAN.
(C)	SUBSTITUTE AWARDS SHALL NOT REDUCE THE SHARES OF COMMON STOCK AUTHORIZED FOR GRANT UNDER THE PLAN, NOR SHALL SHARES OF COMMON STOCK SUBJECT TO A SUBSTITUTE AWARD BE ADDED TO THE SHARES OF COMMON STOCK AVAILABLE FOR AWARDS UNDER THE PLAN AS PROVIDED IN SECTION 15(B) ABOVE. ADDITIONALLY, IN THE EVENT THAT A COMPANY ACQUIRED BY THE CORPORATION OR WITH WHICH THE CORPORATION COMBINES HAS SHARES AVAILABLE UNDER A PRE-EXISTING PLAN APPROVED BY STOCKHOLDERS AND NOT ADOPTED IN CONTEMPLATION OF SUCH ACQUISITION OR COMBINATION, THE SHARES AVAILABLE FOR GRANT PURSUANT TO THE TERMS OF SUCH PRE-EXISTING PLAN (AS ADJUSTED, TO THE EXTENT APPROPRIATE, USING THE EXCHANGE RATIO OR OTHER ADJUSTMENT OR VALUATION RATIO OR FORMULA USED IN SUCH ACQUISITION OR COMBINATION TO DETERMINE THE CONSIDERATION PAYABLE TO THE HOLDERS OF COMMON STOCK OF THE ENTITIES PARTY TO SUCH ACQUISITION OR COMBINATION) MAY BE USED FOR AWARDS UNDER THE PLAN AND SHALL NOT REDUCE THE SHARES OF COMMON STOCK

*	For reference, the share reserve consists of (x) ~~5,000,000~~an aggregate of 6,700,000 shares previously approved by stockholders at the Company’s 2018 and 2022 Annual ~~Meeting~~Meetings, of which ~~1,802,747~~2,716,359 shares remained available for grant after March 1, ~~2022~~2024 and (y) a request for ~~1,700,000~~1,400,000 additional shares which is subject to stockholder approval at the Company’s ~~2022~~2024 Annual Meeting.

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AUTHORIZED FOR GRANT UNDER THE PLAN (AND SHARES OF COMMON STOCK SUBJECT TO SUCH AWARDS SHALL NOT BE ADDED TO THE SHARES OF COMMON STOCK AVAILABLE FOR AWARDS UNDER THE PLAN AS PROVIDED IN SECTION 15(B) ABOVE); PROVIDED THAT AWARDS USING SUCH AVAILABLE SHARES SHALL NOT BE MADE AFTER THE DATE AWARDS OR GRANTS COULD HAVE BEEN MADE UNDER THE TERMS OF THE PRE-EXISTING PLAN, ABSENT THE ACQUISITION OR COMBINATION, AND SHALL ONLY BE MADE TO INDIVIDUALS WHO WERE NOT ELIGIBLE INDIVIDUALS PRIOR TO SUCH ACQUISITION OR COMBINATION.
(D)	ANY SHARES OF COMMON STOCK THAT AGAIN BECOME AVAILABLE FOR AWARDS UNDER THE PLAN PURSUANT TO THIS SECTION AFTER MARCH 1, ~~2022~~2024 SHALL BE ADDED AS (I) ONE (1) SHARE FOR EVERY ONE (1) SHARE SUBJECT TO OPTIONS OR STOCK APPRECIATION RIGHTS GRANTED UNDER THE PLAN OR OPTIONS OR STOCK APPRECIATION RIGHTS GRANTED UNDER ANY PRIOR PLAN, AND (II) AS 2.15 SHARES OF COMMON STOCK FOR EVERY ONE (1) SHARE SUBJECT TO AWARDS OTHER THAN OPTIONS OR STOCK APPRECIATION RIGHTS GRANTED UNDER THE PLAN OR AWARDS OTHER THAN OPTIONS OR STOCK APPRECIATION RIGHTS GRANTED UNDER ANY PRIOR PLAN.
(E)	THE MAXIMUM NUMBER OF SHARES SUBJECT TO AWARDS GRANTED DURING A SINGLE FISCAL YEAR TO ANY NON-EMPLOYEE DIRECTOR, TAKEN TOGETHER WITH ANY CASH FEES PAID DURING THE FISCAL YEAR TO THE NON-EMPLOYEE DIRECTOR IN RESPECT OF THE DIRECTOR’S SERVICE AS A MEMBER OF THE BOARD DURING SUCH YEAR (INCLUDING SERVICE AS A MEMBER OR CHAIR OF ANY COMMITTEES OF THE BOARD), SHALL NOT EXCEED $500,000 IN TOTAL VALUE (CALCULATING THE VALUE OF ANY SUCH AWARDS BASED ON THE GRANT DATE FAIR VALUE OF SUCH AWARDS FOR FINANCIAL REPORTING PURPOSES). THE INDEPENDENT MEMBERS OF BOARD MAY MAKE EXCEPTIONS TO THIS LIMIT FOR A NON-EXECUTIVE CHAIR OF THE BOARD, PROVIDED THAT THE NON-EMPLOYEE DIRECTOR RECEIVING SUCH ADDITIONAL COMPENSATION DOES NOT PARTICIPATE IN THE DECISION TO AWARD SUCH COMPENSATION.

16.      Limitations and Conditions

(A)	MAXIMUM PERIOD. NO AWARDS WILL BE MADE UNDER THE PLAN AFTER ~~JANUARY 31, 2028~~THE FIFTH ANNIVERSARY OF THE EFFECTIVE DATE, BUT THE TERMS OF AWARDS GRANTED ON OR BEFORE THE EXPIRATION DATE MAY EXTEND BEYOND SUCH EXPIRATION DATE. AT THE TIME AN AWARD IS GRANTED OR AMENDED OR THE TERMS OR CONDITIONS OF AN AWARD ARE CHANGED, THE COMMITTEE MAY PROVIDE FOR LIMITATIONS OR CONDITIONS ON SUCH AWARD.
(B)	TRANSFERABILITY. NO AWARD OR PORTION OF THE AWARD WILL BE TRANSFERABLE BY A PARTICIPANT OTHERWISE THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION, EXCEPT THAT A NONQUALIFIED STOCK OPTION AND TANDEM SAR MAY BE TRANSFERRED PURSUANT TO A DOMESTIC RELATIONS ORDER OR BY GIFT TO A FAMILY MEMBER OF THE HOLDER TO THE EXTENT PERMITTED IN THE APPLICABLE AWARD. A TANDEM SAR MAY NEVER BE TRANSFERRED EXCEPT TO THE TRANSFEREE OF THE RELATED OPTION. DURING THE LIFETIME OF THE PARTICIPANT, AN AWARD WILL BE EXERCISABLE ONLY BY THE PARTICIPANT UNLESS A NONQUALIFIED STOCK OPTION HAS BEEN TRANSFERRED TO A FAMILY MEMBER OF THE HOLDER, IN WHICH CASE IT WILL BE EXERCISABLE ONLY BY SUCH TRANSFEREE. FOR THE PURPOSE OF THIS PROVISION, A “FAMILY MEMBER” HAS THE MEANING SET FORTH IN THE GENERAL INSTRUCTIONS TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933.
(C)	NO RIGHTS AS SHAREHOLDER. NO PERSON WHO RECEIVES AN AWARD UNDER THE PLAN WHICH INCLUDES SHARES OF COMMON STOCK OR THE RIGHT TO ACQUIRE SHARES OF COMMON STOCK (WHICH MAY INCLUDE SHARES OF RESTRICTED STOCK PURSUANT TO SECTION 7 OF THE PLAN) WILL HAVE ANY RIGHTS OF A STOCKHOLDER: (I) AS TO SHARES OF COMMON STOCK UNDER OPTION UNTIL, AFTER PROPER EXERCISE OF THE OPTION, SUCH SHARES OF COMMON STOCK HAVE BEEN RECORDED ON THE CORPORATION’S OFFICIAL STOCKHOLDER RECORDS AS HAVING BEEN ISSUED OR TRANSFERRED; (II) AS TO SHARES OF COMMON STOCK TO BE DELIVERED FOLLOWING EXERCISE OF A SAR UNTIL, AFTER PROPER EXERCISE OF THE SAR AND DETERMINATION BY THE COMMITTEE TO MAKE PAYMENT FOR THE SAR IN SHARES OF COMMON STOCK, SUCH SHARES OF COMMON STOCK WILL HAVE BEEN RECORDED ON THE CORPORATION’S OFFICIAL STOCKHOLDER RECORDS AS HAVING BEEN ISSUED OR TRANSFERRED; OR (III) AS TO SHARES OF COMMON STOCK INCLUDED IN AWARDS OF RESTRICTED STOCK, STOCK UNITS, OTHER STOCK-BASED AWARDS OR INCENTIVE BONUSES, UNTIL SUCH SHARES OF COMMON STOCK WILL HAVE BEEN RECORDED ON THE CORPORATION’S OFFICIAL STOCKHOLDER RECORDS AS HAVING BEEN ISSUED OR TRANSFERRED, EXCEPT FOR ANY DIVIDEND EQUIVALENT RIGHTS PROVIDED IN SECTION 12 OF THE PLAN.
(f)	The Corporation’s Obligations. The Corporation will not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of Common Stock at the time are listed or until there has been compliance with such laws or regulations as the Corporation may deem applicable. The Corporation will use its best efforts to effect such listing and compliance. No fractional shares of Common Stock will be delivered.

[1]	Note to Company: Compensation consultant to advise on reference date to be used.

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(g)	No Rights to Continue Status. Nothing contained in the Plan will affect the right of the Corporation to cause the Participant to incur a Separation from Service at any time or for any reason.
(h)	ERISA. Notwithstanding any language in the Plan to the contrary, no deferral will be permitted under the Plan if it will result in the Plan becoming an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is not intended to constitute an employee benefit plan subject to ERISA.
(i)	Clawback. An Award agreement may provide that the Committee may cancel such Award if the participant has engaged in or engages in activity that is in conflict with or adverse to the interest of the Corporation while employed by or providing services to the Corporation or any subsidiary, including fraud or conduct contributing to any financial restatements or irregularities. The Committee may also provide in an Award agreement that in such event, the participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Corporation. The Committee may also provide in an Award agreement that if the participant receives any amount in excess of what the participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the participant shall be required to promptly repay any such excess amount to the Corporation. Furthermore, to the extent required by applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of NYSE or any other securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Corporation, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements.
(j)	Compliance with Laws. Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Common Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provision of any law or regulation of any governmental authority (including the Securities Act of 1933, as amended) or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any such law or regulation, including but not limited to Code Section 409A.
(k)	Unfunded Status of the Plan. The Plan is intended to constitute an unfunded and unsecured plan for incentive compensation. With respect to any payments not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the shares of Common Stock or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
(l)	Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Corporation or any Subsidiary, division or business unit of the Corporation or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Corporation or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).
(m)	Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required pursuant to law or the applicable requirements of any stock exchange; and such arrangements may be either generally applicable or applicable only in specific cases.
(n)	Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the shares of Common Stock are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

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(o)	Forfeiture Events. Any Award held by a Participant whose Separation from Service is due to a discharge for Cause shall be forfeited. The Committee may specify in an Award that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, forfeiture or recoupment upon the occurrence of certain other events (in addition to applicable vesting conditions of an Award). Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award or otherwise applicable to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation.
(p)	Acceleration of Exercisability and Vesting. The Committee, or the Grant Committee, as applicable, shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest. For the sake of clarity, the Committee, or the Grant Committee, may provide in the applicable Award Agreement that part and/or all of the Award shall be accelerated upon the occurrence of certain pre-determined events and/or conditions, such as a Change in Control.
(q)	Governing Law. The law of the State of New York shall govern all questions concerning the construction, validity and interpretation of the Plan.

17.      Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment, transfer as a director or transfer as an independent contractor without an intervening period from the Corporation to a Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest or vice versa, or from one Subsidiary or another entity in which the Corporation owns, directly or indirectly, an equity interest to another, or vice versa, will not be deemed a Separation from Service and such Participant will be deemed to remain in the employ of the Corporation, to remain a director of the Corporation or to remain an independent contractor of the Corporation, and (b) a Participant who is granted in writing a leave of absence will be deemed to have remained in the employ of the Corporation, remained as a director of the Corporation, or remained as an independent contractor to the Corporation. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A and such award is payable upon a Separation from Service, then, except as otherwise provided by the Committee in the applicable Award, a Separation from Service will be deemed to have occurred with respect to a Participant when such Participant incurs a “separation from service” as that term is defined in Code Section 409A. For this purpose, the Corporation is making an election under Treasury Regulation § 1.409A-1(h)(3) such that a “separation from service” will not be deemed to occur to the extent that the Corporation owns, directly or indirectly, an equity interest (or vice versa) of at least 20% in such Subsidiary or other entity to which the Participant is transferred (as determined pursuant to Code Sections 414(b), 414(c), and 1563(a), and Treasury Regulation § 1.414(c)-2)).

18.      Corporate Changes, Divestitures and Plan Termination

(a)	Corporate Changes. If there is a merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall make such equitable adjustments and take such actions as applicable under the circumstances. Such equitable adjustments as they relate to outstanding Awards shall be required to ensure that the intrinsic value of each outstanding Award immediately after any of the adjustments in, or affecting the shares of Common Stock, is equal to the intrinsic value of each outstanding Award immediately prior to any of the adjustments. Such adjustments and actions shall include, as applicable, changes in: (i) the aggregate number of shares of Common Stock subject to the Plan and the number of shares of Common Stock that may be made subject to Awards to any individual Participant as well as the aggregate number of shares of Common Stock that may be made subject to any type of Award; (ii) the number and kind of shares of Common Stock that are subject to any Option (including any Option outstanding after Separation from Service) and the Option price per share without any change in the aggregate Option price to be paid for the Option upon exercise of the Option; (iii) the number and kind of SARs granted or that may be granted under the Plan; (iv) the number and kind of shares of outstanding Restricted Stock; (v) the number and kind of shares of Common Stock covered by Stock Units, Performance Awards, Other Stock-Based Awards or Phantom Stock; and (vi) the number of outstanding dividend equivalents, as the Committee will deem appropriate in the circumstances. The determination by the Committee as to the terms of any such adjustments will be final, conclusive and binding.
(b)	Divestitures. In the case of a Participant whose principal employer is a Subsidiary, he or she serves as a director on a Subsidiary’s board of directors or he or she provides services to a Subsidiary as an independent contractor, then such Participant will be deemed to have incurred a Separation from Service for purposes of Awards as of the date on which such Subsidiary ceases to be a Subsidiary (the “Divestiture Date”) and, except to the extent otherwise determined by the Committee and set forth in the applicable Award, with respect to Awards held by such Participant, the vesting schedule will be deemed satisfied as of the Divestiture Date, but only as to that portion of such Award as is equivalent to the portion of the vesting schedule applicable to the Award that has been satisfied

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as of the Divestiture Date without regard to this Section 18(b); as of the Divestiture Date, the portion of the Award as to which the vesting schedule is deemed satisfied pursuant to this Section 18(b) will become nonforfeitable and the other portion of the Award as to which the vesting schedule has not been satisfied will be forfeited. Payments under Awards, if any, will be determined in accordance with the provisions of Section 14 of the Plan. Notwithstanding the foregoing, to the extent that an Award is subject to the rules of Code Section 409A, then, except as otherwise provided by the Committee in the applicable Award, the Award shall not become payable on the Divestiture Date unless the divestiture of the applicable Subsidiary separately satisfies the definition of a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)(i), and as set forth in Treasury Regulation § 1.409A-3(i)(5)(v)-(vii), applying the default rules and percentages set forth in such regulation) with respect to that Subsidiary.

19.      Amendment and Termination

(a)	Amendment. The Board of Directors has the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Common Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 5 of the Plan to the extent provided in Code Section 422, or any successor Code provision. The Board of Directors will not, however, except as otherwise provided in the Plan, without approval of the stockholders of the Corporation, change the class of Eligible Individuals, nor increase the maximum number of shares of Common Stock authorized for the Plan, nor reduce the basis upon which the minimum Option price is determined, nor extend the period within which Awards under the Plan may be granted, nor provide for an Option or SAR that is exercisable more than ten years from the date it is granted except if the Participant dies, nor amend Section 5(g). The Board of Directors will have no power to change the terms of any Award previously granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award or except to the extent that the Board of Directors determines that such amendment is desirable or appropriate to comply with the requirements of Code Section 409A.
(b)	Termination. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination will affect Awards then outstanding.
(c)	Successor Corporations. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation.

20.      Foreign Participants

In order to facilitate the making of any Award under the Plan, the Committee may provide for such special terms for Awards to Eligible Individuals who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside the United States of America, including without limitation The State of Israel, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

21.      Withholding Taxes

THE CORPORATION SHALL HAVE THE RIGHT TO MAKE ALL PAYMENTS OR DISTRIBUTIONS PURSUANT TO THE PLAN TO A PARTICIPANT (OR A PERMITTED ASSIGNEE THEREOF) NET OF ANY APPLICABLE FEDERAL, STATE AND LOCAL TAXES REQUIRED TO BE PAID OR WITHHELD AS A RESULT OF (A) THE GRANT OF ANY AWARD, (B) THE EXERCISE OF AN OPTION OR STOCK APPRECIATION RIGHT, (C) THE DELIVERY OF SHARES OF COMMON STOCK OR CASH, (D) THE LAPSE OF ANY RESTRICTIONS IN CONNECTION WITH ANY AWARD OR (E) ANY OTHER EVENT OCCURRING PURSUANT TO THE PLAN. THE CORPORATION OR ANY SUBSIDIARY SHALL HAVE THE RIGHT TO WITHHOLD FROM WAGES OR OTHER AMOUNTS OTHERWISE PAYABLE TO A PARTICIPANT (OR PERMITTED ASSIGNEE) SUCH WITHHOLDING TAXES AS MAY BE REQUIRED BY LAW, OR TO OTHERWISE REQUIRE THE PARTICIPANT (OR PERMITTED ASSIGNEE) TO PAY SUCH WITHHOLDING TAXES. IF THE PARTICIPANT (OR PERMITTED ASSIGNEE) SHALL FAIL TO MAKE SUCH TAX PAYMENTS AS ARE REQUIRED, THE CORPORATION OR ITS SUBSIDIARIES SHALL, TO THE EXTENT PERMITTED BY LAW, HAVE THE RIGHT TO DEDUCT ANY SUCH TAXES FROM ANY PAYMENT OF ANY KIND OTHERWISE DUE TO SUCH PARTICIPANT (OR PERMITTED ASSIGNEE) OR TO TAKE SUCH OTHER ACTION AS MAY BE NECESSARY TO SATISFY SUCH WITHHOLDING OBLIGATIONS. THE COMMITTEE SHALL BE AUTHORIZED TO ESTABLISH PROCEDURES FOR ELECTION BY PARTICIPANTS (OR PERMITTED ASSIGNEE) TO SATISFY SUCH OBLIGATION FOR THE PAYMENT OF SUCH TAXES BY TENDERING PREVIOUSLY ACQUIRED SHARES OF COMMON STOCK (EITHER ACTUALLY OR BY ATTESTATION, VALUED AT THEIR THEN FAIR MARKET VALUE), OR BY DIRECTING THE CORPORATION TO RETAIN SHARES OF COMMON STOCK (UP TO THE MINIMUM REQUIRED TAX WITHHOLDING RATE FOR THE PARTICIPANT (OR PERMITTED ASSIGNEE) OR SUCH OTHER RATE AS PERMITTED BY THE COMMITTEE THAT WILL NOT CAUSE AN ADVERSE ACCOUNTING OR TAX CONSEQUENCE OR COST) OTHERWISE DELIVERABLE IN CONNECTION WITH THE AWARD.

ORMAT TECHNOLOGIES, INC.  |  2024 PROXY STATEMENT     101

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22.      Indemnity

NO MEMBER OF THE BOARD OF DIRECTORS OF THE CORPORATION OR THE COMMITTEE OR ANY EMPLOYEE OF THE FIRM (EACH SUCH PERSON, A “COVERED PERSON”) SHALL HAVE ANY LIABILITY TO ANY PERSON (INCLUDING ANY PARTICIPANT) FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN OR ANY DETERMINATION MADE IN GOOD FAITH WITH RESPECT TO THE PLAN OR ANY AWARD. TO THE EXTENT ALLOWABLE PURSUANT TO APPLICABLE LAW, EACH MEMBER OF THE COMMITTEE OR OF THE BOARD AND ANY PERSON TO WHOM THE COMMITTEE HAS DELEGATED ANY OF ITS AUTHORITY UNDER THE PLAN SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE CORPORATION FROM ANY LOSS, COST, LIABILITY, OR EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY SUCH PERSON IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE OR SHE MAY BE A PARTY OR IN WHICH HE OR SHE MAY BE INVOLVED BY REASON OF ANY ACTION OR FAILURE TO ACT PURSUANT TO THE PLAN AND AGAINST AND FROM ANY AND ALL AMOUNTS PAID BY HIM OR HER IN SATISFACTION OF JUDGMENT IN SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM OR HER; PROVIDED HE OR SHE GIVES THE CORPORATION AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE OR SHE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OR HER OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED PURSUANT TO THE CORPORATION’S CERTIFICATE OF INCORPORATION OR BY-LAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE CORPORATION MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.

23.      Effective Date

The Plan as amended and restated was adopted by the Board as of ~~April 7, 2022~~ March 12, 2024 and shall become effective upon approval of the stockholders of the Corporation of this Plan at a duly called meeting for that purpose (the “Effective Date”).

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HELPFUL RESOURCES

CONTACT INFORMATION

Questions for the Board, any of the directors or committees of the Board should be directed to:

Ormat Technologies, Inc.,

c/o Jessica Woelfel

General Counsel, Chief Compliance Officer, and Corporate Secretary

6140 Plumas Street

Reno, NV 89423-6075

Concerns may be raised on a confidential or anonymous basis by telephone or online. To raise a concern online or for dialing instructions, please go to www.ethicspoint.com.

ANNUAL MEETING INFORMATION

The Proxy Statement – https://www.astproxyportal.com/ast/13766

Online voting (US) – www.voteproxy.com

Online voting (Israel) – https://votes.isa.gov.il

Annual Meeting Webcast – https://web.lumiagm.com/251938693, password ormat2024

ORMAT INFORMATION

Company Website – www.ormat.com

Board of Directors -https://www.ormat.com/en/company/welcome/leadership/

Executive Management - https://www.ormat.com/en/company/ welcome/leadership/

Corporate Governance Documents - https://www.ormat.com/ en/company/welcome/governance/

Sustainability Information - https://www.ormat.com/en/ company/engagement/view/?ContentID=140

INVESTOR TOOLS

https://investor.ormat.com/corporate-profile/default.aspx

Web links throughout this document are provided for convenience only, and the contents on the referenced website are not part of or otherwise incorporated by reference into this Proxy Statement.

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PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

May 8, 2024 3:00 PM EDT

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-201-299-4446** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting via a live audio webcast by visiting https://web.lumiagm.com/251938693 (Password: ormat2024).

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The proxy statement and annual report to security holders are available at
https://www.astproxyportal.com/ast/13766

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

050824

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH DIRECTOR NOMINEE, AND "FOR" PROPOSALS 2, 3, 4 AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given below. If this proxy is returned executed but without instructions, it will be voted "FOR" the election of each director nominee listed in proposal 1, and "FOR" proposals 2, 3, 4 and 5.

Note: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
1. To elect the nine director nominees listed below to the Board of Directors to hold office until the 2025 Annual Meeting of Stockholders.			
(A) Isaac Angel	☐	☐	☐
(B) Ravit Barniv	☐	☐	☐
(C Karin Corfee	☐	☐	☐
(D) David Granot	☐	☐	☐
(E) Michal Marom	☐	☐	☐
(F) Mike Nikkel	☐	☐	☐
(G) Dafna Sharir	☐	☐	☐
(H) Stanley B. Stern	☐	☐	☐
(I) Byron G. Wong	☐	☐	☐
2. To approve, in a non-binding, advisory vote, the compensation of our named executive officers.	☐	☐	☐
3. To ratify the appointment of Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, as our independent registered public accounting firm for 2024.	☐	☐	☐
4. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to limit the liability of certain officers.	☐	☐	☐
5. To approve an amendment and restatement of the Company's 2018 Incentive Compensation Plan to increase the total number of shares reserved thereunder.	☐	☐	☐

Signature of Stockholder ______ Date: ______ Signature of (Joint Owners) ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ORMAT TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoint(s) Doron Blachar, Chief Executive Officer, Assaf Ginzburg, Chief Financial Officer and Jessica Woelfel, Corporate Secretary, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on March 14, 2024 at the Annual Meeting of Stockholders to be conducted via live audio webcast, at https://web.lumiagm.com/251938693 (Password: ormat2024), on May 8, 2024 at 3:00 PM EDT, and at any adjournments or postponements thereof, upon the matters set forth in the accompanying proxy materials.

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Notice of Internet Availability and proxy materials, and revoke(s) any proxy or proxies heretofore given to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

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